    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 1998.



                                                      REGISTRATION NO. 333-58411

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            AMERICAN ECO CORPORATION
            (AND ITS SUBSIDIARIES IDENTIFIED ON THE FOLLOWING PAGE)
             (Exact name of registrant as specified in its charter)

                 ONTARIO, CANADA                                        52-1742490
         (State or other jurisdiction of                   (I.R.S. Employer Identification No.)
         incorporation or organization)

                             154 UNIVERSITY AVENUE
                            TORONTO, ONTARIO M5H 3Y9
                                 (416) 340-2727
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              MICHAEL E. MCGINNIS

                                  CHAIRMAN AND

                            CHIEF EXECUTIVE OFFICER
                            AMERICAN ECO CORPORATION
                                11011 JONES ROAD
                              HOUSTON, TEXAS 77070
                                 (281) 774-7000
(Names and addresses, including zip codes, and telephone numbers, including area codes, of agent for service)

                            ------------------------

  It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                              BRUCE A. RICH, ESQ.
                            THELEN REID & PRIEST LLP
                              40 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 603-2000

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                                                    ADDRESS, INCLUDING
                                                                                                      ZIP CODE, AND
                                                                                                    TELEPHONE NUMBER,
                                      STATE OR OTHER          PRIMARY                              INCLUDING AREA CODE,
                                     JURISDICTION OF    STANDARD INDUSTRIAL                                 OF
                                     INCORPORATION OR      CLASSIFICATION        IRS EMPLOYER     REGISTRANT'S PRINCIPAL
              NAME                     ORGANIZATION           CODE NO.        IDENTIFICATION NO.    EXECUTIVE OFFICES
------------------------------------------------------------------------------------------------------------------------
The Turner Group, Inc............  Delaware                     1629              74-2765317                *
------------------------------------------------------------------------------------------------------------------------
C.A. Turner Construction
  Company........................  Delaware                     1629              76-0416235                *
------------------------------------------------------------------------------------------------------------------------
Action Contract Services, Inc....  Delaware                     1629              76-0416234                *
------------------------------------------------------------------------------------------------------------------------
C.A. Turner Maintenance, Inc.....  Delaware                     1629              76-0490435                *
------------------------------------------------------------------------------------------------------------------------
H.E. Co. Services, Inc...........  Texas                        1731              76-0421112                *
------------------------------------------------------------------------------------------------------------------------
Cambridge Construction Service
  Corp...........................  Nevada                     1521-00             75-2499087                *
------------------------------------------------------------------------------------------------------------------------
Lake Charles Construction
  Corporation....................  Louisiana                    1629              72-1189004                *
------------------------------------------------------------------------------------------------------------------------
United Eco Systems, Inc..........  Delaware                     8744              56-2013594                *
------------------------------------------------------------------------------------------------------------------------
Eco Systems, Inc.................  Delaware                     8744              52-1974336                *
------------------------------------------------------------------------------------------------------------------------
MM Industra Limited..............  Nova Scotia, Canada          3400              896825494                 *
------------------------------------------------------------------------------------------------------------------------
Separation and Recovery Systems,
  Inc............................  Nevada                       3569              95-2699645                *
------------------------------------------------------------------------------------------------------------------------
Industra Service Corporation.....  British Columbia,            7699              100763580                 *
                                   Canada
------------------------------------------------------------------------------------------------------------------------
Separation and Recovery Systems
  Limited........................  United Kingdom               3569              33-0197024                *
------------------------------------------------------------------------------------------------------------------------
Industra Engineers & Consultants,
  Inc............................  British Columbia,            8911              124348822                 *
                                   Canada
------------------------------------------------------------------------------------------------------------------------
Industra Thermal Service
  Corporation....................  British Columbia,            7699              100904002                 *
                                   Canada
------------------------------------------------------------------------------------------------------------------------
NUS, Inc.........................  Washington                   7699              91-1562577                *
------------------------------------------------------------------------------------------------------------------------
Industra Service Corp............  Washington                   7699              91-1562576                *
------------------------------------------------------------------------------------------------------------------------
Industra, Inc....................  Washington                   8911              91-1377547                *
------------------------------------------------------------------------------------------------------------------------
Industra Thermal Service Corp....  Washington                   7699              91-1660674                *
------------------------------------------------------------------------------------------------------------------------
Chempower, Inc...................  Ohio                       1799-08             34-1481970                *
------------------------------------------------------------------------------------------------------------------------
Global Power Company.............  Ohio                       1799-08             34-1768637                *
------------------------------------------------------------------------------------------------------------------------
Brookfield Corporation...........  Ohio                         6719              34-1796075                *
------------------------------------------------------------------------------------------------------------------------
Southwick Corporation............  Ohio                         6719              34-1796835                *
------------------------------------------------------------------------------------------------------------------------
Controlled Power Limited
  Partnership....................  Illinois                     3613              34-1644775                *
------------------------------------------------------------------------------------------------------------------------
Specialty Management Group,
  Inc............................  Texas                        1542              75-2401781                *
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

* 11011 Jones Road, Houston, Texas 77070; telephone (281) 774-7000

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.


                  SUBJECT TO COMPLETION, DATED AUGUST 10, 1998


                            AMERICAN ECO CORPORATION
          OFFER TO EXCHANGE ITS 9 5/8% SERIES B SENIOR NOTES DUE 2008,
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
   FOR ANY AND ALL OF ITS OUTSTANDING 9 5/8% SERIES A SENIOR NOTES DUE 2008.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

                     ON SEPTEMBER 18, 1998 UNLESS EXTENDED.


    American Eco Corporation, an Ontario, Canada corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), to exchange up to $120,000,000 aggregate principal amount of its 9 5/8% Series B Senior Notes due 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for up to $120,000,000 aggregate principal amount of its outstanding
9 5/8% Series A Senior Notes due 2008 (the "Original Notes" and, together with the Exchange Notes, the "Notes"). On May 21, 1998, the Company issued $120,000,000 aggregate principal amount of Original Notes. The Original Notes were issued pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. See "The Exchange Offer" and "Description of the Notes."

    The terms of the Exchange Notes are substantially identical in all respects to the terms of the Original Notes except that (i) the Exchange Notes will be freely transferable by holders thereof (other than as provided herein) and issued free of certain transfer restrictions and registration rights relating to the Original Notes, and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Original Notes under the Registration Rights Agreement (as defined herein), which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and will be issued under and be entitled to the benefits of an Indenture, dated as of May 21, 1998, governing the terms of the Original Notes and the Exchange Notes (the "Indenture"). See "Description of the Notes."

    Interest on the Exchange Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 1998. Interest on the Exchange Notes will accrue from the issuance of the Original Notes, May 21, 1998. The Exchange Notes will mature on May 15, 2008 and will be redeemable at the option of the Company, in whole or in part, at any time after May 15, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, thereon, to the redemption date. If the Company consummates one or more Qualified Equity Offerings (as defined herein) on or before May 15, 2001, the Company may at its option use all or a portion of the proceeds from such offerings to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 109.625% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, provided that at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption. The Notes will also be redeemable at the option of the Company, in whole but not in part, at par plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date in the event of certain changes in Canadian law resulting in the imposition of withholding taxes. Upon the occurrence of a Change of Control (as defined herein), the Company will be required to make an offer to purchase all or any portion of each holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. See "Description of the Notes."


    The Notes are senior unsecured obligations of the Company which rank pari passu in right of payment with all senior indebtedness of the Company. The Notes will rank pari passu in right of payment with all future senior unsecured indebtedness of the Company and senior in right of payment to any subordinated indebtedness of the Company to be incurred in the future. The Notes are unconditionally guaranteed ("Subsidiary Guarantees") on a senior unsecured basis by the Company's subsidiaries (the "Guarantors"). The Subsidiary Guarantees are general unsecured obligations of the Guarantors which rank pari passu in right of payment with all senior indebtedness of the Guarantors. The Subsidiary Guarantees will rank pari passu in right of payment with all future senior indebtedness of the Guarantors and senior in right of payment to any subordinated indebtedness of the Guarantors to be incurred in the future. At May 31, 1998, neither Company nor the Guarantors had any outstanding indebtedness ranking pari passu in right of payment with either the Notes or the Subsidiary Guarantees. The Indenture permits the Company and the Guarantors to incur additional indebtedness in the future, subject to certain limitations. See "Description of the Notes."


                                                        (continued on next page)

                            ------------------------

           SEE "RISK FACTORS" ON PAGE 9 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


August   , 1998

(continued from previous page)


    The Company will accept for exchange any and all Original Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on September 18, 1998 unless extended by the Company (the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions that may be waived by the Company and to the terms and provisions of the Registration Rights Agreement, dated as of May 21, 1998 (the "Registration Rights Agreement"), among the Company, the Guarantors and Jefferies & Company, Inc. and Nesbitt Burns Securities Inc. (the "Initial Purchasers"). See "The Exchange Offer -- Conditions to the Exchange Offer." Original Notes may be tendered only in denominations of $1,000 principal amount and integral multiples thereof.


    The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Company and the Guarantors contained in the Registration Rights Agreement. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in certain interpretive letters addressed to third parties in other transactions, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any holder that is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act (an "Affiliate") or a broker-dealer), without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. However, neither the Company nor any of the Guarantors has sought its own interpretive letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. However, any holder that is an Affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased Original Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the applicable interpretations of the staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Original Notes in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, if any broker-dealer holds Exchange Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Original Notes for Exchange Notes then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes. The Letter of Transmittal states that by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 120 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    There is no existing trading market for the Exchange Notes, and there can be no assurance regarding the future development of a market for the Exchange Notes. The Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the Exchange Notes may be discontinued at any time without notice. The Company does not intend to apply for listing or quotation of the Exchange Notes on any securities exchange or stock market.

    The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. No dealer-manager is being used in connection with the Exchange Offer.

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER AND, IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATIONS SHOULD BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE GUARANTORS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and in accordance therewith files periodic reports, proxy and other information statements with the Securities and Exchange Commission (the "Commission" or the "SEC"). All reports, proxy and information statements, and other information filed by the Company with the Commission may be inspected or copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and other information statements of the Company and other information regarding registrants that file electronically with the Commission. The Company's common shares are traded on the Nasdaq National Market and reports, proxy statements and other information concerning the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are identified by the use of forward-looking words or phrases including, but not limited to, "intended," "will be positioned," "expects," "expected," "anticipates," and "anticipated." These forward-looking statements are based on the Company's current expectations. All statements other than statements of historical facts included in this Prospectus, including those regarding the Company's financial position, business strategy, projected costs, backlog and plans and objectives of management for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors," "Management's Discussion and Analysis of Results of Operations and Financial Condition," and elsewhere in this Prospectus including, without limitation, in conjunction with the forward-looking statements included in this Prospectus. These forward-looking statements represent the Company's judgment as of the date of this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the Cautionary Statements. The Company disclaims, however, any intent or obligation to update its forward-looking statements.

                              SUMMARY INFORMATION

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this Prospectus summary is qualified in its entirety by and should he read in conjunction with, the more detailed information contained in this Prospectus, including the financial statements and the related notes thereto. Investors should carefully consider the information set forth in "Risk Factors." Unless otherwise indicated, all dollar amounts refer to United States dollars.

                                  THE COMPANY

     American Eco Corporation ("American Eco" or the "Company") is a leading provider of industrial support and specialty fabrication services to principally three industry groups: (i) energy, (ii) pulp and paper and (iii) power generation. The Company offers its customers a single-source solution for an extensive array of support services such as equipment and facility repair, maintenance, refurbishment, retrofit and expansion. Specialty fabrication services offered by the Company include the construction of decks, well jackets and modules for offshore oil and gas platforms, the fabrication of piping, pressure vessels and other equipment used in process industries, the erection of structural steel support systems and the manufacture of electrical switch gear, power distribution panels, bus ducts and control rooms. The Company also manufactures, sells, installs and operates SAREX(R) oil filtration and separation systems worldwide.

     The Company has strategically positioned itself as a single-source provider of support services, principally to process industries, which can be performed by an outside service company with greater efficiency, safety and cost-effectiveness. By outsourcing support services, these industries can focus on their core manufacturing processes, reduce operating costs, improve safety, and conserve human and capital resources.


     The trend toward greater customer emphasis on outsourcing dictates that support services companies provide an increasing breadth of services. This market trend is the primary tenet of the Company's acquisition strategy, and has precipitated consolidation in the support services and specialty fabrication markets in North America. The Company has grown significantly in the past five years through the acquisition of nine industrial support and specialty fabrication service providers in various complementary geographic regions. The Company had also acquired two environmental remediation companies, which were subsequently sold in August 1997. The Company's revenue and EBITDA grew from $7.6 million and $1.1 million, respectively, for the fiscal year ended November 30, 1993 to $236.8 million and $20.1 million, respectively, for the twelve months ended May 31, 1998.



     The Company's industrial support and specialty fabrication businesses generated approximately 72% and 28% of its revenues, respectively, for the twelve months ended May 31, 1998, on a pro forma basis after giving effect to the Company's 1997 acquisition of CCG (as defined herein) and its 1997 divestitures of Eco Environmental and Environmental Evolutions (as defined herein). Management estimates that the energy, pulp and paper and power generation industries accounted for approximately 65%, 10% and 23% of the Company's revenue, respectively, for the twelve months ended May 31, 1998 on the pro forma basis described above, with the remaining 2% associated with other industries.


     The Company believes it has achieved a competitively advantaged position in the industrial support and specialty fabrication markets it serves by consistently providing high-quality, cost-effective service on a safe and timely basis. The Company's key competitive strengths include: (i) long-standing customer relationships, (ii) an outstanding safety and environmental record,
(iii) a broad array of value-added services, (iv) the ability to provide its services throughout North America and (v) an experienced, dedicated management in the field and at the corporate level.


     A substantial portion of the Company's work is recurring in nature, either through term contracts or long-standing customer relationships. At May 31, 1998, the Company had project backlog of approximately $345.5 million, substantially all of which it expects to realize within the next twelve months.

THE OUTSOURCING TREND

     Over the last several years, a trend toward greater use of outsourcing services has emerged. This trend has created an opportunity for companies such as American Eco to satisfy increasing customer demand for outsourcing industrial support services, and has required that industrial support service providers offer a greater breadth of services. As companies increasingly realize the benefit and breadth of outsourcing services, the growth in outsourcing services should accelerate.

     Factors driving the increased outsourcing of industrial support services include: (i) greater use of outside contractors to control internal labor and insurance costs, which also eliminates the need to maintain expensive and under-utilized equipment, (ii) the growing cost of training and maintaining a skilled work force to perform support service functions, (iii) compliance with ever stricter environmental and safety regulations which creates the need for more frequent facility upgrades or modifications, and (iv) a preference by customers to simplify vendor management through the use of large, single-source, support service providers with broad geographic coverage, an established safety record, a history of environmental compliance and a reputation for quality.

     Outsourcing yields substantial customer benefits through lower overall operating costs, the ability to place greater emphasis on core business processes, the conservation of human and capital resources, the higher probability of completing projects on schedule due to contract stipulations, improved equipment quality and reliability, and access to technical expertise not available internally.

     According to The Outsourcing Institute, U.S. companies spent approximately $85 billion on outsourcing services in 1997, a 26% increase over 1996.

BUSINESS STRATEGY

     The Company's objectives are to continue to strengthen and broaden its position as a leading provider of industrial support and specialty fabrication services to the energy, pulp and paper and power generation industries in North America, and thereby increase cash flow and profitability. To achieve these objectives, the Company is pursuing the following business strategies:

     Acquire Complementary Industrial Service Businesses. The Company evaluates, on an ongoing basis, potential acquisitions of complementary businesses in an effort to further strengthen and broaden its single-source service offering, and expand its customer base and geographic presence. Management believes that the industrial support services and specialty fabrication markets are fragmented markets which are entering a period of consolidation due to: (i) customer demand for greater breadth and quality of service, (ii) the need to service all customer facilities, thus enabling the customer to reduce its vendor relationships, and (iii) the increased importance of established safety and environmental compliance records. These factors have increased the necessary economies of scale and scope in the support services and specialty fabrication markets, eroded the competitiveness of smaller industry participants, and increased the barriers to entry for new competitors.

     Strengthen Competitive Position in Growing Outsourcing Market. Management believes that participants in the energy, pulp and paper and power generation industries, in an effort to remain competitive, will continue to increase their reliance on independent contractors to provide industrial support and specialty fabrication services. Management is expanding the Company's capabilities to provide its customers a single-source solution for their support services and specialty fabrication needs.

     Cross-Sell Services. The sales staff, operations managers and business development personnel of each of the Company's subsidiaries are familiar with the capabilities of all the Company's subsidiaries. The Company trains its personnel to identify cross-selling opportunities and integrate the breadth of the Company's services into each bid proposal. This provides the customer a more comprehensive portfolio of services. The Company's cross-selling initiatives have resulted in several successful projects which have involved multiple operating subsidiaries of the Company and the performance of services internally which were historically performed by third parties.

     Maintain Decentralized Operating Structure. While at the corporate level the Company retains centralized control over certain administrative and finance functions, its operating subsidiaries maintain a high level of autonomy. Management believes that the Company's decentralized operating structure is critical to its success, as many decisions to purchase its services are made by local customers based on established relationships and a service provider's ability to respond rapidly to the customer's needs. In addition, the Company is instituting a program to improve subsidiary reporting procedures and eliminate functional redundancy.

                               THE EXCHANGE OFFER

Purpose and Effect of the
  Exchange Offer...........  The Original Notes were sold by the Company on May
                             21, 1998 in a private transaction not subject to the registration requirements of the Securities Act. In connection therewith, the Company and the Guarantors entered into a Registration Rights Agreement providing for, among other things, the Exchange Offer so that the Exchange Notes will be freely transferable by the holders thereof (other than as provided herein), and issued free of certain transfer restrictions relating to the Original Notes. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "Plan of Distribution."

Terms of the Exchange
Offer......................  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Original Notes validly tendered and not withdrawn prior to the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Original Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer. However, Original Notes may be tendered only in integral multiplies of $1,000 in principal amount. The terms of the Exchange Notes are substantially identical in all respects to the terms of the Original Notes except that (i) the Exchange Notes will be freely transferable by holders thereof (other than as provided herein) and issued free of certain transfer restrictions and registration rights relating to the Original Notes, and (ii) the holders of the Exchange Notes will not be entitled to certain rights of holders of the Original Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and will be issued under and entitled to the benefits of the Indenture. As of the date of this Prospectus, $120,000,000 aggregate principal amount of the Original Notes were outstanding.


Expiration Date............  5:00 p.m., New York City time on September 18,
                             1998, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration Date; Extensions; Amendments."


Interest on the Exchange
  Notes....................  Interest on the Exchange Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 1998. Interest on the Exchange Notes will accrue from the date of issuance of the Original Notes, May 21, 1998. Consequently, holders who exchange their Original Notes for Exchange Notes will receive the same interest payment on November 15, 1998 that they would have received had they not accepted the Exchange Offer. See "The Exchange Offer -- Interest on the Exchange Notes."

Procedure for Tendering....  Only a registered holder of Original Notes may tender in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent (as identified below) prior to the Expiration Date. In addition,
                             (i) certificates for such Original Notes, or a timely confirmation of a book-entry transfer of such Original Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedure for book-entry transfer described herein, must be received by the Exchange Agent prior to the Expiration Date, or (ii) the holder must comply with the guaranteed delivery procedures described below. See "The Exchange Offer -- Procedures for Tendering."

                             Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender directly, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such beneficial owner's Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time. See "The Exchange
                             Offer -- Procedures for Tendering."

Guaranteed Delivery
  Procedures...............  Holders of Original Notes who wish to tender their
                             Original Notes and whose Original Notes are not immediately available or who cannot deliver their Original Notes (or complete the procedures for book entry transfer), the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date may tender their Original Notes according to the guaranteed delivery procedures set forth in "The Exchange
                             Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Except as otherwise provided herein, tenders of
                             Original Notes may be withdrawn at any time prior to the Expiration Date. See "The Exchange
                             Offer -- Withdrawal Rights."

Conditions to the
  Exchange Offer...........  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions that may be waived by the Company and to the terms and conditions of the Registration Rights Agreement. The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such conditions. See "The Exchange
                             Offer -- Conditions to the Exchange Offer."

Resales of Exchange
Notes......................  The Company and the Guarantors are making the
                             Exchange Offer of the Exchange Notes in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor any of the Guarantors has sought its own interpretive letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Based on these interpretations by the staff of the Commission, and subject to the two immediately following sentences, the Company and the Guarantors believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is an Affiliate or a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. However, any holder of Original Notes who is an Affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Notes, or any broker-dealer who purchased Original Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Original Notes in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, Participating Broker-Dealers (as defined herein) will be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes as described under "The Exchange Offer -- Resales of Exchange Notes."

                             Each holder of Original Notes who wishes to exchange Original Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, which are contained in the Letter of Transmittal. Each Participating Broker-Dealer must acknowledge that it acquired the Original Notes for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See "Plan of Distribution." Based on the position taken by the staff of the Commission in the interpretive letters referred to above, the Company and the Subsidiary Guarantors believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Original Notes with this Prospectus.

Exchange Agent.............  State Street Bank and Trust Company is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer. The address, telephone number and facsimile number of the Exchange Agent are set forth under "The Exchange Offer -- Exchange Agent."

Use of Proceeds............  There will be no cash proceeds payable to the
                             Company from the issuance of the Exchange Notes pursuant to the Exchange Offer.

                               THE EXCHANGE NOTES

Securities Offered.........  $120,000,000 principal amount of 9 5/8% Series B
                             Senior Notes due 2008.

Maturity Date..............  May 15, 2008.

Interest Rate and
  Payment Dates............  The Notes bear interest at a rate of 9 5/8% per annum. Interest will be payable semi-annually in arrears on May 15 and November 15 of each year commencing November 15, 1998.


Ranking....................  The Notes are senior unsecured obligations of the
                             Company, ranking pari passu in right of payment with all existing and future senior unsecured indebtedness of the Company and senior in right of payment to any subordinated indebtedness of the Company to be incurred in the future. The indenture pursuant to which the Notes have been issued (the "Indenture") permits the Company and its subsidiaries to incur additional indebtedness, subject to certain conditions. The Notes and the Subsidiary Guarantees will be effectively subordinated to any secured indebtedness of the Company and the Subsidiary Guarantors under future credit facilities that may be secured by certain assets of the Company and its subsidiaries. At May 31, 1998, neither the Company nor the Guarantors had any outstanding indebtedness ranking pari passu in right of payment with either the Notes or the Subsidiary Guarantees. See "Description of the Notes -- General" and "-- Certain
                             Covenants -- Incurrence of Indebtedness and
                             Issuance of Disqualified Stock."


Subsidiary Guarantees......  The Notes are jointly and severally guaranteed on a senior unsecured basis by the Guarantors. See "Description of the Notes -- Subsidiary Guarantees."

Optional Redemption........  The Notes are redeemable at the option of the
                             Company, in whole or in part, at any time on or after May 15, 2003, at redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date. Notwithstanding the foregoing, prior to May 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings (as defined herein), provided that at least 65% of the aggregate principal amount of the Notes originally issued remain outstanding following each such redemption. See "Description of the Notes -- Optional Redemption."

Change of Control..........  Upon the occurrence of a Change of Control (as defined herein), the Company will be required to make an offer to purchase all or any portion of each holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. See "Description of the Notes -- Put Option of Holders."

Redemption for Changes in
  Canadian Tax Law.........  The Company is required to pay Additional Amounts
                             (as defined herein) to the holders of the Notes to compensate such holders for any amounts deducted from payments to such holders in respect of the Notes on account of certain Canadian taxes and other governmental charges. If the Company becomes obligated to pay such Additional Amounts as a result of a change in Canadian law, the Notes will be subject to redemption, in whole but not in part, at the option of the Company at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date. See "Description of the Notes -- Redemption for Taxation Reasons."

Certain Covenants..........  The Indenture contains certain covenants that, among other things, limit the ability of the Company and certain of its subsidiaries to incur additional Indebtedness (as defined herein), pay dividends or make other distributions, purchase Equity Interests (as defined herein) or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, issue or sell capital stock of subsidiaries, engage in sale-and-leaseback transactions, sell assets or enter into certain mergers or consolidations. See "Description of the Notes -- Certain Covenants."

For further information regarding the Notes, see "Description of the Notes."

                                  RISK FACTORS

     For a discussion of certain factors that should be considered in connection with the Exchange Offer and an investment in the Exchange Notes, see "Risk Factors."

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA


    The following table sets forth summary historical financial data for the Company for the three fiscal years ended November 30, 1997 and for the six month periods ended May 31, 1997 and May 31, 1998 and pro forma financial data for the fiscal year ended November 30, 1997 and the twelve and six months ended May 31, 1998. Management believes that the unaudited historical financial data reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such information.


    The summary financial data should be read in conjunction with "Use of Proceeds," "Unaudited Pro Forma Financial Information," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the Company's consolidated financial statements and notes thereto included elsewhere herein.

    The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian Basis"). The differences between Canadian Basis and U.S. Basis (accounting principles generally accepted in the United States) are described in Note 15 to the Notes to Consolidated Financial Statements.


                                                                                    PRO FORMA            SIX MONTHS ENDED
                                          FISCAL YEAR ENDED NOVEMBER 30,(1)       TWELVE MONTHS               MAY 31,
                                      -----------------------------------------       ENDED       -------------------------------
                                                                      PRO FORMA      MAY 31,                            PRO FORMA
                                       1995       1996       1997      1997(2)       1998(2)        1997       1998      1998(2)
                                      -------   --------   --------   ---------   -------------   --------   --------   ---------
                                                             (IN THOUSANDS OF U.S. DOLLARS, EXCEPT RATIOS)
STATEMENT OF INCOME DATA:
Revenue.............................  $46,684   $119,529   $220,478   $251,498      $241,484      $101,599   $117,896   $117,896
Operating expenses:
  Direct costs of revenue...........   39,456     87,203    162,882    193,520       184,703        78,265     94,477     94,477
  Selling, general and
    administrative expenses.........    2,814     20,616     31,243     37,455        36,095        12,062     16,528     16,528
  Depreciation and amortization.....    1,107      2,232      5,382      5,830         5,714         1,861      2,222      2,222
                                      -------   --------   --------   --------      --------      --------   --------   --------
Total operating expenses............   43,377    110,051    199,507    236,805       226,512        92,188    113,227    113,227
                                      -------   --------   --------   --------      --------      --------   --------   --------
Operating income....................    3,307      9,478     20,971     14,693        14,972         9,411      4,669      4,669
Other (income) expenses:
  Interest expense, net.............      713      1,747      4,946     12,681        11,990         1,864      1,670      5,995
  Foreign exchange gain.............      (96)      (221)      (557)      (557)         (338)         (435)      (216)      (216)
  Loss on early extinguishment of
    debt............................                                                      --            --      2,400         --
  Gain on sale of assets and
    subsidiaries....................     (370)        (2)    (2,682)      (223)         (223)           --         --     (1,110)
                                      -------   --------   --------   --------      --------      --------   --------   --------
Income before income taxes..........    3,060      7,954     19,264      2,792         3,543         7,982        815         --
Provision for (recovery of) income
  tax...............................      208       (809)     1,829         --            --            --        285     (1,110)
                                      -------   --------   --------   --------      --------      --------   --------   --------
Net income..........................  $ 2,852   $  8,763   $ 17,435   $  2,792      $  3,543      $  7,982   $    530   $  1,110
                                      =======   ========   ========   ========      ========      ========   ========   ========
OTHER FINANCIAL DATA:
Capital expenditures................  $   386   $  4,803   $  3,134   $  3,412      $  4,021           683      1,570      4,021
EBITDA(3)...........................    4,414     11,710     19,752     17,598        20,686        11,273      6,891     15,370
Ratio of EBITDA to interest expense,
  net...............................      6.2x       6.7x       4.0x       1.4x          1.7x          6.0x       4.1x       3.2x
Ratio of earnings to fixed
  charges...........................      5.0x       5.1x       4.7x       3.9x          1.3x          4.7x       1.4x       0.8x



                                                              AT MAY 31, 1998
                                                              ---------------
BALANCE SHEET DATA:
Cash and cash equivalents...................................       37,618
Working capital.............................................      121,109
Total assets................................................      279,701
Long-term debt, including current portion...................      121,373
Shareholders' equity........................................      119,854


---------------

(1) The statement of income for the year ended November 30, 1995 reflects five months of operations for Lake Charles Construction Company, a Louisiana corporation ("Lake Charles Construction" and, together with its wholly-owned subsidiaries, the "Lake Charles Group"). The statement of income for the year ended November 30, 1996 reflects eleven months of operations for Environmental Evolutions, Inc., a Texas corporation ("Environmental Evolutions"), six months of operations for United Eco Systems, Inc., a Delaware corporation ("United Eco"), four months of operations for Separation and Recovery Systems, Inc., a Nevada corporation ("SRS") and Industra Service Corporation, a British Columbia, Canada corporation ("Industra Service") and one month of operations for MM Industra, Limited, a Nova Scotia, Canada corporation ("MM Industra"). The statement of income for the year ended November 30, 1997 reflects nine months of operations for Chempower, Inc., an Ohio corporation ("Chempower"), three months of operations for Specialty Management Group, Inc., d.b.a./CCG, a Texas corporation ("CCG"), and nine months of operations for Eco Environmental, Inc., a Delaware corporation ("Eco Environmental"), and Environmental Evolutions prior to their sales.


(2) The pro forma income statement data for the year ended November 30, 1997 gives pro forma effect to (i) the issuance of the Original Notes and the application of the net proceeds therefrom, (ii) the acquisitions of Chempower and CCG and (iii) the sale of Eco Environmental and Environmental Evolutions as if all such events had occurred on December 1, 1996. The pro forma income statement data for the twelve months ended May 31, 1998 gives pro forma effect to (i) the issuance of the Original Notes and the application of the net proceeds therefrom, (ii) the acquisition of CCG and
    (iii) the sale of Eco Environmental and Environmental Evolutions as if all such events had occurred on June 1, 1997. The pro forma income statement data for the six months ended May 31, 1998 gives pro forma effect to the issuance of the Original Notes and the application of the net proceeds therefrom as if such issuance and application of proceeds had occurred on December 1, 1997. See "Unaudited Pro Forma Financial Information."


(3) EBITDA is defined as earnings before net interest expense, taxes, depreciation and amortization, other income (expense), $3.7 million in non-recurring charges (which consists of (i) the $2.7 million buyout of employee stock options, (ii) $664,000 in acquisition costs and (iii) $359,000 in other charges) incurred by Chempower prior to its acquisition by the Company included in the pro forma statement of income for the fiscal year ended November 30, 1997, and the $6.6 million of sales proceeds received by the Company in excess of its cost of ownership in Mid-Atlantic Recycling Technologies ("MART") as described in Note 21 to the Notes to Consolidated Financial Statements. The MART transaction was consummated in November 1997. Such amount related to MART has been included in operating income in the above Statement of Income Data. EBITDA is presented because it is a widely accepted financial indication of a company's ability to incur and service debt. EBITDA is not a measurement presented in accordance with GAAP and is not intended to be used in lieu of GAAP presentations of results of operations and cash provided by (used in) operating activities. For the periods presented, there is no difference between Canadian Basis and U.S. Basis for the calculation of EBITDA, as defined above.

                                  RISK FACTORS

     In evaluating an investment in the Notes, prospective investors should consider carefully the following factors in addition to the other information presented elsewhere in this Prospectus.


     Substantial Leverage. The Company is highly leveraged. At May 31, 1998, the Company's total consolidated debt was $121.4 million and its percentage of total consolidated debt to total book capitalization was 50.3%. See "Use of Proceeds" and "Capitalization." Subject to the restrictions in the Indenture, the Company and its subsidiaries may incur additional indebtedness from time to time. The Company plans to enter into a secured credit facility of up to $30.0 million to replace, in part, credit facilities which were repaid upon issuance of the Original Notes.


     The degree to which the Company will be leveraged may have important consequences to the holders of the Notes, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest and principal repayment on its indebtedness and will not be available for other purposes, (ii) covenants contained in the Company's debt obligations will require the Company to meet certain financial tests, and other restrictions will limit its ability to borrow additional funds, to dispose of assets and to react to changes in its business, including possible acquisition opportunities, and (iii) the Company's ability to obtain additional or replacement financing in the future for working capital, capital expenditures, potential acquisitions or general corporate purposes may be impaired. Management believes that, excluding acquisitions, future cash flow from operations will be adequate to meet the Company's anticipated cash requirements for working capital, capital expenditures and debt service for the foreseeable future.

     The Company's ability to pay interest and principal on the Notes and to satisfy its other debt obligations will depend on its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the Company's control. If the Company's cash flow from operations and capital resources are not sufficient to fund its debt service obligations, the Company may be forced to pursue one or more alternative strategies such as reducing or delaying capital expenditures, curtailing expansion, selling assets, obtaining additional equity capital or restructuring its debt. There can be no assurance that any of these strategies could be effected on terms satisfactory to the Company, if at all. See "Description of the Notes."

     Holding Company Structure; Dependence Upon Operations of Subsidiaries. The Company is a holding company which conducts substantially all of its operations through subsidiaries. The holders of the Notes will have no direct claim against the Guarantors other than the claim created by the Subsidiary Guarantees, which may themselves be subject to legal challenge in the event of the bankruptcy of a Guarantor. If such a challenge were upheld, the Subsidiary Guarantees would be unenforceable. To the extent that the Subsidiary Guarantees are not enforceable, the rights of the holders of the Notes to participate in any distribution of assets of a Guarantor upon liquidation, bankruptcy, reorganization or otherwise may, as is the case with other unsecured creditors of the Company, be subject to prior claims of creditors of that Guarantor. The Company will be dependent on the earnings and cash flow of, and dividends and distributions or advances from, its subsidiaries to provide the funds necessary to meet its debt service obligations, including the payment of principal of and interest on the Notes. There can be no assurance that such subsidiaries will generate sufficient cash flow to dividend, distribute or advance funds to the Company. The Indenture contains covenants that restrict the ability of the subsidiaries to enter into agreements limiting distributions and transfers, including dividends. However, the ability of the Company's subsidiaries to pay dividends and make other payments may be restricted by, among other things, applicable corporate laws and regulations or by terms of agreements to which they may become party. See "Description of the Notes."

     Acquisition Strategy; Ability to Complete and Integrate Acquisitions. The Company has pursued an aggressive acquisition strategy. Between fiscal 1993 and fiscal 1997, the Company's annual revenues grew from $7.6 million to $220.5 million primarily as a result of acquiring nine industrial support and specialty fabrication businesses. The Company plans to continue to pursue acquisitions and to use a portion of the net proceeds from the issuance of the Original Notes to pay for all, or part, of future acquisitions. The Company's acquisition strategy entails the potential risks inherent in assessing the value, strengths, weaknesses, contingent liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired companies. Although the Company generally has been successful in pursuing acquisitions, there can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses or that any business acquired will be integrated successfully or prove profitable. See "Business -- Acquisition History" and "-- Recent Developments."

     The expansion of the Company's business through acquisitions will likely divert the resources and the time of the Company's management, and will require the integration of the acquisitions into the Company's existing operations. There can be no assurance that any acquired business will be successfully integrated into the Company's operations or that any such business will meet the Company's expectations. The Company's future performance will depend, in part, upon its ability to manage its growth effectively, which will require it to continue to implement and improve its operating, financial and accounting systems, to expand, train and manage its employee base and to effectively manage the integration of acquired businesses. The Company's inability to effectively manage its expansion could have a materially adverse effect on its business, financial condition and results of operations.


     Effective Subordination. The Notes are unsecured obligations of the Company, and the Subsidiary Guarantees are unsecured obligations of the Guarantors. Holders of secured indebtedness of the Company and the Guarantors will have claims with respect to the assets constituting collateral for such secured indebtedness that are superior to the claims of the holders of the Notes. Accordingly, the Notes and the Subsidiary Guarantees will be effectively subordinated to the claims of secured creditors of the Company and the Guarantors to the extent of such collateral. At May 31, 1998, the Company and the Guarantors had no secured indebtedness outstanding. However, the Indenture permits the Company and the Guarantors to incur secured debt under credit facilities in an amount up to the greater of $30.0 million or 85% of Eligible Receivables (as defined in the Indenture). See "Description of the Notes -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" and "-- Liens."


     Restrictions Imposed by the Terms of the Company's Indebtedness. The Indenture contains certain covenants that, among other things, will limit the ability of the Company and certain of its subsidiaries to incur additional Indebtedness, pay dividends or make other distributions, purchase Equity Interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, issue or sell capital stock of subsidiaries, engage in sale-and-leaseback transactions, sell assets or enter into certain mergers or consolidations. A breach of any of these covenants could result in an event of default under the Indenture.

     The ability of the Company to comply with the terms of its debt instruments can be affected by events beyond its control, including events and changes in the competitive environment, which could impair the Company's operating performance. There can be no assurance that the Company will be able to comply with the terms of its debt instruments, including the Indenture. A breach of any of these covenants or the failure to fulfill the obligations thereunder beyond any applicable grace periods could result in an event of default pursuant to which holders of such indebtedness could declare all amounts outstanding under such debt instruments to be due and payable immediately. Any such declaration under a debt instrument is likely to result in an event of default under the other debt instruments of the Company, if any, then outstanding. There can be no assurance that the assets or cash flows of the Company would be sufficient to repay, in full, borrowings under its outstanding debt instruments, whether upon maturity or in the event of acceleration upon an event of default, or that the Company would be able to refinance or restructure the payments of such indebtedness. The Company's ability to meet its debt obligations will depend upon its ability to execute its business strategy, which includes successfully integrating recently acquired businesses into its existing operations and other factors.

     Dependence on Key Customers. In fiscal 1997, Huntsman Chemical, International Paper, Mobil Oil, American Electric Power, Ashland Oil and Brown & Root together accounted for approximately 31.2% of the Company's total revenues. Huntsman Chemical accounted for 6.9% of the Company's revenues in fiscal 1997.

In fiscal 1996, the Company's top six continuing customers accounted for 18.0% of total revenues. The loss of any one or more of these key customers could have a material adverse impact on the Company's business, results of operations and financial condition. Management believes that the Company's continued efforts to expand and diversify its customer base and the addition of a full year of operations from Chempower and CCG, will further reduce the Company's dependence on any single customer. See "Business -- Customers."


     Concentration of Credit Risk. At May 31, 1998, the Company had an aggregate of $43.4 million in current and long-term notes receivable. This amount represents a significant portion of the Company's assets. Although some of the notes receivable are collateralized or partially collateralized, the ultimate collectibility of these notes is dependent on the financial condition of the various debtors.


     Contract Bidding Risks. A significant portion of the Company's revenues are, and will continue to be, generated under fixed price contracts. Under a fixed price contract, the Company must estimate the costs of completing a particular project, and the cost of labor and materials may vary from the costs originally estimated by the Company. These variations and other risks inherent in performing fixed price contracts may result in revenue and gross profits which vary from those originally estimated. This variance could result in reduced profitability or losses on projects. Depending on the size of a particular project, variations from estimated contract costs could have a significant impact on the Company's operating results for any fiscal quarter or year.


     Reliance on Key Personnel. The Company's development, operations and growth are dependent on the continued efforts and experience of senior management, particularly Michael E. McGinnis, the Company's Chairman of the Board and Chief Executive Officer, who ceased also serving as the Company's President in July 1998, Frank J. Fradella, who became the Company's President and Chief Operating Officer in July 1998, and Bruce D. Tobecksen, the Company's Senior Vice President and Chief Financial Officer. In addition, the ability of the Company to retain its key managers at the operating subsidiaries is important to the continued success and growth of the Company. The loss of the services of Mr. McGinnis, Mr. Fradella or other members of the Company's senior management team or key operating subsidiary personnel, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management."



     Recent Net Loss. Although the Company had been profitable in prior periods, the Company reported a net loss of approximately $1.6 million for the second quarter of fiscal 1998, which included a $2.4 million charge for early extinguishment of debt. There can be no assurance that the Company will return to profitability in the future. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.


     Unionized Workforce. Approximately 70% of the Company's employees are covered by collective bargaining agreements. The Company has not experienced any work stoppages and considers its relations with its employees to be good. Strikes or work stoppages and the resultant adverse impact on the Company's relationships with its customers could have a material adverse effect on the Company's business, financial condition and results of operations. The Company has multiple collective bargaining agreements expiring from September 1998 to September 2000 and the Company, historically, has successfully negotiated new agreements. While the outcome, including the terms of the new agreements and their impact on the future results of the Company's operations cannot be predicted, management does not believe that the financial terms of the new agreements will have a material adverse effect on the Company's business, financial condition and results of operation. However, there can be no assurance that the Company will be successful in its contract negotiations. See
"Business -- Employees."

     Exposure to Liability Claims and Sufficiency of Insurance Coverage. The nature of the Company's business exposes it to risks of liability for employee acts (including negligence and harassment), injuries (including workers' compensation claims) and omissions. The Company carries insurance of various types, including workers' compensation, employment practices, vehicle and general liability coverage. While the

Company seeks to maintain appropriate levels of insurance, there can be no assurance that the Company will avoid material claims or adverse publicity related thereto. There can also be no assurance that the Company's insurance will be adequate to cover the Company's liabilities, or that such insurance coverage will remain available at acceptable costs. A successful claim brought against the Company for which coverage is denied or which is in excess of its insurance coverage could have a material adverse effect on the Company's business, financial condition or results of operations.

     Competition. Management believes that the typical provider of industrial support services in North America is a small- to medium-sized company that serves customers in one region, and offers a limited range of services. The Company competes with numerous small, independent contractors which, collectively, have a significant overall share of the market for these services. Certain of the Company's competitors have greater financial resources or offer specialized technologies or services not provided by the Company. The principal competitive factors for industrial support services are price, quality, scope of services offered, and safety.

     The specialty fabrication market in North America is highly fragmented, with few large participants. Many of the Company's competitors are local entities. The principal competitive factors for specialty fabrication services are price, quality, product availability, ability to meet delivery schedule, and safety. See "Business -- Competition."

     Environmental and Other Regulations. While certain of the Company's businesses have benefitted from increased environmental regulations, the Company and its subsidiaries are also subject to extensive and changing environmental, zoning and other regulations by federal, state and local authorities both in the U.S. and Canada. If existing regulatory requirements change, the Company may be required to make significant unanticipated capital and operating expenditures. Although the Company believes that it is presently in material compliance with applicable laws and regulations, there is no assurance that its operations will continue to comply with future laws and regulations. Governmental authorities may seek to impose fines and penalties on the Company, or revoke or deny the issuance or renewal of operating permits for failure to comply with applicable laws and regulations. Under such circumstances, the Company might be required to curtail or cease operations or conduct site remediation or other corrective action, which could have a material adverse effect on the Company's business, financial condition and results of operations. The Company cannot predict the extent to which any legislative, regulatory or enforcement developments may affect the operation of its businesses or its future financial condition. See "Business -- Government Regulation and Risk Management."

     Fraudulent Conveyance Risks. If the court in a lawsuit brought by an unpaid creditor or representatives of creditors, such as a trustee in bankruptcy or the Company as a debtor-in-possession, were to find under relevant federal and state fraudulent conveyance statutes that the Company did not receive fair consideration or reasonably equivalent value for incurring the indebtedness represented by the Notes and that, at the time of such incurrence, the Company
(i) was insolvent; (ii) was rendered insolvent by reason of such incurrence;
(iii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital; or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured; then such court, subject to applicable statutes of limitation, could void the Company's obligations under the Notes, subordinate the Notes to the other indebtedness of the Company, or take other action detrimental to the holders of the Notes. The measure of insolvency used by a court for these purposes will vary depending upon the law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if, at the time it incurs the indebtedness constituting the Notes, either (i) the fair market value (or fair salable value) of its assets is less than the amount required to pay its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured or (ii) it is incurring debts beyond its ability to pay such debts as they become due.

     In addition, the Subsidiary Guarantees may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit brought by or on behalf of creditors of any of the Guarantors. In such a case, the analysis set forth above would generally apply, except that the Subsidiary Guarantees could also be subject to the claim that, since the Subsidiary Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Guarantors), the obligations of the Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void the Guarantors' obligation under the Subsidiary Guarantees, recover payments made under the Subsidiary Guarantees, subordinate the Subsidiary Guarantees to other indebtedness of a Guarantor or take other action detrimental to the holders of the Notes.

     The Company believes that it received fair consideration and reasonably equivalent value for the Original Notes and that at the time of, and after giving effect to, the incurrence of the indebtedness and obligations evidenced by the Original Notes, the Company (i) was neither insolvent nor rendered insolvent thereby, (ii) had sufficient capital to operate its business effectively, (iii) incurred debts within its ability to pay as the same mature or become due and (iv) had sufficient resources to satisfy any probable money judgment against it in any pending action. In reaching the foregoing conclusions, the Company relied upon its analysis of internal cash flow projections and estimated values of assets and liabilities of the Company. There can be no assurance, however, that such analysis will prove to be correct or that a court passing on such questions would reach the same conclusions.

     Additionally, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings are initiated by or against the Company within 90 days (or a longer period if the holder of the Notes was deemed to be an "insider") after any payment by the Company with respect to the Notes or if the Company anticipated becoming insolvent at the time of such payment, all or a portion of such payment could be avoided as a preferential transfer and the recipient of such payment could be required to return such payment.

     Ability to Purchase Notes Upon a Change of Control. Upon the occurrence of a Change of Control, each holder of the Notes will have the right to require the Company to purchase its Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. A Change of Control may trigger an event of default under any future credit agreements or other agreements relating to other indebtedness to which the Company becomes a party. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Notes, the Company could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company would remain prohibited from purchasing the Notes. In such case, the Company's failure to purchase tendered Notes would constitute an event of default under the Indenture, which may in turn constitute a further default under the terms of other indebtedness that the Company may enter into from time to time. In addition, the provisions of the Indenture may not afford holders of the Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders of the Notes, if such transaction does not result in a Change of Control. The Company adopted a shareholder rights plan in April 1998 which may limit the occurrence of a Change of Control. See "Description of the Notes -- Put Option of Holders -- Change of Control."

     Potential "Year 2000" Problems. It is possible that the Company's currently installed computer systems, software products or other business systems, or those of the Company's significant suppliers or customers, working either alone or in conjunction with other software systems, will not accept input of, store, manipulate and output dates for the years 1999, 2000 or thereafter without error or interruption (commonly known as the "Year 2000" problem). The Company has conducted a review of its business systems, including its computer systems, and has initiated formal communications with all of its significant suppliers and large customers as to their progress in identifying and addressing problems that their computer systems may face in correctly interrelating and processing date information as the year 2000 approaches. However, there can be no assurance that the Company will identify all such Year 2000 problems in its computer systems or those of its significant suppliers and customers in advance of their occurrence or that the Company will be able to successfully remedy any problems that are discovered. The expenses of the Company's efforts to identify and address such problems, and the expenses or liabilities to which the Company may become subject as a result of such problems, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Impact of the Year 2000 Problem."

     Absence of Public Market for Exchange Notes. The Exchange Notes constitute a new issue of securities with no established trading market, and there can be no assurance as to (i) the liquidity of any such market that may develop; (ii) the ability of holders of the Exchange Notes to sell their Exchange Notes; or
(iii) the price at which the holders of the Exchange Notes would be able to sell their Exchange Notes. If such a market were to exist, the price at which the Exchange Notes could trade will depend on many factors, including prevailing interest rates, the market for similar notes, and the financial performance of the Company and its subsidiaries. The Company has been advised by the Initial Purchasers that they presently intend to make a market in the Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any market-making activity with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. See "Description of the Notes -- Registration Rights; Liquidated Damages." There can be no assurance that even following registration of the Exchange Notes a trading market will exist for the Exchange Notes or that such trading market will be liquid.

     Consequences Of A Failure To Exchange Original Notes. The Original Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Notes that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Notes that remain outstanding will not be entitled to any rights to have such Original Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company does not intend to register under the Securities Act any Original Notes that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

     To the extent that Original Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Notes could be adversely affected. In addition, to the extent that Original Notes are tendered and accepted in connection with the Exchange Offer, any trading market for Original Notes that remain outstanding after the Exchange Offer could be adversely affected. See "The Exchange Offer -- Consequences of Failure to Exchange."

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange a like principal amount of Original Notes, the terms of which are identical in all material respects to the Exchange Notes. The Original Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in the capitalization of the Company.

     The net proceeds to the Company from the issuance of the Original Notes were approximately $115.7 million after deducting the Initial Purchasers' discount and certain other estimated fees and expenses relating to the issuance of the Original Notes. The Company used the net proceeds from the issuance of the Original Notes to repay approximately $71.3 million of the Company's outstanding indebtedness, including full repayment of $65.1 million of borrowings and accrued interest under the Credit and Guaranty Agreement, dated as of August 22, 1997 (the "Credit Facilities"), among American Eco Funding Corp., the Company, the Lenders and Issuing Banks thereunder and Union Bank of California, N.A., as Agent.

     The remaining net proceeds from the issuance of the Original Notes are expected to be used by the Company for potential acquisitions and general corporate purposes.

                                 CAPITALIZATION


     The following table sets forth the cash, debt and equity capitalization of the Company at May 31, 1998. The following capitalization table should be read in conjunction with the "Unaudited Pro Forma Financial Information," "Selected Historical Consolidated Financial Data" and the Company's Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.



                                                              AT MAY 31, 1998
                                                              ----------------
                                                              (IN THOUSANDS OF
                                                               U.S. DOLLARS)
Cash and cash equivalents...................................      $ 37,618
                                                                  ========
Current portion long-term debt and notes payable............         1,373
Long-term debt, excluding current indebtedness:
  9 5/8% Senior Notes due 2008..............................       120,000
                                                                  --------
Shareholders' equity:
  Common shares, no par value, unlimited authorized shares;
     21,200,197 shares outstanding at May 31, 1998(1).......        87,937
  Contributed surplus.......................................         2,845
  Cumulative foreign exchange...............................        (1,647)
  Retained earnings.........................................        30,719
                                                                  --------
          Total shareholders' equity........................       119,854
                                                                  --------
          Total capitalization..............................      $241,227
                                                                  ========


---------------


(1) Exclusive of 1,119,900 options and 1,915,929 common share purchase warrants.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Original Notes were sold by the Company on May 21, 1998 (the "Issue Date") to the Initial Purchasers in a private transaction not subject to the registration requirements of the Securities Act. The Initial Purchasers offered and sold the Original Notes only (i) to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A, (ii) to a limited number of institutional "Accredited Investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that, prior to their purchase of Original Notes, executed and delivered to the Initial Purchasers a letter containing certain representations and agreements and (iii) outside the United States to non-U.S. persons in offshore transactions (as defined in Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act.

     In connection with the sale of the Original Notes, the Company and the Guarantors entered into the Registration Rights Agreement, which provides that:
(i) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will file a registration statement relating to the Exchange Offer (the "Exchange Offer Registration Statement") with the Commission on or prior to 60 days after the Issue Date,
(ii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 135 days after the Issue Date, and (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Subsidiary Guarantors will use their reasonable best efforts to cause the Exchange Offer to be consummated on or before 180 days after the Issue Date. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference thereto.

     Following the completion of the Exchange Offer (except as set forth in the paragraph immediately below), holders of Original Notes not tendered will not have any further registration rights and such Original Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Original Notes could be adversely affected upon completion of the Exchange Offer. Unless the context otherwise requires, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Notes are held of record by DTC who desires to deliver such Original Notes by book-entry transfer at DTC.

     If (i) the Company and the Subsidiary Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by any applicable law or applicable interpretation of the Commission or the staff of the Commission, or (ii) any holder of Original Notes notifies the Company on or prior to the 20th day following the consummation of the Exchange Offer that (A) it is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales by such holder, the Company and the Guarantors will file with the Commission a shelf registration statement to be declared effective by the Commission within specified periods.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Original Notes validly tendered and not withdrawn prior to the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for $1,000 principal amount of Original Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer. However, Original Notes may be tendered only in integral multiples of $1,000 in principal amount.

     The terms of the Exchange Notes are substantially identical in all respects to the terms of the Original Notes except that (i) the Exchange Notes will be freely transferable by holders thereof (other than as provided herein) and issued free of certain transfer restrictions and registration rights relating to the Original Notes, and (ii) the holders of the Exchange Notes will not be entitled to certain rights of holders of the Original Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and will be issued under and entitled to the benefits of the Indenture.

     As of the date of this Prospectus, $120,000,000 aggregate principal amount of the Original Notes was outstanding. Of such amount, $118,750,000 aggregate principal amount is registered in the name of Cede & Co., as nominee for DTC, and $1,250,000 aggregate principal amount in the name of the beneficial holders thereof or their nominees.

     Holders of Original Notes do not have any appraisal or dissenters' rights under the Business Corporations Act, Ontario or the Indenture in connection with the Exchange Offer. The Company and the Guarantors intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     The Company shall be deemed to have accepted validly tendered Original Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company and delivering the Exchange Notes to such holders. If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Original Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     This Prospectus, together with the accompanying Letter of Transmittal, is being sent to all registered holders as of the date of this Prospectus.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" shall mean 5:00 p.m. New York City time, on September 18, 1998 unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Company reserves the right, in its sole discretion, (i) to delay acceptance of any Original Notes, to extend the Exchange Offer, or, if any of the conditions set forth herein under "-- Conditions to the Exchange Offer" shall have not been satisfied, to terminate the Exchange Offer, or (ii) to amend the terms of the Exchange Offer in any manner by giving oral or written notice of such delay, extension or termination to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of Original Notes, and the Company will extend the Exchange Offer for a period of time, depending on the significance of the amendment and the manner of disclosure to the registered holders if the Exchange Offer would otherwise expire during such time. Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.


INTEREST ON THE EXCHANGE NOTES

     Interest on the Exchange Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 1998. Interest on the Exchange Notes will accrue from the date of issuance of the Original Notes, May 21, 1998. Consequently, holders who exchange their Original Notes for

Exchange Notes will receive the same interest payment on November 15, 1998 that they would have received had they not accepted the Exchange Offer.

PROCEDURES FOR TENDERING

     The tender to the Company of Original Notes by a holder thereof pursuant to any one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Only a registered holder of Original Notes may tender in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to the Expiration Date. In addition, (i) certificates for such Original Notes, or a timely confirmation of a book-entry transfer of such Original Notes, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (ii) the holder must comply with the guaranteed delivery procedures described below.

     Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial holder wishes to tender directly, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     If the Letter of Transmittal is signed by the record holder(s) of the Original Notes tendered thereby, the signature must correspond with the name(s) written on the face of the Original Notes without alteration, enlargement or any change whatsoever. If the Letter of Transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the Original Notes. If the Letter of Transmittal is signed by a person other than the registered holder of any Original Notes listed therein, such Original Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Original Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Original Notes. If the Letter of Transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     THE METHOD OF DELIVERY OF ORIGINAL NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. DELIVERY IS RECOMMENDED BY OVERNIGHT OR HAND DELIVERY SERVICE OR, IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Original Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special

Delivery Instructions" on the Letter of Transmittal, or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by Original Notes (or a timely confirmation received of a book-entry transfer of Original Notes into the Exchange Agents's account at DTC) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Original Notes tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against submission of a duly signed Letter of Transmittal (and any other required documents) and the deposit of the tendered Original Notes with the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Original Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Original Notes not properly tendered or any Original Notes the Company's acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in tender of any Original Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes or incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion to (i) purchase or make offers for any Original Notes that remain outstanding after the Expiration Date, or, as set froth under "-- Conditions to the Exchange Offer," to terminate the Exchange Offer, and (ii) to the extent permitted by applicable law, purchase Original Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the Original Notes by causing DTC to transfer such Original Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. Although delivery of Original Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal, with any required signature guarantees and any other required documents, must in any case (other than as set forth in the next paragraph) be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at one of its addresses set forth below under "-- Exchange Agent," or the guaranteed delivery procedures described below.

     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place for sending a signed, hard copy of the Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent.

To tender Original Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

     DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Original Notes in the Exchange Offer and
(i) whose Original Notes are not immediately available, or (ii) who cannot deliver their Original Notes (or complete the procedures for book-entry transfer), the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a) the tender is made by or through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Original Notes, the registration number or numbers of such Original Notes (if applicable), and the total principal amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three Nasdaq National Market trading days after the Expiration Date, the Letter of Transmittal, together with the Original Notes in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal, together with the certificate(s) representing all tendered Original Notes in proper form for transfer (or a confirmation of such a book-entry transfer) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three Nasdaq National Market trading days after the Expiration Date.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to the Expiration Date.

     To withdraw a tender of Original Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Original Notes to be withdrawn (the "Depositor"), (ii) identify the Original Notes to be withdrawn (including, if applicable, the registration number or numbers and total principal amount of such Original Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Original Notes to register the transfer of such Original Notes into the name of the Depositor withdrawing the tender,
(iv) specify the name in which any such Original Notes are to be registered, if different from that of the Depositor, and (v) if applicable because the Original Notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different than that of the Depositor.

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are validly retendered. Any Original Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection or termination of the Exchange Offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes for, any Original Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Original Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any government agency with respect to the Exchange Offer that, in the Company's judgment, would reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred that, in the Company's judgment, would reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer; or

          (c) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted that, in the Company's judgment, would reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (d) any governmental approval has not been obtained, which approval the Company shall, in its judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its reasonable discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Original Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Original Notes (see "-- Withdrawal Rights"), or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Original Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to holders of Original Notes, and the Company will extend the Exchange Offer for a period of time depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

RESALES OF EXCHANGE NOTES

     The Company and the Guarantors are making the Exchange Offer of the Exchange Notes in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor any of the Guarantors has sought its own interpretive letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, and subject to the two immediately following sentences, the Company and the Guarantors believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is an Affiliate or a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. However, any holder of Original Notes who is an Affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Notes, or any broker-dealer who purchased Original Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Original Notes in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Original Notes for Exchange Notes (such broker-dealer referred to herein as a "Participating Broker-Dealer"), then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes.

     Each holder of Original Notes who wishes to exchange Original Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes. The Letter of Transmittal contains the foregoing representations. In addition, the Company and the Guarantors may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Original Notes to be exchanged in the Exchange Offer. Each Participating Broker-Dealer must acknowledge that it acquired the Original Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the interpretive letters referred to above, the Company and the Guarantors believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Original Notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Guarantors have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period of 120 days after the Expiration Date. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Original Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact that makes any statement contained in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company has given notice that the sale of Exchange Notes may be resumed, as the case may be.

EXCHANGE AGENT

     State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                         For Information by Telephone:
                                 (800) 531-0368

       By Registered or Certified Mail:            By Hand or Overnight Delivery Service:
     State Street Bank and Trust Company            State Street Bank and Trust Company
          Corporate Trust Department                     Corporate Trust Department
                 P.O. Box 778                                   Fourth Floor
            Boston, MA 02102-0078                         Two International Place
                                                              Boston, MA 02110

          By Facsimile Transmission (for Eligible Institutions Only):
                                 (617) 664-5739
                            (Facsimile confirmation)
                                 (617) 664-5456

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph or telephone. The Company will not make any payments to brokers, dealers or other persons solicitating acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for out-of pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange.

     The other expenses incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company. The Company will pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer. If, however, Exchange Notes or Original Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Original Notes tendered, or if tendered Original Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the Exchange Notes under generally accepted accounting principles of Canada.

CONSEQUENCES OF FAILURE TO EXCHANGE

     As a result of the making of the Exchange Offer, the Company will have fulfilled its obligations under the Registration Rights Agreement. Holders of Original Notes who do not tender their Original Notes will not have any further registration rights under the Registration Rights Agreement or otherwise (subject to certain limited exceptions, if applicable). Accordingly, any holder of Original Notes who does not exchange that holder's Original Notes for Exchange Notes will continue to hold such untendered Original Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

     The Original Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Original Notes may be resold only (i) to the Company or any of its subsidiaries, (ii) to a Qualified Institutional Buyer in compliance with Rule 144A, (iii) to an institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the offered Notes (the form of which letter can be obtained from such Trustee), (iv) outside the United States in compliance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to Rule 144 under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Accordingly, to the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered Original Notes could be adversely affected.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The unaudited pro forma statement of income for the year ended November 30, 1997 reflects the historical results of the Company, adjusted to give effect to the issuance of the Original Notes and the application of the net proceeds therefrom, the acquisitions of Chempower and CCG which were completed on March 1, 1997 and September 1, 1997, respectively, and the disposition of Eco Environmental and Environmental Evolutions on August 31, 1997. The unaudited pro forma statement of income for the twelve months ended May 31, 1998 reflects the historical results of the Company adjusted to give effect to the issuance of the Original Notes and the application of the net proceeds therefrom, the acquisition of CCG and the divestitures of Eco Environmental and Environmental Evolutions. The unaudited pro forma statement of income for the six months ended May 31, 1998 reflects the historical results of the Company, adjusted to give effect to the issuance of the Original Notes and the application of the net proceeds therefrom.


     The unaudited pro forma financial information does not purport to be indicative of the results that would actually have been obtained had the transactions given pro forma effect been consummated on the dates indicated and do not purport to indicate results of operations as of any future date or for any future period. The unaudited pro forma financial information is presented for comparative purposes only. The pro forma adjustments, as described in the accompanying notes, are based on available information and certain assumptions that management believes are reasonable.

     The consolidated financial statements have been prepared in accordance with Canadian Basis. The differences between Canadian Basis and U.S. Basis are described in Note 15 to the Consolidated Financial Statements.

                    UNAUDITED PRO FORMA STATEMENT OF INCOME

                                                 FISCAL YEAR ENDED NOVEMBER 30, 1997
                           --------------------------------------------------------------------------------
                                             HISTORICAL
                           -----------------------------------------------
                                                            DISPOSITION OF
                           AMERICAN                         ENVIRONMENTAL     PRO FORMA        CONSOLIDATED
                             ECO      CHEMPOWER     CCG      SUBSIDIARIES    ADJUSTMENTS        PRO FORMA
                           --------   ---------   -------   --------------   -----------       ------------
                                       (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)
Revenue..................  $220,478    $13,886    $23,374      $(6,240)        $    --           $251,498
Operating expenses:
  Direct costs of
     revenue.............   162,882     13,747     22,760       (5,869)             --            193,520
  Selling, general and
     administrative
     expenses............    31,243      6,035      1,461       (1,284)             --             37,455
  Depreciation and
     amortization........     5,382        190         46         (244)            456(e)(f)        5,830
                           --------    -------    -------      -------         -------           --------
  Total operating
     expenses............   199,507     19,972     24,267       (7,397)            456            236,805
                           --------    -------    -------      -------         -------           --------
Operating income (loss)..    20,971     (6,086)      (893)       1,157            (456)            14,693
Other (income) expenses:
  Interest expense, net..     4,946       (867)        17          (20)          8,605 (b)(c)(d)   12,681
  Foreign exchange gain..      (557)        --         --           --              --               (557)
  Gain on sale of assets
     and subsidiaries....    (2,682)        --         --           --           2,459(g)            (223)
                           --------    -------    -------      -------         -------           --------
Income (loss) before
  income taxes...........    19,264     (5,219)      (910)       1,177         (11,520)             2,792
Provision for (recovery
  of) income tax.........     1,829         --         --           --          (1,829)(h)             --
                           --------    -------    -------      -------         -------           --------
Net income (loss)........  $ 17,435    $(5,219)   $  (910)     $ 1,177         $(9,691)          $  2,792
                           ========    =======    =======      =======         =======           ========
Net income per share.....  $   1.08                                                              $   0.17
                           ========                                                              ========
Weighted average number
  of shares used in
  computing income per
  common share
  (in thousands).........    16,218                                                                16,417(i)
                           ========                                                              ========

                  The accompanying notes are an integral part
                    of this pro forma financial information.

                    UNAUDITED PRO FORMA STATEMENT OF INCOME


                                                    TWELVE MONTHS ENDED MAY 31, 1998
                                  ---------------------------------------------------------------------
                                               HISTORICAL
                                  ------------------------------------
                                                        DISPOSITION OF
                                  AMERICAN              ENVIRONMENTAL     PRO FORMA        CONSOLIDATED
                                    ECO         CCG      SUBSIDIARIES    ADJUSTMENTS        PRO FORMA
                                  --------    -------   --------------   -----------       ------------
                                        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)
Revenue.........................  $236,775    $ 7,862      $(3,153)        $    --           $241,484
Operating Expenses:
  Direct costs of revenues......   179,094      8,290       (2,681)             --            184,703
  Selling, general and
     administrative expenses....    35,710        776         (391)             --             36,095
  Depreciation and
     amortization...............     5,742         26          (73)             19(f)           5,714
                                  --------    -------      -------         -------           --------
  Total operating expenses......   220,546      9,092       (3,145)             19            226,512
Operating income (loss).........    16,229     (1,230)          (8)            (19)            14,972
Other income (expenses):
  Interest expense, net.........     4,752          9           (8)          7,237(c)(d)       11,990
  Foreign exchange gain.........      (338)        --           --              --               (338)
  Loss on early extinguishment
     of debt....................     2,400         --           --          (2,400)(a)             --
  Gain on sale of assets and
     subsidiaries...............    (2,682)        --           --           2,459(g)            (223)
                                  --------    -------      -------         -------           --------
Income (loss) before income
  taxes.........................    12,097     (1,239)          --          (7,315)             3,543
Provision for (benefit of)
  income taxes..................     2,114       (354)          --          (1,760)(h)             --
                                  --------    -------      -------         -------           --------
Net income (loss)...............  $  9,983    $  (885)     $    --         $(5,555)          $  3,543
                                  ========    =======      =======         =======           ========
Net income per share............  $   0.52                                                   $   0.18
                                  ========                                                   ========
Weighted average number of
  shares used in computing
  income per common share (in
  thousands)....................    19,173                                                     19,255(i)
                                  ========                                                   ========


    The accompanying notes are an integral part of this pro forma financial information.

                    UNAUDITED PRO FORMA STATEMENT OF INCOME


                                                             SIX MONTHS ENDED MAY 31, 1998
                                                    -----------------------------------------------
                                                    HISTORICAL
                                                    ----------
                                                     AMERICAN        PRO FORMA         CONSOLIDATED
                                                       ECO          ADJUSTMENTS         PRO FORMA
                                                    ----------      -----------        ------------
                                                            (IN THOUSANDS OF U.S. DOLLARS,
                                                               EXCEPT PER SHARE AMOUNTS)
Revenue...........................................   $117,896         $    --            $117,896
Operating expenses:
  Direct costs of revenue.........................     94,477              --              94,477
  Selling, general and administrative expenses....     16,528              --              16,528
  Depreciation and amortization...................      2,222              --               2,222
                                                     --------         -------            --------
  Total operating expenses........................    113,227              --             113,227
Operating income..................................      4,669              --               4,669
Other (income) expenses:
  Interest expense, net...........................      1,670           4,325(c)(d)         5,995
                                                     --------         -------            --------
Foreign exchange gain.............................       (216)             --                (216)
Loss on early extinguishment of debt..............      2,400          (2,400)(a)              --
                                                     --------         -------            --------
Income before income taxes........................        815          (1,925)             (1,110)
Provision for income tax..........................        285            (285)(h)              --
                                                     --------         -------            --------
                                                     $    530         $(1,640)           $ (1,110)
                                                     ========         =======            ========
Net income per share..............................   $   0.03                            $  (0.05)
                                                     ========                            ========
Weighted average number of shares used in
  computing income per common share (in
  thousands)......................................     20,296                              20,296
                                                     ========                            ========


    The accompanying notes are an integral part of this pro forma financial information.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                         (IN THOUSANDS OF U.S. DOLLARS)


INCOME STATEMENT



(a)  Reflects the elimination of loss on early extinguishment of debt.


(b) Reflects increased interest expense on $40,900 of additional borrowings and reduced interest income on $10,500 available cash used to finance the Chempower acquisition. The borrowings, available cash and interest rates are as follows:

Convertible debt...........................................   9.5%    $15,000
Shareholder notes..........................................   9.0%    $15,900
Existing credit facility...................................   9.0%    $ 6,000
Property notes.............................................  10.0%    $ 4,000
Available cash.............................................   5.0%    $10,500

(c) Reflects reduced interest expense for debt retired with proceeds from the issuance of the Original Notes.


(d) Reflects the increased interest expense for interest on the $120,000 of the Notes at an interest rate of 9.625%. Issuance costs of $4,393 are amortized over the life of the Notes.


(e) Reflects the increased depreciation and amortization due to (1) the revaluation of Chempower's property, plant and equipment ($9,000) over ten years, (2) the purchase of property, plant and equipment from certain Chempower shareholders ($4,500) over ten years and (3) goodwill resulting from the purchase of Chempower ($10,000) over forty years.

(f) Reflects the increased amortization due to goodwill resulting from the purchase of CCG ($3,000) over forty years.

(g) Reflects the elimination of the gain on the sales of Eco Environmental and Environmental Evolutions.

(h) Reflects the income tax effect to the pro forma adjustments at an assumed income tax rate of 40%, to the extent that a deferred tax asset is not created.

PER SHARE DATA

(i) The weighted average shares gives effect to the 265,000 shares issued in connection with the acquisition of CCG.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


     The following table sets forth summary historical financial data and unaudited financial data for the Company at and for the dates indicated. The summary historical financial data of the Company (except other financial and operating data) (i) as of and for each of the five fiscal years ended November 30, 1997 have been derived from the financial statements of the Company, and
(ii) as of and for the six months ended May 31, 1997 and May 31, 1998 have been derived from the interim unaudited financial statements of the Company which, in the opinion of management, include all adjustments necessary for a fair presentation of the Company's results of operations and financial condition. Karlins Fuller Arnold & Klodosky, P.C. ("Karlins Fuller") audited the Company's financial statements for the three years ended November 30, 1996 and PricewaterhouseCoopers LLP audited the Company's financial statements for the year ended November 30, 1997. This information should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     The consolidated financial statements have been prepared in accordance with Canadian Basis which differ in certain respects from those principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with U.S. Basis. The differences between Canadian Basis and U.S. Basis are described in Note 15 to the Notes to Consolidated Financial Statements.


                                                                                                 SIX MONTHS ENDED
                                                  FISCAL YEAR ENDED NOVEMBER 30,(1)                   MAY 31,
                                         ----------------------------------------------------   -------------------
                                           1993       1994       1995       1996       1997       1997       1998
                                         --------   --------   --------   --------   --------   --------   --------
                                                      (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE)
STATEMENT OF INCOME DATA:
Revenue................................  $  7,565   $ 34,991   $ 46,684   $119,529   $220,478   $101,599   $117,896
Operating Expenses:
  Direct costs of revenue..............     5,012     30,707     39,456     87,203    162,882     78,265     94,477
  Selling, general and administrative
    expense............................     1,475      1,612      2,814     20,616     31,243     12,062     16,528
  Depreciation and amortization........       474      1,043      1,107      2,232      5,382      1,861      2,222
                                         --------   --------   --------   --------   --------   --------   --------
Total operating expenses...............     6,961     33,362     43,377    110,051    199,507     92,188    113,227
                                         --------   --------   --------   --------   --------   --------   --------
Operating income.......................       604      1,629      3,307      9,478     20,971      9,411      4,669
Other (income) expenses:
  Interest expense, net................       229        681        713      1,747      4,946      1,864      1,670
  Foreign exchange gain................        --       (118)       (96)      (221)      (557)      (435)      (216)
  Loss on early extinguishment of
    debt...............................        --         --         --         --         --         --      2,400
  Gain on sale of assets and
    subsidiaries.......................        --         --       (370)        (2)    (2,682)        --         --
                                         --------   --------   --------   --------   --------   --------   --------
Income before income taxes.............       375      1,066      3,060      7,954     19,264      7,982        815
Provision for (recovery of) income
  tax..................................        53         58        208       (809)     1,829         --        285
                                         --------   --------   --------   --------   --------   --------   --------
Income from continuing operations......       322      1,008      2,852      8,763     17,435      7,982        530
Discontinued operations................        --       (105)        --         --         --         --         --
                                         --------   --------   --------   --------   --------   --------   --------
Net income.............................  $    322   $    903   $  2,852   $  8,763   $ 17,435   $  7,982   $    530
                                         ========   ========   ========   ========   ========   ========   ========
Net income per share...................  $   0.07   $   0.15   $   0.40   $   0.81   $   1.08   $   0.55   $   0.03
                                         ========   ========   ========   ========   ========   ========   ========
Weighted average number of shares
  outstanding (in thousands)...........     4,680      6,191      7,217     10,847     16,218     14,625     20,296
                                         ========   ========   ========   ========   ========   ========   ========
OTHER FINANCIAL DATA:
Capital expenditures...................     6,630        121        386      4,803      3,134        683     (1,570)
EBITDA(2)..............................     1,078      2,672      4,414     11,710     19,752     11,273      6,891
Cash provided by (used in)
  operating activities.................    (2,382)        (5)     2,605      3,752    (18,918)   (11,759)    (9,036)
Cash provided by (used in) investing
  activities...........................    (8,683)    (1,394)    (2,255)   (16,567)   (12,544)    (9,045)    (4,650)
Cash provided by (used in) financing
  activities...........................    11,506      1,919       (326)    12,234     32,414     26,174     50,181
Ratio of EBITDA to interest expense,
  net..................................       4.7x       3.9x       6.2x       6.7x       4.0x       6.0x       4.1x
Ratio of total debt to EBITDA..........       9.2x       3.3x       1.5x       2.5x       3.5x       5.6x      17.6x
Ratio of earnings to fixed
  charges(3)...........................       2.5x       2.4x       5.0x       5.1x       4.7x       4.7x       1.4x

                                                            AT NOVEMBER 30,                          AT
                                         -----------------------------------------------------    MAY 31,
                                          1993       1994       1995        1996        1997        1998
                                         -------    -------    -------    --------    --------    --------
                                                          (IN THOUSANDS OF U.S. DOLLARS)
BALANCE SHEET DATA:
Cash and cash equivalents..............  $   354    $   874    $   898    $    317    $  1,259    $ 37,618
Working capital........................    3,639      6,441      6,639      10,946      59,907     121,109
Total assets...........................   15,007     22,947     31,061     104,484     211,786     279,701
Long-term debt, including current
  portion..............................    8,730      5,215      2,382       8,428      59,803     121,373
Shareholders' equity...................    3,288     11,299     18,736      55,043     107,099     119,854


---------------

(1) The statement of income for the year ended November 30, 1993 reflects one month of operations for C.A. Turner Construction Company, a Delaware corporation, and Action Contract Services, Inc., a Delaware corporation (together, the "Turner Group"). The statement of income for the year ended November 30, 1994 reflects six months of operations for Cambridge Construction Service Corp., a Nevada corporation ("Cambridge"). The statement of income for the year ended November 30, 1995 reflects five months of operations for the Lake Charles Group. The statement of income for the year ended November 30, 1996 reflects eleven months of operations for Environmental Evolutions, six months of operations for United Eco, four months of operations for SRS and Industra Service and one month of operations for MM Industra. The statement of income for the year ended November 30, 1997 reflects nine months of operations for Chempower, three months of operations for CCG and nine months of operations for Eco Environmental and Environmental Evolutions prior to their sales.

(2) EBITDA is defined as earnings before net interest expense, taxes, depreciation and amortization, other income (expense) and the $6.6 million of sales proceeds received by the Company in excess of its cost of its ownership in MART as described in Note 21 to the Notes to Consolidated Financial Statements. The MART transaction was consummated in November 1997. Such amount related to MART has been included in operating income in the statement of income data. EBITDA is presented because it is a widely accepted financial indication of a company's ability to incur and service debt. EBITDA is not a measurement presented in accordance with GAAP and is not intended to be used in lieu of GAAP presentations of results of operations and cash provided by (used in) operating activities. For the periods presented, there are no differences between Canadian Basis and U.S. Basis for the calculation of EBITDA, as defined above.

(3) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of net interest expense including amortization of deferred financing costs, and the portion of rental expense considered to be interest (assumed to be one-third).

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
                            AND FINANCIAL CONDITION

OVERVIEW

     American Eco is a leading provider of industrial support and specialty fabrication services to principally three industry groups: (i) energy, (ii) pulp and paper and (iii) power generation. The Company offers its customers a single-source solution for an extensive array of support services such as equipment and facility repair, maintenance, refurbishment, retrofit and expansion. Specialty fabrication services offered by the Company include the construction of decks, well jackets and modules for offshore oil and gas platforms, the fabrication of piping, pressure vessels and other equipment used in process industries, the erection of structural steel support systems and the manufacture of electrical switch gear, power distribution panels, bus ducts and control rooms. The Company also manufactures, sells, installs and operates SAREX(R) oil filtration and separation systems worldwide.

     The trend toward greater customer emphasis on outsourcing dictates that support services companies provide an increasing breadth of services. This market trend is the primary tenet of the Company's acquisition strategy, and has precipitated consolidation in the support services and specialty fabrication markets in North America. The Company has grown significantly in the past five years through the acquisition of nine industrial support and specialty fabrication service providers in various complementary geographic regions. The Company had also acquired two environmental remediation companies, which were subsequently sold in August 1997.


     A substantial portion of the Company's work is recurring in nature, either through term contracts or long-standing customer relationships. At May 31, 1998, the Company had project backlog of approximately $345.5 million, substantially all of which it expects to realize within the next twelve months.


RESULTS OF OPERATIONS


  THREE MONTHS ENDED MAY 31, 1998 COMPARED TO THREE MONTHS ENDED MAY 31, 1997



     Revenues. Revenue during the three months ended May 31, 1998 increased approximately 5.5% or $3.1 million to $59.5 million from $56.4 million during the same period in 1997. The $3.1 million increase in revenue is comprised of:



Acquisitions in 1997 subsequent to Second Quarter 1997......   $ 4.4
Disposition in 1997 of environmental subsidiaries...........    (1.3)
                                                               -----
                                                               $ 3.1
                                                               =====



     The acquisition in 1997 was the CCG subsidiary which was acquired on September 1, 1997. The Company's environmental subsidiaries, ECO Environmental and Environmental Evolutions were included in the 1997 operations until their disposal date of August 31, 1997. Revenues for the businesses that were included in the consolidated financial statements for both periods were essentially unchanged from the prior year. There was, however, a shift in the revenue mix year between year as the 1997 quarter included a higher percentage of higher margin specialty fabrication revenues whereas the 1998 quarter reflected a higher percentage of lower margin maintenance and engineering revenues. The 1997 quarter benefitted from $5 million of construction services related to the MART project, a state of the art thermal treatment facility which was completed in 1997.



     Operating Expenses. The Company's direct costs of revenue increased 18.6% to $49 million in the Second Quarter of 1998 compared to $41.4 million for the comparable period in 1997. The increased costs are partially attributable to the revenue growth in the period, but the more significant increase in costs is attributable to the shift in revenues towards lower margin maintenance and engineering activities as compared to the higher margin fabrication activity in the prior year.

     Selling, general and administrative expenses increased 4% to $8.4 million compared to $8.1 million for the Second Quarter of 1997. Many of these costs are either fixed or semi-variable, and the increases represent some modest increase in staff over the prior year in addition to the selling, general and administrative expenses of the acquisitions net of dispositions.



     During the Second Quarter of 1998, the Company issued $120 million of 9 5/8% ten year Senior Notes through a private placement. A portion of the proceeds of the notes were used to pay off existing bank debt and notes payable. As a result of the refinancing, the Company recorded a charge of $2.4 million as a loss on early extinguishment of debt, primarily related to the prepaid financing costs of the bank debt.



     Income Taxes. The Company recorded an income tax benefit of $877 thousand for the three months ended May 31, 1998 in recognition of the tax benefit associated with the pre tax loss of $2.5 million for the period. In the corresponding period of 1997, the Company reflected pre tax income of $4.4 million but recorded no tax provision, as the Company applied unrecorded net operating loss carryforwards to its pre tax income. The loss carryforwards were substantially utilized in fiscal 1997.



  SIX MONTHS ENDED MAY 31, 1998 COMPARED TO SIX MONTHS ENDED MAY 31, 1997



     Revenues. Revenues during the six months ended May 31, 1998 increased approximately 16% or $16.3 million to $117.9 million from $101.6 million during the same period in 1997. The $16.3 million increase in revenue is comprised of:



Acquisitions in 1997 subsequent to First Quarter 1997.......   $23.9
Disposition in 1997 of environmental subsidiaries...........    (3.8)
Reduction in revenue from existing businesses...............    (3.8)
                                                               -----
                                                               $16.3
                                                               =====



     The acquisitions subsequent to the First Quarter of 1997 represent the Company's Chempower and CCG subsidiaries which were acquired on March 1, 1997 and September 1, 1997, respectively. The Company's environmental subsidiaries, Eco Environmental and Environmental Evolutions were included in the 1997 operations until their disposal date of August 31, 1997. The remaining businesses were essentially flat for the six month period. There was some shift of revenue from specialty fabrication to maintenance and engineering from 1997 to 1998. The 1997 quarter benefitted from $5 million of construction services related to the MART project which was completed in 1997.



     Operating Expenses. The Company's direct costs of revenue increased 20.7% to $94.5 million for the six months ended May 31, 1998 compared to $78.3 million during the same period of 1997. The increased costs are attributable to the shift in revenue to lower margin activities in the maintenance and engineering area versus the higher margin specialty fabrication activity.



     Selling, general and administrative expenses increased 40.3 % to $16.3 million compared to $11.6 million for the six months ended May 31, 1997. Of the total increase of $4.7 million, $2.9 million represented the selling, general, and administrative expenses added at Chempower and CCG which were acquired subsequent to February 28, 1997. Also included in the six months 1998 figure is approximately $308 thousand of costs related to the unsuccessful acquisition of Dominion Bridge.



     In May 1998, the Company issued $120 million of 9 5/8% ten year Senior Notes through a private placement. A portion of the proceeds of the notes were used to pay off existing bank debt and notes payable. As a result of the refinancing, the Company recorded a charge of $2.4 million as a loss on early extinguishment of debt, primarily related to the prepaid financing costs of the bank debt.



     Income Taxes. In 1997 the Company recorded no income tax provision for the six months ended May 31, 1997 as the Company applied unrecorded net operating loss carryforwards to its pre tax income. The loss carryforwards were substantially utilized in fiscal 1997.

  FISCAL YEAR ENDED NOVEMBER 30, 1997 COMPARED TO FISCAL YEAR ENDED NOVEMBER 30, 1996


          Revenues. The Company's revenues grew 84.5%, to $220.5 million, in fiscal 1997 from $119.5 million in fiscal 1996, primarily due to reporting the results of the Chempower acquisition from effective March 1, 1997, the CCG acquisition from September 1, 1997, and the full year of operations of MM Industra, SRS and Industra Service which were acquired in fiscal 1996. These results are partially offset by a decrease in revenues from the Lake Charles Group. The Lake Charles Group generated $49.0 million in revenues in fiscal 1996 from a single contract. In addition, Eco Environmental and Environmental Evolutions were only included through August 31, 1997, which was the effective date of the respective divestitures.

     The Company's industrial support segment generated $147.4 million, or 66.9%, of the Company's total revenues in fiscal 1997 compared to $94.6 million, or 79.1%, in fiscal 1996. This 55.9% increase in revenue is primarily the result of reporting Chempower's revenues from March 1997, CCG's revenues from September 1, 1997, and the effect of a full year of revenue from Industra Service.

     The revenues generated from the Company's environmental services segment decreased 34.4%, to $12.1 million, in fiscal 1997 from $18.5 million in fiscal 1996. This decrease primarily reflects the sale of Eco Environmental and Environmental Evolutions on August 31, 1997. As a percentage of total revenues the Company's environmental service segment contributed approximately 5.5% of total revenues of fiscal 1997 compared to 15.5% of total revenues in fiscal 1996.

     The specialty fabrication business segment generated $60.9 million, or 27.6%, of the Company's total revenues in fiscal 1997, compared to $6.5 million, or 5.4%, in fiscal 1996. Management anticipates that the increase in revenues from the Company's specialty fabrication service segment will continue and this segment will contribute a greater percentage of the Company's total revenues in fiscal 1998 as a result of increased business at MM Industra, SRS and Chempower's Controlled Power Division.

     Operating Expenses. The Company's total operating expenses increased approximately 81.3%, to $199.5 million, in fiscal 1997 from $110.1 million in fiscal 1996 primarily as a result of adding the operations of Chempower effective March 1, 1997, CCG from September 1, 1997, and the full year effect of the acquisitions of MM Industra and Industra Service. Expressed as a percentage of total revenues, operating expenses were approximately 90.5% in fiscal 1997 compared to 92.1% in fiscal 1996.

     Selling, general and administrative expenses increased to $31.2 million in fiscal 1997 compared to $20.6 million in fiscal 1996. As a percentage of total revenues, selling, general and administrative expenses decreased to 14.2% in fiscal 1997 compared to 17.2% in fiscal 1996. The decrease is attributable to the institution by the Company in fiscal 1996 of an operating plan which augments its 1994 operating plan and is designed to control overhead expenses at all levels.

     Depreciation and amortization increased to $5.4 million in fiscal 1997 from $2.2 million in fiscal 1996. As a percentage of total revenues, depreciation and amortization increased to 2.4% in fiscal 1997 from 1.9% in fiscal 1996. Management believes that the Company has been able to contain operating expenses through a program instituted in fiscal 1994 pursuant to which project managers are required to track such cost control indicators as labor productivity and potential project cost overruns. Management believes that the Company will continue to be able to control operating expenses, but there can be no assurance that the Company's cost control policies will be as effective in the future as they have been in the past.

     Operating expenses of the Company's industrial support segment increased to $135.7 million in fiscal 1997 compared to $92.8 million in fiscal 1996. As a percentage of revenues from the industrial support segment, operating expenses decreased to 92.0% in fiscal 1997 compared to 98.2% in fiscal 1996.

     Operating expenses of the Company's environmental services segment decreased to $13.6 million in fiscal 1997 compared to $16.6 million in fiscal 1996. As a percentage of revenues from the environmental services segment, operating expenses increased to 111.9% in fiscal 1997 compared to 90.0% in fiscal 1996. Management does not expect this trend to continue due to the sale of two environmental operating units as of August 31, 1997.

     Operating expenses of the Company's specialty fabrication services segment increased to $50.3 million in fiscal 1997 compared to $4.3 million in fiscal 1996. As a percentage of revenues from the specialty fabrication services segment, operating expenses increased to 82.5% in fiscal 1997 compared to 67.0% in fiscal 1996. This significant increase is due to a full year of operations for MM Industra and nine months of operations for Chempower's Controlled Power Division. Management believes that the specialty fabrication services segment will continue to grow based on the significant backlog of contracts in this segment.

     The Company's interest expense on long-term debt increased to $4.9 million from $1.7 million, and as a percentage of total revenue, interest expense increased to 2.2% compared to 1.5% in fiscal 1996.

     Provision for Income Tax. In fiscal 1997, the Company applied its remaining $2.5 million in net operating loss carry-forwards and began to accrue income taxes. The Company had $1.8 million in tax expenses in fiscal 1997. At November 30, 1997, the Company had no significant tax loss carry-forwards.

     Net Income. Net income increased approximately 99.0%, to $17.4 million, or $1.08 per share, in fiscal 1997 from $8.8 million, or $0.81 per share, in fiscal 1996. An income tax recovery contributed $809,000 to the Company's net income in fiscal 1996 compared to a provision of $1.8 million in income tax expense in fiscal 1997.

  FISCAL YEAR ENDED NOVEMBER 30, 1996 COMPARED TO FISCAL YEAR ENDED NOVEMBER 30, 1995

     Revenues. The Company's revenues grew 255.9%, to $119.5 million, in fiscal 1996 from $46.7 million in fiscal 1995 primarily due to reporting the results of the United Eco acquisition from May 1996, the SRS and Industra Service acquisitions from July 1996 and the MM Industra acquisition from September 1996.

     The Company's industrial support segment generated $94.6 million, or 79.1%, of the Company's total revenues in fiscal 1996 compared to $41.3 million, or 88.5%, in fiscal 1995. This 128.9% increase in revenues reflects in part the addition of four months of operations of Industra Service and a single project performed by the Lake Charles Group in the amount of $49.0 million that concluded in fiscal 1996. The revenues generated by the Company's industrial support operations that were in place at November 30, 1995 grew 105.0% in fiscal 1996.

     The revenues generated from the Company's environmental services segment increased 244.8%, to $18.5 million, in fiscal 1996 from $5.4 million in fiscal 1995. The growth primarily reflects the effects of eleven months of operation for Environmental Evolutions and six months of operations of United Eco. As a percentage of total revenues, the Company's environmental services segment contributed approximately 15.5% of total revenues in fiscal 1996 as compared to 11.5% of total revenues in fiscal 1995.

     The Company significantly expanded its specialty fabricating business in fiscal 1996 through the acquisition of SRS and MM Industra, and this business segment generated $6.5 million, or 5.4%, of the Company's total revenues in fiscal 1996. Prior to fiscal 1996, the Company had provided specialty fabricating services through the Turner Group and the Lake Charles Group as part of those subsidiaries' industrial support services and the Company did not separately report revenues for specialty fabrication services.

     Operating Expenses. The Company's total operating expenses increased approximately 153.7%, to $110.1 million, in fiscal 1996 from $43.4 million in fiscal 1995 primarily as a result of five acquisitions during fiscal 1996. Expressed as a percentage of total revenues, operating expenses were approximately 92.0% in fiscal 1996 compared to 92.1% in fiscal 1995.

     Selling, general and administrative expenses increased to $20.6 million in fiscal 1996 compared to $2.8 million in fiscal 1995. This increase is primarily a result of acquisitions in 1996 and a full year of results for the Lake Charles Group, which was acquired in July 1995. Depreciation and amortization increased from $1.1 million in Fiscal 1995 to $2.2 million in fiscal 1996 primarily as a result of the acquisitions completed during 1996.

     The Company's interest expense on long-term debt increased to $1.7 million from $713,000 and as a percentage of total revenue interest expense remained unchanged at 1.5%. Depreciation and amortization increased to $2.2 million in fiscal 1996 from $1.1 million in fiscal 1995. As a percentage of total revenues, depreciation and amortization decreased slightly to 1.9% in fiscal 1996 from 2.4% in fiscal 1995.

          Provision for Income Tax. The Company had net operating loss carry-forwards in Canada which it utilized to reduce its Canadian tax liabilities. The application of $786,000 in such net operating loss carry-forwards contributed to a tax recovery of $809,000 in fiscal 1996. The Company provided for $208,000 in taxes in fiscal 1995. At November 30, 1996, the Company had a total of $2.5 million in net operating loss carry-forwards that expire between 1999 and 2003.

          Net Income. Net income from continuing operations increased approximately 207.3%, to $8.8 million, or $0.81 per share, in fiscal 1996 from $2.9 million, or $0.40 per share, in fiscal 1995. A tax recovery of $809,000 contributed approximately $0.07 per share to the Company's net income in fiscal 1996.

LIQUIDITY AND CAPITAL RESOURCES


     The Company's existing capital resources consist of cash on hand. The Company's cash increased by $36.4 million from November 30, 1997 to $37.6 million at May 31, 1998. The significant increase in cash was generated by the issuance of the Original Notes. The net proceeds, after all expenses, aggregated approximately $115.7 million. These proceeds were utilized to retire existing bank debt and notes payable of approximately $71.6 million. The remainder of the proceeds were used to fund working capital needs or remain as available cash to the Company.



     For the six months ended May 31, 1998 the Company utilized $9.0 million of cash to fund operating activities versus $11.8 million for the like period in 1997. Increases in costs and estimated earnings in excess of billing, inventory, and prepaid expenses represented the primary variances. Several large contracts in the current period do not permit billing by the Company until milestones are met on the projects. Billing on these contracts is expected to be accomplished in the third and fourth quarters of fiscal 1998.



     Cash used in investing activities was $4.7 million in 1998 versus $9.0 million in 1997. In 1998, the primary use of cash was for capital spending of $1.6 million and an increase in investment of $6.1 million, primarily the $5.0 million investment in Dominion Bridge.



     Cash flow from financing activity was $50 million in the six months ended May 31, 1998 compared to $26 million for the six months ended May 31, 1997. The proceeds from the issuance of the Original Notes were used to repay bank debt and notes payable in 1998.



     The Company's cash requirements consist of working capital needs, obligations under its leases and senior notes and the funding of potential acquisitions. Management believes that the Company's cash balances are sufficient to meet its anticipated cash requirements for the foreseeable future, subject to raising additional capital as necessary for possible acquisitions. There can be no assurance that the Company will obtain additional debt or equity capital for possible acquisitions or that the terms of any such equity capital will not be dilutive.


RECOGNITION OF REVENUES

     The Company recognizes revenues and profits on contracts using the percentage-of-completion method of accounting. Under the percentage-of-completion method, contract revenues are accrued based on the percentage of accrued costs to total estimated project costs. As contracts can extend over more than one accounting period, revisions in estimated total costs and profits during the course of work are reflected during the period in which the facts requiring the revisions become known. Losses on contracts are charged to income in the period in which such losses are first determined. The percentage-of-completion method of accounting can result in the recognition on uncompleted contracts of costs in excess of billings, which are classified as current assets, or billings in excess of costs, which are classified as current liabilities.

SEASONALITY AND QUARTERLY FLUCTUATIONS

     The Company's revenues from industrial support and specialty fabrication services may be affected by the timing of scheduled outages at its industrial customers' facilities and by weather conditions with respect to projects conducted outdoors. Historically, the Company has experienced decreased activity during the first quarter of its fiscal year due to less plant maintenance and turnaround activity in the refinery and power generating industries in North America. The effects of seasonality may be offset by the timing of large individual contracts, particularly if all or a substantial portion of the contracts fall within a one-to-two quarter period. Accordingly, the Company's quarterly results may fluctuate and the results of one fiscal quarter should not be deemed to be representative of the results for any other quarter, or for the full fiscal year.

RECENT ACCOUNTING PRONOUNCEMENTS

     In September 1997, the Accounting Standards Board (AcSB) of the Canadian Institute of Chartered Accountants (CICA) approved CICA 3465, INCOME TAXES. CICA 3465 establishes standards for recognition, measurement and disclosure of income taxes in the financial statements. The new standard adopts the liability approach based on the temporary differences method of accounting for income taxes and is similar in many respects to the Statement of Financial Accounting Standard No. 109 in the United States. This standard is effective for fiscal years beginning on or after January 1, 2000, although prior adoption is acceptable. The Company has not yet determined the impact this standard will have on its financial position or results of operations.

IMPACT OF THE YEAR 2000 PROBLEM

     The Year 2000 Problem is the result of computer programs being written using two digits rather than four digits to define the applicable year. Any of the Company's computer programs that have data-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in other routine business activities.

     Based on a recent assessment, management determined that the Company will be required to modify or replace significant portions of its software so that its computer systems will properly utilize dates beyond December 31, 1999. The Company presently believes that, with modifications to existing software and conversions to new software, the Year 2000 Problem can be mitigated. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Problem could have a material impact on the operations of the Company.

     Based on presently available information, the Company has initiated formal communication with all of its significant suppliers and large customers to determine the extent to which the Company is vulnerable to the failure of these third parties to solve their own Year 2000 Problems. However, there can be no guarantee that the systems of other companies on which the Company's system rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have material adverse effect on the Company.

     The Company will utilize both internal and external resources to reprogram, or replace, and test the software for Year 2000 modifications. The Company plans to complete the Year 2000 project within one year, but no later than April 1999. The total remaining cost of the Year 2000 project is estimated at $1.5 million and is being funded through operating cash flow of the Company. Of the total project cost, approximately $1.0 million is attributable to the purchase of new software, which will be capitalized. The remaining $500,000 will be expensed as incurred over the next two years and is not expected to have a material effect on the results of operations of the Company. To date, the Company has not incurred any expense for its Year 2000 project.

     The costs of the project and the date on which the Company plans to complete the Year 2000 modifications are based on management's best estimates. These estimates were derived by utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved, and actual results could differ materially from such plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.

                                    BUSINESS

THE COMPANY

     American Eco is a leading provider of industrial support and specialty fabrication services to principally three industry groups: (i) energy, (ii) pulp and paper and (iii) power generation. The Company offers its customers a single-source solution for an extensive array of support services such as equipment and facility repair, maintenance, refurbishment, retrofit and expansion. Specialty fabrication services offered by the Company include the construction of decks, well jackets and modules for offshore oil and gas platforms, the fabrication of piping, pressure vessels and other equipment used in process industries, the erection of structural steel support systems and the manufacture of electrical switch gear, power distribution panels, bus ducts and control rooms. The Company also manufactures, sells, installs and operates SAREX(R) oil filtration and separation systems worldwide.

     The Company has strategically positioned itself as a single-source provider of support services, principally to process industries, which can be performed by an outside service company with greater efficiency, safety and cost-effectiveness. By outsourcing support services, these industries can focus on their core manufacturing processes, reduce operating costs, improve safety and conserve human and capital resources.


     The trend toward greater customer emphasis on outsourcing dictates that support services companies provide an increasing breadth of services. This market trend is the primary tenet of the Company's acquisition strategy, and has precipitated consolidation in the support services and specialty fabrication markets in North America. The Company has grown significantly in the past five years through the acquisition of nine industrial support and specialty fabrication service providers in various complementary geographic regions. The Company had also acquired two environmental remediation companies, which were subsequently sold in August 1997. The Company's revenue and EBITDA grew from $7.6 million and $1.1 million, respectively, for the fiscal year ended November 30, 1993 to $236.8 million and $20.7 million, respectively, for the twelve months ended May 31, 1998.



     The Company's industrial support and specialty fabrication businesses generated approximately 72% and 28% of its revenues, respectively, for the twelve months ended May 31, 1998, on a pro forma basis after giving effect to the Company's 1997 acquisition of CCG and its 1997 divestitures of Eco Environmental and Environmental Evolutions. Management estimates that the energy, pulp and paper and power generation industries, accounted for approximately 65%, 10% and 23% of the Company's revenue, respectively, for the twelve months ended May 31, 1998 on the pro forma basis described above, with the remaining 2% associated with other industries.


     The Company believes it has achieved a competitively advantaged position in the industrial support and specialty fabrication markets it serves by consistently providing high-quality, cost-effective service on a safe and timely basis. The Company's key competitive strengths include: (i) long-standing customer relationships, (ii) an outstanding safety and environmental record,
(iii) a broad array of value-added services, (iv) the ability to provide its services throughout North America and (v) an experienced, dedicated management in the field and at the corporate level.


     A substantial portion of the Company's work is recurring in nature, either through term contracts or long-standing customer relationships. At May 31, 1998, the Company had project backlog of approximately $345.5 million, substantially all of which it expects to realize within the next twelve months.



     At May 31, 1998, the Company operated primarily through the following subsidiaries: Turner Group; Cambridge; Industra Service; MM Industra; United Eco; SRS; Chempower; and CCG.


THE OUTSOURCING TREND

     Over the last several years, a trend toward greater use of outsourcing services has emerged. This trend has created an opportunity for companies such as American Eco to satisfy increasing customer demand for outsourcing industrial support services, and has required that industrial support service providers offer a greater breadth of services. As companies increasingly realize the benefit and breadth of outsourcing services, the growth in outsourcing services should accelerate.

     Factors driving the increased outsourcing of industrial support services include: (i) use of outside contractors to control internal labor and insurance costs, which also eliminates the need to maintain expensive and under-utilized equipment, (ii) the growing cost of training and maintaining a skilled work force to perform support service functions, (iii) compliance with ever stricter environmental and safety regulations which creates the need for more frequent facility upgrades or modifications, and (iv) a preference by customers to simplify vendor management through the use of large, single-source, support service providers with broad geographic coverage, an established safety record, a history of environmental compliance and a reputation for quality.

     Outsourcing yields substantial customer benefits through lower overall operating costs, the ability to place greater emphasis on core business processes, the conservation of human and capital resources, the higher probability of completing projects on schedule due to contract stipulations, improved equipment quality and reliability, and access to technical expertise not available internally.

     According to The Outsourcing Institute, U.S. companies spent approximately $85.0 billion on outsourcing services in 1997, a 26% increase over 1996.

BUSINESS STRATEGY

     The Company's objectives are to continue to strengthen and broaden its position as a leading provider of industrial support and specialty fabrication services to the energy, pulp and paper and power generation industries in North America, and thereby increase cash flow and profitability. To achieve these objectives, the Company is pursuing the following business strategies:

     Acquire Complementary Industrial Service Businesses. The Company evaluates, on an ongoing basis, potential acquisitions of complementary businesses in an effort to further strengthen and broaden its single-source service offering, and expand its customer base and geographic presence. Management believes that the industrial support services and specialty fabrication markets are fragmented markets which are entering a period of consolidation due to: (i) customer demand for greater breadth and quality of service, (ii) the need to service all customer facilities, thus enabling the customer to reduce its vendor relationships and (iii) the increased importance of established safety and environmental compliance records. These factors have increased the necessary economies of scale and scope in the support services and specialty fabrication markets, eroded the competitiveness of smaller industry participants, and increased the barriers to entry for new competitors.

     Strengthen Competitive Position in Growing Outsourcing Market. Management believes that participants in the energy, pulp and paper and power generation industries, in an effort to remain competitive, will continue to increase their reliance on independent contractors to provide industrial support and specialty fabrication services. Management is expanding the Company's capabilities to provide its customers a single-source solution for their support services and specialty fabrication needs.

     Cross-Sell Services. The sales staff, operations managers and business development personnel of each of the Company's subsidiaries are familiar with the capabilities of all the Company's subsidiaries. The Company trains its personnel to identify cross-selling opportunities and integrate the breadth of the Company's services into each bid proposal. This provides the customer a more comprehensive portfolio of services. The Company's cross-selling initiatives have resulted in several successful projects which have involved multiple operating subsidiaries of the Company and the performance of services internally which were historically performed by third parties.

     Maintain Decentralized Operating Structure. While at the corporate level the Company retains centralized control over certain administrative and finance functions, its operating subsidiaries maintain a high level of autonomy. Management believes that the Company's decentralized operating structure is critical to its success, as many decisions to purchase its services are made by local customers based on established relationships and a service provider's ability to respond rapidly to the customer's needs. In addition, the

Company is instituting a program to improve subsidiary reporting procedure and eliminate functional redundancy.

ACQUISITION HISTORY

     The acquisition of the operating assets of the Turner Group in November 1993 for approximately $4.0 million in cash initiated the Company's entry into industrial support services. The Turner Group is located in Port Arthur, Texas and provides construction, maintenance, demolition and industrial maintenance services to petroleum and petrochemical refineries along the Gulf Coast of the United States. The Turner Group has a 50-year operating history and is located in a region which contains the largest concentration of crude oil refining capacity in the United States.

     In June 1994, the Company acquired Cambridge, a construction management company located in Dallas, Texas, for approximately $1.6 million, which included 400,000 common shares of the Company and related acquisition costs of $400,000. Cambridge provides project management consulting services to small contractors.

     In July 1995, the Company acquired the Lake Charles Group, a construction company located in Lake Charles, Louisiana, for approximately $3.8 million, which included 641,000 common shares and 105,000 warrants to purchase common shares of the Company. The Lake Charles Group commenced operations in 1986 and provides general contracting, industrial maintenance, heating and air conditioning and industrial sheet metal services to commercial and industrial customers.

     In May 1996, the Company acquired United Eco, a construction company with headquarters in High Point, North Carolina. The consideration for United Eco consisted of 315,000 common shares of the Company, with a fair market value of approximately $2.5 million. United Eco provides environmental contracting, site remediation, waste water treatment of ground contamination and recycling services to customers in the eastern and southeastern regions of the United States. In addition, United Eco operates two thermal desorption treatment facilities.

     In July 1996, the Company acquired Irvine, California based SRS for 753,634 common shares of the Company, with a fair market value of approximately $5.7 million. SRS manufactures and distributes SAREX(R) oil filtration and separation systems worldwide. Over 30,000 SRS systems have been installed in approximately half of the world's oil and petrochemical tankers and oil refineries. The acquisition of the SAREX(R) technology, and SRS's waste treatment expertise, should enhance the Company's competitiveness when bidding on turnkey projects for the upgrade of petroleum refineries.

     In July 1996, the Company acquired Industra Service, which is based in Vancouver, British Columbia. The Company effected a take-over bid for Industra Service by exchanging 1,647,459 common shares of the Company, with a fair market value of approximately $15.1 million, for 94% of the outstanding shares of Industra Service common stock. In December 1996, the Company received authorization to acquire all but a small fraction of the remaining 6% of the outstanding shares of Industra Service common stock for approximately $1.2 million. Industra Service is an industrial engineering and environmental service company which provides industrial support services to the utility, petroleum and petrochemical refining and forest products industries, principally in western Canada and the northwestern United States. The Company effectively owns 100.0% of the outstanding common stock of Industra Service.

     In September 1996, the Company acquired certain assets of M&M Manufacturing Ltd. of Dartmouth, Nova Scotia for approximately $6.5 million in cash. The Company conducts these operations through MM Industra, a wholly-owned subsidiary of the Company. MM Industra provides pipefitting, assembling, machining and fabrication services to the oil and petrochemical refining, utility, forest products and offshore oil and gas industries. The Province of Nova Scotia granted the Company authorization to purchase and operate the assets. MM Industra commenced operation in October 1996.

     In March 1997, the Company completed the acquisition of Chempower which is based in Akron, Ohio for approximately $50.0 million in cash, which includes acquisition costs of approximately $3.0 million. Chempower is a manufacturing and construction company for the utility and chemical processing industries.

In addition, the Company acquired real property from the shareholders of Chempower with an appraised value of approximately $4.5 million.



     In September 1997, the Company acquired CCG, a provider of maintenance and specialty construction services to commercial customers throughout North America. The consideration for CCG consisted of 265,000 common shares of the Company, with a fair market value of approximately $2.6 million. The acquisition of CCG, through the application of its management information software, should augment the Company's other energy management services.


RECENT DEVELOPMENTS

  Eco Environmental and Environmental Evolutions Divestitures


     On August 31, 1997, the Company sold Eco Environmental and Environmental Evolutions to Eurostar Interests, Ltd. ("Eurostar"), a company controlled by J.
C. Pennie, the Vice-Chairman of the Company, in exchange for a note in the amount of $11.0 million. This note bears interest at the rate of 10% per annum and is due on August 31, 1998. As a result of this transaction, the Company recorded a gain of approximately $2.5 million. The sale was part of the Company's strategic plan to focus on the growing industrial support services and specialty fabrication markets, while limiting its environmental services exposure to higher margin waste water processing, treatment of ground water contamination and oil separation and recovery. Eurostar assigned its interest in Eco Environmental and Environmental Evolutions to Eco Technologies International, Inc. a Canadian company ("ETI"). In February 1998, the Company received $603,000 in cash for reimbursement of certain administrative services performed by the Company on behalf of the two environmental companies from September 1997 through November 1997. Mr. Pennie owns 50% of Windrush Corporation ("Windrush"), which owns 6.66% of ETI, and Mr. Pennie is Chairman and Chief Executive Officer of ETI. Barry Cracower, a director of the Company, is also a director of ETI. See "Certain Relationships and Related Transactions."


     The Company entered the environmental services business in 1993, with the acquisition of Eco Environmental, which is based in Houston, Texas. In January 1996, the Company acquired Environmental Evolutions. Environmental Evolutions, which is based in Corpus Christi, Texas, is a provider of hazardous spill response services to the pipeline and utility industries, primarily along the Gulf Coast of Texas.


  US Industrial Services, Inc. (formerly, EIF Holdings, Inc.)



     The Company currently owns approximately 21.5% of the outstanding common stock of US Industrial Services, Inc., a Delaware corporation ("US Industrial") (formerly EIF Holdings, Inc., a Hawaii corporation ("EIF")), subject to a purchase option it granted to Frank J. Fradella, who was then the principal executive officer of US Industrial and is presently the President and Chief Operating Officer of the Company, to purchase such shares at $0.65 per share in cash through December 1998. US Industrial is engaged in industrial maintenance and environmental construction related activities. On June 22, 1998, EIF migrated to the State of Delaware, changed its name to US Industrial Services, Inc. and effected a 1-for-10 reverse stock split. The US Industrial common stock is traded on the OTC Bulletin Board under the symbol USIS. In 1996, American Eco provided US Industrial a $5.2 million line of credit. In July 1997, the line of credit was increased to $15.0 million and in September 1997, the line of credit was increased to $20.0 million. The maturity date for the line of credit is August 18, 1998. On July 15, 1998, the Company exercised an option to convert $1 million of the US Industrial indebtedness into 1,000,000 shares of US Industrial common stock. In addition, on July 24, 1998, the Company sold the remaining US Industrial indebtedness (approximately $17.9 million) to an unrelated third party for $5 million in cash plus a note for $12.9 million payable on January 29, 1999, together with interest at the rate of 10% per annum. On July 27, 1998, the purchaser of the US Industrial indebtedness converted the indebtedness into US Industrial common stock.



  Dominion Bridge Acquisition Discussions and Joint Venture


     On February 20, 1998, the Company and Dominion Bridge entered into a non-binding letter of intent (the "Letter of Intent") which provided for: (i) the purchase of $5.0 million of Dominion Bridge common stock and warrants by the Company (the "Dominion Bridge Stock Purchase"), (ii) a working capital loan facility of up to $25.0 million to be provided by the Company to Dominion Bridge, (iii) the engagement of the Company to provide certain management services to Dominion Bridge and (iv) the acquisition by the Company of the assets of Dominion Bridge. The Dominion Bridge Stock Purchase was completed on February 20, 1998, whereby the Company acquired 1,923,077 shares of common stock and warrants for the purchase of 192,308 shares of common stock of Dominion Bridge at a price of $3.00 per share, or in the aggregate, approximately 6.7% of the total outstanding common stock of Dominion Bridge, assuming exercise of the warrants. Immediately following consummation of the Dominion Bridge Stock Purchase, Michael E. McGinnis, the Chairman of the Board, President and Chief Executive Officer of the Company, was elected to serve as a director of Dominion Bridge, and serve on its Executive Committee for a term which expires in March 1999. On March 23, 1998, the Letter of Intent was terminated by the Company because of complexities which arose in trying to implement the Letter of Intent. The Company has no further obligation to Dominion Bridge under the Letter of Intent. In May 1998, Dominion Bridge entered into a management agreement with US Industrial pursuant to which US Industrial renders certain management services to Dominion Bridge.



     The Company and Dominion Bridge currently are participating in a joint venture in which the Company holds a 51% interest. In May 1998, the joint venture was granted a gas pipeline construction contract in Canada estimated at CDN$65 million for which the Company is providing bonding and fabrication. In addition, the Company and Dominion Bridge are participating in two contracts estimated at CDN$234 million for the construction of two semi-submersible drilling vessels for which the Company is providing bonding, fabrication and construction.


  Pictou Acquisition


     In July 1998, the Company consummated the acquisition of the Pictou facility, located in Nova Scotia, from the Province of Nova Scotia for 1,170,672 common shares of the Company and cash totaling approximately $9.4 million. In addition, the Company received a grant of approximately $1.1 million from the Province of Nova Scotia for improvements to the facility. The Pictou facility is comprised of a fabrication facility, which has historically conducted shipbuilding, ship repair and conversion, and industrial fabrication, and administrative offices located on 10 acres in the Port of Pictou, Nova Scotia. The Pictou facility and the Company's MM Industra subsidiary in Dartmouth, Nova Scotia are the only existing fabrication facilities in the Province of Nova Scotia which are capable of fabricating certain components required for completion of the $3 billion Sable Island Gas Project ("Sable Island").


PRINCIPAL INDUSTRIES SERVED BY THE COMPANY

  ENERGY

     The Company provides industrial support and specialty fabrication services to the energy industry, with particular focus on (i) petroleum refineries in North America, (ii) petrochemical and chemical facilities and (iii) the offshore oil and gas industry in eastern Canada.

     Petroleum Refineries. The typical petroleum refinery in North America is an aging facility that must process crude oil at high utilization rates while complying with stringent environmental regulations. High utilization rates accelerate a facility's rate of deterioration and increase the need for repair and maintenance work. The Company believes that any increase in capacity is likely to require the refurbishment or expansion of existing facilities due to the prohibitively high cost to construct new facilities. The Company believes that plant managers increasingly hire independent contractors to maintain the operability of refineries and have generally reduced their internal maintenance personnel.

     Petroleum refiners repair and replace process equipment and piping systems on an on-going basis in order to maintain the operability and efficiency of their facilities, and to ensure that such facilities comply with current safety and environmental regulations. Refinery maintenance projects vary in scope from routine repairs to major capital improvements and turnarounds which require the shutdown of certain operating units or the entire refinery. In addition to routine maintenance, refiners periodically undertake capital improvement projects to refurbish their facilities. Such projects can require from six months to three years to complete depending upon the type, utilization rate and operating requirements of the particular refinery.

     In the Company's core operating region along the U.S. Gulf Coast, there is an aggregate of approximately 6.8 million barrels of crude oil distillation capacity, which accounts for approximately 42% of total U.S. crude oil distillation capacity.

     Petrochemical/Chemical. The petrochemical and chemical industries are capital-intensive and heavily regulated. Continuous capital spending is necessitated by the large plant sizes and economies of scale required to process end-products efficiently, as well as the complex technology and the sophisticated safety and environmental equipment utilized in these facilities. High capital costs represent significant barriers to entry in this industry, so any entry into the industry or increase in capacity is likely to result from the expansion or refurbishment of existing facilities due to the prohibitively high cost associated with building a "grass-roots" facility. As such, when petrochemical/chemical processors undertake significant facility modification programs, they also typically expand the rated capacity of their facilities.

     Canadian Offshore Oil and Gas. Recent offshore oil and gas activity in eastern Canada has concentrated on the development of the Hibernia and Terra Nova fields, and Sable Island. The Company fabricated nine utility shaft modules for the Hibernia field and recently delivered production well jackets to Sable Island. The alliance which is developing Sable Island has committed that it will perform the majority of the fabrication work for the project in the Province of Nova Scotia. The Company operates the only facilities in Nova Scotia capable of fabricating the production well jackets, decks and certain other components of these offshore platforms. Management believes that Sable Island will generate significant fabrication and maintenance revenues for the Company over the next three years.

  PULP AND PAPER

     The pulp and paper industry experienced severe pricing pressure from the fall of 1995 through the spring of 1997 due principally to overbuilt customer inventories caused by substantial price hikes during the period from mid-1994 to the fall of 1995. As a result of this pricing pressure, many plant managers deferred maintenance and canceled capital expenditure projects. Management believes that the recent upturn in this industry will lead to an increase in plant maintenance and capital improvement projects. The American Forest & Paper Association's annual capacity survey projects capacity growth from 1997 to 1999 at an annual rate of 1.5%, which is below the average rate of 2.6% from 1986 to 1995, but suggests pulp and paper producers are taking a more conservative view toward pulp and paper demand growth. This modest projected capacity increase should translate into greater stability in pulp and paper prices.

     In November 1997, the U.S. Environmental Protection Agency (the "EPA") issued the Cluster Rule which is an integration of the Federal Clean Air and Clean Water Acts. The Cluster Rule imposes stricter environmental regulations on the pulp and paper industry through the reduction of pollutants generated by using elemental chlorine free bleaching technologies which rely on chlorine dioxide rather than pure chlorine. The EPA estimates that the cost of the equipment and mill modifications required to comply with the Cluster Rule will be approximately $2.6 billion over the next three years. The Cluster Rule is expected to affect 155 mills across the U.S. and improve the water quality in 73 rivers and streams receiving discharges from pulp and paper mills.

  POWER GENERATION

     As the Federal Energy Regulatory Commission has begun to implement the provisions of the Energy Policy Act of 1992, which deregulates the electric power generation industry by allowing independent power producers and other companies access to its transmission and distribution systems, the electric utility industry in the United States will become increasingly competitive. In anticipation of this deregulation, utilities are attempting to reduce their operating costs in order to produce power at market competitive rates. Utilities are accomplishing this, in part, by deferring repairs and refurbishing their existing power stations. In the near term, such deferred maintenance may reduce the amount of available outside contract business. However, in the longer term, utility companies will be required to make necessary repairs, and in a manner similar to the evolution of outsourcing in the petroleum refining industry, utility plant managers will likely increase the use of outsourcing services in an effort to reduce operating costs.

INDUSTRIAL SUPPORT SERVICES

     Turnarounds. Turnaround services include the maintenance of crude distillation units, catalytic reformer units, delayed coker units, alkylation units, platformers, fluid catalytic cracking units and butamer units as part of a single project. These services also include the maintenance and modification of heat exchangers, heaters, vessels and piping.

     Planning and Project Management. The Company has developed the planning capabilities, operational skills and field supervision techniques necessary to manage all aspects of turnaround projects and other facility maintenance services. During the management of a turnaround project, the Company is responsible for cost control procedures, resource planning and scheduling, safety control, hazardous material handling, personnel hiring and training, equipment and tools procurement, field inspections, and overall project coordination. Certain specialized types of welding are often provided directly by the Company. Typically a portion of a turnaround project is performed by subcontractors under the supervision of the Company. The Company also develops suggested maintenance programs that incorporate its project experience.

     Fluid Catalytic Cracking Turnarounds. Fluid Catalytic Cracking Units ("FCCU") require a high level of maintenance due to extreme temperatures, in excess of 1000 degreesF inside the FCCU. The high temperature degrades the refractory lining and stainless steel components inside the FCCU. Refractory lining is heat resistant material designed to insulate the inner shell of the FCCU. The main components of a FCCU are the reactor, the regenerator and the flue gas exhaust system. The majority of FCCU maintenance during a turnaround project is on this equipment. Major maintenance work is typically performed to increase the efficiency of, and reduce the air pollution from, the FCCU.

     Dismantling and Demolition. Dismantling and demolition services are provided when a customer has decommissioned an entire facility or unit within its plant. A typical dismantling project begins by identifying potential safety hazards and preparing a work plan. This includes an estimate of the number of personnel and type of equipment necessary to complete the project. Personnel then examine and, if necessary, drain refinery pipelines or remove asbestos or other hazardous materials. Dismantled equipment is typically cut into scrap and sold in the scrap market. The Company salvages certain equipment for resale by the customer.

     ASME Code Stamp. The Company's subsidiaries which comprise the Turner Group are qualified to perform welding services on equipment that contain American Society of Mechanical Engineer ("ASME") stamps. State agencies and insurance companies typically require that ASME-certified welders perform services on ASME-coded equipment.

     Instrumentation and Electrical. These services include lighting, power and instrumentation wiring for electrical systems up to 5,000 volts, and the installation, termination, troubleshooting and commissioning of switches, transformers, and associated control and monitoring equipment. The Company is qualified to calibrate and commission both electrical and pneumatic instrument systems. The Turner Group has had extensive experience with the conversion and physical design of distribution control systems.

     Site Remediation. Site remediation includes the on-site clean-up and treatment of hazardous and non-hazardous organic and inorganic contaminants. Waste services include removal, encapsulation, stabilization, treatment and disposal services. The Company employs bioremediation, vapor extraction, thermal desorption and other techniques to degrade hazardous and non-hazardous contaminates in soil, sludges, slurries, and liquids contaminated with hydrocarbons, creosote, pentachlorophenol, pentachloroethylene, PCB's, digester sulfides, phenols, benzene, toluene, chlorinated aliphatic solvents and raw sewage. The Company has developed and licenses certain technologies that it uses in its site remediation business. The Company's United Eco subsidiary has executed a licensing agreement with Solucorp Industries Ltd. ("Solucorp"), to use Solucorp's patented Molecular Bonding System ("MBS") technology for the chemical stabilization of materials contaminated with heavy metals. The MBS technology uses a mobile facility to process large quantities of soils, ash, sediments and sludges. The agreement permits United Eco to use this technology throughout North America.

SPECIALTY FABRICATION SERVICES

     Offshore Oil and Gas Structures. The Company operates two facilities in Nova Scotia, Canada capable of fabricating platform topsides up to 1,800 tons, production well jackets and piles up to 3,000 tons, subsea templates, accommodation modules, BOP carriers and separation modules for use in the harsh offshore environments of eastern Canada and the North Sea. In addition, the Company's facilities have historically engaged in the refit, maintenance, upgrade and modification of drilling rigs and other offshore structures utilized by oil and gas companies and drilling contractors. Upon completing the acquisition of the Pictou facility, the Company will operate an additional facility in Nova Scotia which, historically, has conducted shipbuilding, ship repair and conversion, and industrial fabrication.

     Industrial Fabrication. The Company owns and operates approximately 687,000 square feet of facilities in North America where it fabricates piping, power boiler assemblies, pressure vessels, reactors, drums, towers, precipitators, tanks, exchanger tubing, heater coils and other equipment used in process industries. The Company also performs emergency fabrication as necessary. In many instances, facilities are operated 24 hours a day to assist a turnaround project.

     Electrical Switch Gear, Bus Ducts and Sheet Metal. The Company's manufacturing services include the design and fabrication of electrical switch gear, power distribution panels, bus ducts and control rooms for mass transit authorities, utilities, chemical and other industrial and commercial customers. The Company's Chempower subsidiary also manufactures custom sheet metal products which include metal casings for use in the gaming and electronics industries.

     Oil Separation and Removal Systems. SRS manufactures, sells, installs and operates the SAREX(R) process, an integrated, three phase, oily water processing treatment system that combines centrifugal technology for sludge dewatering and oil recovery. This process is currently utilized by hydrocarbon processing customers in the United States, France, South Africa, Venezuela, Saudi Arabia and Singapore. Over 30,000 SAREX(R) oil separation and removal systems have been installed in oil tankers and petroleum refineries around the world.

     Structural Steel Support Systems. The Company fabricates and erects, according to customer specifications, structural steel support systems such as pipe racks.

BACKLOG


     At May 31, 1998, the Company's backlog was approximately $345.5 million, compared to approximately $245 million at February 28, 1998. The increase in the Company's backlog is primarily attributable to construction projects which were awarded to the Company and Dominion Bridge in May 1998. Approximately $44 million of the total backlog at May 31, 1998 is associated with recurring work, such as maintenance activities, which is not under firm contract but which has a high probability of occurring. The backlog at May 31, 1998 represents revenue that the Company expects to realize from work performed under contractual agreements within the next 12 months. Contracts included in backlog may have provisions which permit cancellation or delay in their performance. There is no assurance that contracts included in backlog will not be canceled or delayed.


MARKETING

     The Company obtains its contracts either through a competitive bidding process or on a negotiated basis with long-standing customers. The Company typically prepares bids for its industrial support and specialty fabrication services on a project basis. Fee arrangements for services are typically bid either on a fixed-price or a detailed time and material billing schedule. Bids are generally awarded based on price, scheduling, performance, quality and safety. A substantial portion of the Company's maintenance service is recurring in nature.

     The sales staff, operations managers and business development personnel of each of the Company's subsidiaries are familiar with the capabilities of all the Company's subsidiaries. The Company trains its personnel to identify cross-selling opportunities and integrate the breadth of the Company's services into each bid proposal. This provides the customer a more comprehensive portfolio of services. The Company's cross-selling initiatives have resulted in several successful projects which have involved multiple operating subsidiaries of the Company and the performance of services internally which were historically performed by third parties. The Company is attempting to cross-sell its services so that it may win larger, single-source turnkey projects. During fiscal 1996, SRS, Industra Service and United Eco were awarded a contract to construct a remediation facility, MART, in New Jersey which treats soils contaminated by hydrocarbons, heavy coal tars and polychlorinated biphenyls. The facility services utilities, environmental contractors and heavy manufacturing industries throughout the northeast United States, and incorporated site remediation technologies provided by United Eco and SRS. The facility commenced operation in July 1997, and the Company sold its interest in MART in November 1997. In fiscal 1997, the Company obtained a contract to fabricate and erect a 850-ton bulk material ship loader in Port Moody, British Columbia. MM Industra fabricated the "bridge" and other components of the ship loader, while Industra Service completed the final assembly, erection, testing and commissioning of the ship loader.

     The Company also enters into partnering arrangements and strategic alliances with its customers, whereby the Company participates in the pre-planning stages of projects. This early involvement by the Company enhances its knowledge of the customers' needs.

     The Company, through its SRS subsidiary, has entered into four strategic alliances with established companies in Venezuela, France, Saudi Arabia and South Africa. These alliances will enhance the Company's ability to grow its other industrial support and specialty fabrication businesses internationally by providing the Company an international presence.

COMPETITION

     The market for industrial support services is highly competitive with numerous companies of various sizes, geographic presence and capabilities participating. Management believes that the typical provider of industrial support services in North America is a small- to medium-sized company that serves customers in one region, and offers a limited range of services. The Company competes with numerous small, independent contractors which, collectively, have a significant overall share of the market for these services. Certain of the Company's competitors have greater financial resources or offer specialized technologies or services not provided by the Company. Management believes that none of the Company's competitors match the Company's geographic diversity and breadth of services. The principal competitive factors for industrial support services are price, quality, scope of services offered, and safety.

     The specialty fabrication market in North America is highly fragmented, with few large participants. Many of the Company's competitors are local entities. The principal competitive factors for specialty fabrication services are price, quality, product availability, ability to meet delivery schedule, and safety.

CUSTOMERS

     In fiscal 1997, Huntsman Chemical, International Paper, Mobil Oil, American Electric Power, Ashland Oil and Brown & Root together accounted for approximately 31.2% of the Company's total revenues. Huntsman Chemical accounted for 6.9% of the Company's revenues in fiscal 1997. In fiscal 1996, the Company's top six continuing customers accounted for 18.0% of total revenues. The loss of any one or more of these key customers could have a material adverse impact on the Company's business, results of operations and financial condition. Management believes that the Company's continued efforts to expand and diversify its customer base and the addition of a full year of operations from Chempower and CCG, will further reduce the Company's dependence on any single customer.

EMPLOYEES


     At May 31, 1998, the Company employed 731 full-time employees and 1,219 hourly workers, some of whom were represented by labor unions under agreements expiring at various dates. Total employment levels ranged from 1,276 to 4,138 workers per week during fiscal 1997. The Company's experience has been that hourly-rate employees are generally available over an extended period of time in the quantity, and at the skill level, necessary for its projects. The Company has not experienced any work stoppage or employee shortage. The Company considers its relations with its employees to be good.


GOVERNMENT REGULATION AND RISK MANAGEMENT

     Certain of the Company's services involve contact with crude oil, refined petroleum products, asbestos and other substances classified as hazardous material under the various federal, state and local environmental laws. Under these laws, hazardous material is regulated from the point of generation to the point of disposal. In addition, the EPA has issued regulations for hazardous waste remediation contractors. To the best of management's knowledge, the Company and its operating subsidiaries have obtained all the required material permits and licenses in the states in which they operate.

     All of the Company's U.S. operations are subject to regulations issued by the United States Department of Labor under the Occupational Safety and Health Act ("OSHA"). These regulations set forth strict requirements for protecting personnel involved with any materials that are classified as hazardous, which includes materials encountered when performing many of the Company's services. There are similar federal and provincial rules governing the Company's Canadian operations. Violations of these rules can result in fines and the suspension of operating licenses. To the best of management's knowledge, the Company and its operating subsidiaries are in material compliance with OSHA and Canadian regulations.

     The Company's safety and training efforts are conducted primarily at the subsidiary level. In addition to training designed to advance the skill level of individual employees, the Company uses entry level screening and broad-based skill development programs to improve the overall quality and technical competence of its work force. The Company has a designated safety officer at each of its subsidiaries who is responsible for compliance with applicable governmental procedures and the Company's internal policies and practices. All of the Company's technicians are subject to pre-employment, scheduled and random drug testing. The Company's operations and personnel are subject to significant regulation and certification requirements imposed by federal, state and other authorities.

     The Company maintains worker's compensation insurance in accordance with statutory requirements and contractors' general liability insurance with an annual aggregate coverage limit that varies with each subsidiary. The Company's general liability insurance specifically excludes all pollution related claims and fines levied against the Company as a result of any violations by the Company of any regulations issued by the Department of Labor under OSHA. To date, the Company has not incurred any significant fines or penalties or any liability for pollution, environmental damage, toxic torts or personal injury from exposure to hazardous wastes. However, a successful liability claim for which the Company is only partially insured or completely uninsured could have a material adverse effect on the Company. In addition, if the Company experiences a significant amount of such claims, increases in the Company's insurance premiums could materially and adversely affect the Company. Any difficulty in obtaining insurance coverage consistent with industry practice may also impair the Company's ability to obtain future contracts, which in most cases are conditioned upon the availability of specified insurance coverage. The Company has not experienced any difficulty in obtaining adequate insurance coverage for its businesses.

     The Company has arranged for a surety line to post performance and payment bonds on contracts should a customer request that the Company post such bonds as a condition to the granting of a contract to the Company.

LEGAL PROCEEDINGS

     The Company and its operating subsidiaries are currently involved in various claims and disputes in the normal course of business. Management believes that the disposition of all such claims, individually or in the aggregate, will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

PROPERTIES


     The principal administrative offices of the Company are maintained in Toronto, Ontario and Houston, Texas. The Company owns 13 facilities and leases an additional 13 facilities in the United States and Canada. The Company believes that its existing facilities are adequate to meet its current requirements and that suitable additional space would be available as needed to accommodate any expansion of operations.



                                                                                             APPROXIMATE
                                                                                             FLOOR SPACE
            BUSINESS UNIT AND LOCATION              OWNERSHIP         PRIMARY USE(A)          (SQ. FT.)
            --------------------------              ---------         --------------        --------------
AMERICAN ECO
  Toronto, Ontario................................  Leased                 Adm.                  2,000
  Houston, Texas..................................  Leased                 Adm.                 14,000
CCG
  Dallas, Texas...................................  Leased                 Adm.                  7,000
CHEMPOWER
  Canton, Ohio....................................  Owned               Adm./Mfg.              205,000
  Cincinnati, Ohio................................  Owned              Adm./Const.              25,000
  Las Vegas, Nevada...............................  Leased              Adm./Mfg.               47,000
  Washington, Pennsylvania........................  Owned            Adm./Const./Mfg.          112,000(b)
  Knoxville, Tennessee............................  Leased                 Adm.                  1,000
  Waverly, Tennessee..............................  Owned            Adm./Const./Mfg.           95,000
  Winfield, West Virginia.........................  Owned              Adm./Const.              90,000
INDUSTRA SERVICE
  Edmonton, Alberta...............................  Owned           Adm./Const./Fabr.           20,000
  New Westminster, British Columbia...............  Owned         Adm./Const./Mfg./Fabr.        74,000
  Portland, Oregon................................  Leased           Adm./Const./Eng.           22,300
  Greenville, South Carolina......................  Leased              Adm./Eng.               14,200
  Seattle, Washington.............................  Leased                 Adm.                 18,800
LAKE CHARLES GROUP
  Lake Charles, Louisiana.........................  Owned           Adm./Const./Fabr.           10,000
MM INDUSTRA
  Dartmouth, Nova Scotia..........................  Owned               Adm./Mfg.               60,000
  Dartmouth, Nova Scotia..........................  Leased             Mfg./Const.             180,000
  Pictou, Nova Scotia.............................  Owned            Adm./Mfg./Const.          160,000
SRS
  Irvine, California..............................  Leased              Adm./Mfg.               24,000
TURNER GROUP
  Bridge City, Texas..............................  Owned               Adm./Fabr.               2,686
  Port Arthur, Texas(c)...........................  Owned            Adm./Const./Mfg.           29,000
UNITED ECO
  Highpoint, North Carolina.......................  Owned           Adm./Const./Remed.           7,500
  Apex, North Carolina............................  Leased                 Adm.                  5,000
  Lexington, South Carolina.......................  Leased             Adm./Remed.               5,000
  Blacksburg, Virginia............................  Leased                Fabr.                  5,000


---------------

(a) Adm. = Administration; Const. = Construction warehouse; Mfg. = Manufacturing facility; Fabr. = Fabrication facility; Eng. = Engineering facility; Remed. = Remediation facility.

(b) Amount includes approximately 30,000 square feet of floor space leased to unaffiliated tenants.

(c) This facility is situated on 6.5 acres and contains 15,000 square feet of office and warehouse space and 14,000 square feet of covered fabrication area. The facility is in close proximity to the Intercoastal Waterway.

                                   MANAGEMENT


     The names of the executive officers, directors and certain significant employees of the Company are set forth below, together with the positions held by each such person in the Company and their ages at June 30, 1998. All directors are elected annually by the shareholders of the Company and serve until their successors are duly elected and qualified. Officers are elected by the Board of Directors and serve at the will of the Board of Directors.



                NAME                   AGE                      POSITIONS
                ----                   ---                      ---------
Michael E. McGinnis..................  48    Chairman of the Board of Directors and Chief
                                               Executive Officer
J. C. Pennie.........................  59    Vice-Chairman of the Board of Directors
Frank J. Fradella....................  42    President, Chief Operating Officer and Director
Bruce D. Tobecksen...................  54    Senior Vice President and Chief Financial
                                             Officer
Bruce A. Rich........................  58    Secretary
Barry Cracower.......................  60    Director
William A. Dimma.....................  70    Director
Hon. Donald R. Getty.................  64    Director
Francis J. Sorg, Jr..................  76    Director
Larry Cundy..........................  47    Vice President, Northwest Region
Joseph D. DeFranco...................  74    Vice President, Western Region
Besim Halef..........................  42    Vice President, Northeast Region
Matthew D. Hill......................  28    Vice President, Southwest Region
John Hoyle...........................  51    Division President, United Eco
C.N. Jones...........................  41    Division President, CCG
Toomas Kukk..........................  57    Vice President, Midwest Region


EXECUTIVE OFFICERS


     Michael E. McGinnis has been the Chief Executive Officer of the Company since 1993, a director since 1994, Chairman of the Board since May 1997, and had been the Company's President from 1993 to July 1998. He was the President and Chief Executive Officer of Eco Environmental when it was acquired by the Company in 1993. Prior to joining Eco Environmental in 1992, Mr. McGinnis was employed with The Brand Companies, Inc., one of the largest asbestos abatement contractors in the United States. Mr. McGinnis joined The Brand Companies in 1965 and served in various operational and administrative capacities for over 27 years. Mr. McGinnis has been a director of US Industrial Services, Inc. since February 1996, having served as its Chairman of the Board from June 1996 to October 1997, and was President of US Industrial Services, Inc. from March 1996 to August 1996. He has been a director of Dominion Bridge since February 1998.



     Frank J. Fradella was named President and Chief Operating Officer and a director of the Company in July 1998, and had been Executive Vice President and Chief Operating Officer of the Company from October 1996 to May 1997. Prior to rejoining the Company, Mr. Fradella served as President, Chief Executive Officer and a director of US Industrial Services, Inc. from May 1997 to July 1998 and was Chairman since November 1997. From February 1993 to October 1996, he was employed by NSC Corporation having served as its President and CEO since September 1994. From February 1991 to January 1993, Mr. Fradella was Vice President of Kaselaan & D'Angelo Associates.


     Bruce D. Tobecksen has been Senior Vice President and Chief Financial Officer of the Company since April 1998, and served as a Vice President and the Treasurer from January 1998 until April 1998. Prior thereto, from 1993 until 1998, Mr. Tobecksen was employed by Waste Management, Inc., a waste management services company, serving as Vice President, Finance. From 1987 to 1993, he was employed as Chief Financial Officer by Chemical Waste Management, Inc., a subsidiary of Waste Management, Inc.


     Bruce A. Rich has been Secretary of the Company since May 1997. He has been a partner in Thelen Reid & Priest LLP, a New York, New York law firm since 1992, and prior thereto was a partner in another law firm. Thelen Reid & Priest LLP has performed legal services for the Company.


OUTSIDE DIRECTORS

     Barry Cracower has been a director of the Company since December 1996. Mr. Cracower has been the President of Pharmx Rexall Drug Stores Ltd., a drug store chain based in Concord, Ontario, since 1990. Prior to 1990, he held senior executive positions at several major Canadian corporations. Mr. Cracower served on the Board of Directors of the predecessor corporation to the Company, ECO Corp., in 1992 during its restructuring. He also is as a director of ETI and Algonquin Mercantile Corporation, both Canadian companies.

     William A. Dimma has been a director of the Company since January 1997. Mr. Dimma has served as the Chairman of the Board of Canadian Business Media Ltd. since 1992. Mr. Dimma has served as the Deputy Chairman and also as the President and Chief Executive Officer of Royal LePage Limited, a Canadian real estate company since 1993. In addition to the companies mentioned above, Mr. Dimma is a director of the Greater Toronto Airport Authority, Magellan Aerospace Corporation, IPL Energy Inc., a pipeline and gas distribution company, London Life Insurance Company, Sears Canada Inc., Trilon Financial Corporation, a financial services company, Silcorp Limited, an operator of convenience stores, Swiss Re Life and Health Canada Ltd., Camreal Corporation and the Mansanto Canada Innovation and Growth Council. Mr. Dimma also serves as Chairman of the Board of Swiss Reinsurance Company Canada Ltd., Home Capital Group and Royal LePage Commercial Advisory Board.

     Hon. Donald R. Getty has been a director of the Company since January 1997. Mr. Getty has been the President and Chief Executive Officer of Sunnybank Investments Ltd., an investment and consulting company located in Edmonton, Alberta, since December 1992. Mr. Getty has held elected and appointive offices in Canadian government, most recently as the Premier of the Province of Alberta from 1985 to 1992 and as the Minister of Energy and Natural Resources for the government of Alberta between 1971 and 1979. Mr. Getty currently serves on the boards of directors of Mera Petroleum, an oil and gas company, Cen Pro Technologies, an engineering company, Guyanor Resources, a mining company, Bow Valley Brewery Inc., a microbrewery, Nation Wide Resources Ltd., a producer of road building materials, Eclipse Investment Ltd., an investment holding company, and the Alberta Racing Corporation, a provincial government agency regulating horse racing, all located in Canada.

     J. C. Pennie has been a director of the Company since February 1992 and the Vice-Chairman of the Board of Directors, a non-executive position, since October 1993. Mr. Pennie served as the Company's President and Chief Executive Officer in 1992 in order to execute the downsizing and reorganization of the Company. Prior to joining the Company, Mr. Pennie was a business consultant with over 25 years of experience in assisting turnaround and start-up companies. He is the Chairman and Chief Executive Officer of ETI and a principal of Windrush, both Canadian companies.

     Francis J. Sorg, Jr. has been a director of the Company since May 1997. For the past 27 years, Mr. Sorg has served as Chairman of the Board of SRS, which the Company acquired in July 1996. He also served as Chairman of Thos de la Rue, Inc., the US subsidiary of De La Rue Ltd; Chairman of Newsrad, Inc.; Chairman of Wolfort Co.; Senior Vice President of Bowne & Co.; and a founder and President of North Shore University Hospital, Manhasset, New York.

SIGNIFICANT EMPLOYEES

     Larry Cundy has served as the Company's Vice President for the Northwestern Region since April 1998 and as the Division Chief Executive Officer of Industra since April 1997. For more than twenty years prior thereto, Mr. Cundy had been employed by Parsons Power Inc. and its predecessor, his last position being Regional Director of Sales.

     Joseph D. DeFranco has served as the Company's Vice President for the Western Region since April 1998 and as the Division President of SRS since July 1996 when SRS was acquired by the Company. Mr. DeFranco has served as the President, Chief Executive Officer, Treasurer and a director of SRS since 1973.

     Besim Halef has served as the Company's Vice President for the Northeast Region since April 1998 and as the Division President of MM Industra since June 1996. Between April 1994 and May 1996, Mr. Halef served as a project general manager for National Heavy Industries Limited, Saudi Arabia in connection with a project which built specialty fabrication facilities in the Kingdom of Saudi Arabia. Mr. Halef had served in various capacities at M&M Manufacturing Limited Partnership, the predecessor of MM Industra, between 1985 and 1994, most recently as the Executive Vice President and General Manager from March 1991 to April 1994.

     Matthew D. Hill has served as the Company's Vice President for the Southwest Region since April 1998 and as the Division President and Vice President/Director of Operations, Gulf Coast of the Turner Group since April 1997. Mr. Hill served as the Executive Director of Administration from January 1997 to March 1997 and as the Director of Special Projects from March 1996 to January 1997. Prior thereto, Mr. Hill was Manager of Eco Environmental's Spill Response Division from April 1995 to March 1996. Prior to joining Eco Environmental, Mr. Hill had been Plant Manager of Alumatech, Inc., a specialty aluminum trailer manufacturer, from May 1992 to March 1995.

     John Hoyle has served as the Division President of United Eco since November 1996. Mr. Hoyle had been the President of Four Seasons Environmental, Inc., an environmental services company, between July 1996 and August 1993, and served as the Vice President of that corporation between September 1990 and August 1993.

     C.N. Jones has served as the Division President of CCG since September 1997 when CCG was acquired by the Company. Mr. Jones founded CCG in November 1991 and served as its President until September 1997. From 1986 to 1991, he was a partner in a Dallas based construction company which served clients nationally. Prior thereto, he was employed by a certified public accounting firm, dealing primarily with construction clients.

     Toomas Kukk has served as the Company's Vice President for the Midwest Region since April 1998 and as the Division President of Chempower since its acquisition in March 1997. Mr. Kukk founded Chempower and Powerhouse Equipment, Inc., the predecessor to Chempower, and he served as the Chief Executive Officer and Chairman of the Board of Directors of Chempower since its organization in 1985.

EXECUTIVE COMPENSATION

     The following table discloses the compensation awarded to or earned by the Chief Executive Officer and the other most highly compensated executive officers of the Company as of the end of fiscal 1997 whose annual salary plus other forms of compensation exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                 ANNUAL COMPENSATION               ------------
                                       ----------------------------------------     SECURITIES
                                                                 OTHER ANNUAL       UNDERLYING        ALL OTHER
     NAME AND POSITION         YEAR    SALARY($)    BONUS($)    COMPENSATION($)     OPTIONS($)     COMPENSATION($)
     -----------------         ----    ---------    --------    ---------------    ------------    ---------------
Michael E. McGinnis            1997     280,832(1)        --         10,885(2)       150,000                    --
  Chairman of the Board,       1996     205,945(1)        --          6,439(2)        20,000                    --
  President and Chief          1995     103,651(1)        --          6,440(2)       100,000                    --
  Executive Officer
David L. Norris                1997     144,231(3)        --          4,900(2)        70,000                    --
  Senior Vice President and    1996          --           --             --           15,000                    --
  Chief Administrative
  Officer(3)

---------------

(1) Includes $1,600, $1,138 and $1,158 of deferred compensation contributed by the Company to Mr. McGinnis' 401(k) plan in fiscal 1997, 1996 and fiscal 1995, respectively.

(2) Represents automobile lease payments paid by the Company.


(3) Mr. Norris became an employee in August 1996. From August 1996 to February 1997, he had been an executive officer of US Industrial, and the Company reimbursed US Industrial for compensation amounts paid by US Industrial to Mr. Norris. Mr. Norris became a consultant to the Company and ceased serving as Senior Vice President and Chief Administrative Officer in July 1998.


COMPENSATION OF DIRECTORS

     The directors of the Company who are not otherwise employees or consultants of the Company receive CDN$20,000 per year, paid quarterly. In addition, the directors of the Company receive CDN$1,000 per meeting and all reasonable expenses incurred by them in respect of their duties are reimbursed by the Company. None of the directors of the Company receives compensation in his capacity as a director pursuant to any other arrangement or in lieu of any standard arrangement except through the granting of stock options. However, in fiscal 1997, the Company paid $112,885 in fees to Windrush, 50% of which is owned by Mr. Pennie, for administrative, strategic, marketing, planning and other services rendered to the Company.

COMMITTEES

     The Board of Directors has designated an Audit Committee and a Compensation Committee. The Audit Committee is comprised of Barry Cracower, J. C. Pennie and Francis J. Sorg, Jr. The Compensation Committee, which also functions as the Corporate Governance Committee, is comprised of William A. Dimma, Hon. Donald R. Getty and Francis J. Sorg, Jr.

EMPLOYMENT AGREEMENTS

     The Company and Michael E. McGinnis have entered into an employment agreement pursuant to which Mr. McGinnis receives an annual base salary of $300,000, an automobile allowance of $750 per month plus operating and maintenance expenses associated with such vehicle. Mr. McGinnis is entitled to participate in an annual bonus program determined by the level of basic earnings per share of the Company for each fiscal year of the term of the employment agreement. The agreement provides for up to five years compensation if he is terminated without cause or upon his death or disability, subject to certain limitations. The employment agreement terminates on May 1, 2002. Mr. McGinnis waived his annual bonus for fiscal 1997.

     The Compensation Committee of the Company's Board of Directors is currently considering the terms of an employment agreement to be entered into by the Company and Frank J. Fradella. The terms of such agreement are expected to be similar to the terms of Mr. McGinnis' employment agreement with the Company.



     The Company and David L. Norris, who became a consultant to the Company and ceased serving as Senior Vice President and Chief Administrative Officer in July 1998, entered into a three year employment agreement effective May 1, 1997 pursuant to which Mr. Norris is paid an annual base salary of $225,000, an automobile allowance of $750 per month plus operating and maintenance expenses associated with such vehicle. Mr. Norris is entitled to participate in an annual bonus program determined by the level of basic earnings per share of the Company for each fiscal year of the term of the employment agreement. The agreement provides for up to three years compensation if Mr. Norris is terminated by the Company without cause, subject to certain limitations. Mr. Norris waived his annual bonus for fiscal 1997.


     The Company and Bruce D. Tobecksen entered into a three year employment agreement effective January 1, 1998 pursuant to which Mr. Tobecksen is paid an annual base salary of $250,000, an automobile allowance of $750 per month plus operating and maintenance expenses associated with such vehicle. Mr. Tobecksen is entitled to participate in an annual bonus program determined by the level of basic earnings per share of the Company for each fiscal year of the term of the employment agreement. The agreement provides for up to three years compensation if Mr. Tobecksen is terminated by the Company without cause, subject to certain limitations.

EMPLOYEE PLANS


     The Company has a stock option plan (the "Option Plan") for the grant of options to its employees, officers, directors and consultants for the purchase of the Company's common shares. The Option Plan provides for the grant of options for the purchase of 3,504,369 common shares of which at May 31, 1998, options for the purchase of 1,119,900 common shares were outstanding. The Option Plan limits the number of common shares subject to options to be granted to any insider to not more than 5.0% of the outstanding shares.


     The Company has a 401(k) retirement plan for its U.S. branch employees under which the Company may make matching contributions with respect to an employee's contribution in an amount not to exceed 25% of the first 4% of the employee's compensation. The Company also may make a profit sharing contribution to the 401(k) plan for all participants therein, in amounts as determined by the Board of Directors. Through December 31, 1997, no profit sharing contribution was made to the 401(k) plan.

SHARE OWNERSHIP


     To the knowledge of the Company, at May 31, 1998, no person beneficially owned more than 5.0% of the outstanding common shares. At June 30, 1998, the directors and executive officers beneficially owned an aggregate of 811,522 common shares, or approximately 3.8% of the outstanding common shares, which included an aggregate of 405,000 common shares subject to presently exercisable options. See "Security Ownership of Management and Principal Stockholders."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT OR AFFILIATES OF MANAGEMENT


     Pursuant to an agreement between the Company and Windrush, dated December 1, 1997, Windrush receives a fee of $10,000 per month in consideration for administrative, strategic, marketing and planning services rendered to the Company plus fees which are negotiated on a project-by-project basis for other specific services. This agreement expires on December 1, 2000. J. C. Pennie, the Vice-Chairman of the Board of Directors of the Company, owns 50% of Windrush.


     On August 31, 1997, the Company sold Eco Environmental and Environmental Evolutions to Eurostar, a Company controlled by J. C. Pennie, the Vice-Chairman of the Company, in exchange for a note in the amount of $11.0 million. This note bears interest at the rate of 10% per annum and is due on August 31, 1998. The note is also supported by a performance bond in the amount of $3.0 million. As a result of this transaction, the Company recorded a gain of approximately $2.5 million.

     Eurostar assigned its interest in Eco Environmental and Environmental Evolutions to ETI. In February 1998, the Company received $603,000 in cash for reimbursement of certain administrative services performed by the Company on behalf of the two environmental companies from September 1997 through November 1997. J. C. Pennie owns 50% of Windrush, which owns 6.6% of ETI, and Mr. Pennie is Chairman and Chief Executive Officer of ETI. Barry Cracower, a director of the Company, is also a director of ETI.

     In March 1997, the Company entered into a three-year consulting contract with Mark White, Chairman of the Board of Directors at the time. On May 7, 1997, a new slate of directors was elected by the shareholders of the Company and Mr. White's directorship was terminated. Total consideration of $500,000 for the three-year consulting contract was paid in full in fiscal 1997.


     In December 1997, the Company granted to Frank J. Fradella, presently the President and Chief Operating Officer of the Company, an option to purchase all 880,000 shares of US Industrial common stock which the Company directly owned at that time, at a purchase price of $0.65 per share in cash through December 1998. Mr. Fradella had been serving as Chairman of the Board, President and Chief Executive Officer of US Industrial at the time he was granted such option by the Company.


INDEBTEDNESS OF MANAGEMENT OR AFFILIATES OF MANAGEMENT


     During fiscal 1997, the Company loaned $84,100 to Michael E. McGinnis for the purpose of purchasing common shares of the Company in the open market. The loan increased his indebtedness to the Company to $630,057. This indebtedness matures on May 31, 1999, bears interest at the rate of 10.0% per annum and is collateralized by the purchased shares. The outstanding balance of the loan, including interest, at May 31, 1998 was $663,423.



     In 1997, the Company loaned $305,000 which bears interest at the rate of 8.5% per annum to David L. Norris, who ceased serving as Senior Vice President and Chief Administrative Officer in July 1998, for the purchase of a home in connection with his relocation to the Company's headquarters in Houston, Texas. The indebtedness matures on May 31, 1999 and is unsecured. The outstanding balance of the loan, including interest, at May 31, 1998 was $311,058.



     In June 1997, the Company loaned $60,105 to J. C. Pennie. The loan matures on May 31, 1999, bears interest at the rate of 8.5% per annum and is unsecured. The outstanding balance of the loan, including interest, at May 31, 1998 was $63,072.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS


     The following table sets forth as of June 30, 1998 the number of common shares of the Company beneficially owned by (i) each person known to be the beneficial owner of more than five percent of the outstanding common shares of the Company, (ii) each director of the Company, (iii) each named executive officer, and (iv) all executive officers and directors of the Company as a group as known by the Company or as reflected on the records of the transfer agent.



                          NAME OF                              AMOUNT AND NATURE OF
                      BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP(1)
------------------------------------------------------------  -----------------------
                                                               NUMBER     PERCENTAGE
                                                              --------    -----------
Barry Cracower..............................................   48,000(2)        *
William A. Dimma............................................   48,000(2)        *
Frank J. Fradella...........................................   27,500(3)        *
Hon. Donald R. Getty........................................   48,000(2)        *
Michael E. McGinnis.........................................  424,010(4)      2.0%
John C. Pennie..............................................   60,500(5)        *
Francis J. Sorg Jr..........................................  140,512(5)        *
Bruce D. Tobecksen..........................................   15,000(2)        *
Directors and executive officers as a group (8 persons).....  811,522(6)      3.8%


---------------

 * Represents less than one percent of the issued and outstanding common shares.

(1) Unless otherwise indicated, all persons have sole voting and investment power over the common shares.

(2) Represents common shares underlying presently exercisable stock options.


(3) Includes 20,000 common shares underlying presently exercisable stock options.



(4) Includes (i) 130,000 common shares underlying presently exercisable stock options, and (ii) 81,750 shares owned by his wife.



(5) Includes 48,000 common shares underlying presently exercisable stock options.



(6) Includes common shares disclosed in notes (2), (3), (4) and (5) above.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Original Notes were issued pursuant to the Indenture dated as of May 21, 1998 among the Company, the initial Guarantors (as defined below) and State Street Bank and Trust Company, as trustee (the "Trustee"). The Exchange Notes will be issued under the Indenture, which will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), upon the effectiveness of the Registration Statement of which this Prospectus forms a part. The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes will be subject to all such terms, and prospective investors are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete. Copies of the Indenture and the Registration Rights Agreement are available as set forth under "-- Additional Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." As used in this "Description of the Notes," the "Company" means American Eco Corporation, excluding its subsidiaries.

     The Notes are senior general unsecured obligations of the Company, ranking pari passu in right of payment with all other senior indebtedness of the Company and senior in right of payment to any subordinated indebtedness of the Company incurred in the future. The Notes are unconditionally guaranteed (the "Subsidiary Guarantees") on a senior unsecured basis by all of the Company's present and future Restricted Subsidiaries (the "Guarantors"). Holders of secured indebtedness of the Company and the Guarantors will have claims with respect to the assets constituting collateral for such secured indebtedness that are superior to the claims of the holders of the Notes. Accordingly, the Notes and the Subsidiary Guarantees will be effectively subordinated to claims of secured creditors of the Company and the Guarantors to the extent of such collateral. See "Risk Factors -- Effective Subordination."

     The Indenture provides for the issuance of up to $120.0 million of Original Notes and an equal aggregate principal amount of Exchange Notes that may be issued in exchange for Original Notes pursuant to the Exchange Offer. The Indenture also provides the Company the flexibility of issuing additional Notes in the future in an unlimited amount; however, any issuance of such additional Notes would be subject to the covenant described in the first paragraph under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock." The Original Notes, the Exchange Notes and any such additional Notes are collectively referred to as the "Notes" in this "Description of the Notes."

     Any Original Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

     As of the date of the Indenture, all of the Company's Subsidiaries are Restricted Subsidiaries. Under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Exchange Notes will be limited in aggregate principal amount to $120.0 million and will mature on May 15, 2008. Interest on the Notes will accrue at the rate of 9 5/8% per annum and will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing, in the case of the Original Notes and the Exchange Notes, on November 15, 1998, to holders of record on the immediately preceding May 1 and November 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, interest and Liquidated Damages, if any, on the Notes will be payable in U.S. dollars at the office or agency of the Company maintained for such purpose in New York, New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to holders of the Notes at their respective addresses set forth in the register of holders; provided, however, that all payments with respect to Notes the holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York, New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Notes will be jointly and severally guaranteed by all of the Company's present and future Restricted Subsidiaries. See "-- Certain Covenants -- Additional Subsidiary Guarantees." The obligations of each Guarantor under its Subsidiary Guarantee will be a general unsecured obligation of such Guarantor, ranking pari passu in right of payment with all other current or future senior indebtedness of such Guarantor and senior in right of payment to any subordinated indebtedness incurred by such Guarantor in the future.

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor), whether or not affiliated with such Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) shall execute a Guarantee and deliver an Opinion of Counsel in accordance with the terms of the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have a Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Consolidated Interest Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the covenant described below the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock."

     The Indenture provides that, in the event of a sale or other disposition (including by way of merger or consolidation) of all or substantially all of the assets or all of the Capital Stock of any Guarantor, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; provided, however, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See
"-- Put Option of Holders -- Asset Sales." In addition, the Indenture provides that, in the event the Board of Directors designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, provided that such designation is conducted in accordance with the applicable provisions of the Indenture.

OPTIONAL REDEMPTION

     The Notes are not redeemable at the Company's option prior to May 15, 2003, except as set forth below under "-- Redemption for Taxation Reasons." Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the 12 month period beginning on May 15 of the years indicated below:

YEAR                                                PERCENTAGE
----                                                ----------
2003..............................................   104.813%
2004..............................................   103.208
2005..............................................   101.604
2006 and thereafter...............................   100.000

     Notwithstanding the foregoing, on or prior to May 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings, provided that (a) at least 65% of the aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 60 days of the date of the closing of each such Qualified Equity Offering.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of the Notes to be redeemed at its address as shown in the security register. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the Notes called for redemption.

REDEMPTION FOR TAXATION REASONS

     The Indenture provides that the Company may at any time redeem, in whole but not in part, the outstanding Notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption if it has become or would become obligated to pay any Additional Amounts in respect of the Notes as a result of (a)(i) any change in or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein) or (ii) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or is effective on or after the date of the Indenture and (b) such obligation cannot be avoided by the Company taking reasonable measures available to it. See "-- Additional Amounts."

ADDITIONAL AMOUNTS

     The Indenture provides that payments made by or on behalf of the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, interest, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax ("Taxes"), unless the Company (or any Paying Agent) is required to withhold or deduct Taxes under Canadian law or by the interpretation or administration thereof by the relevant taxing authority. If the Company (or any Paying Agent) is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company (and each Paying Agent) will pay to each holder of the Notes that are outstanding on the date of the required payment, such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by such holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted, provided that no Additional Amounts will be payable with respect to a payment made to a holder of the Notes (an "Excluded Holder") (a) with which the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or (b) which is subject to such Taxes by reason of the holder being connected with Canada or any province or territory thereof otherwise than by the mere holding of the Notes or the receipt of payments thereunder. The Company will also (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will furnish, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, to the holders of the Notes that are outstanding on the date of the required payment, copies of tax receipts evidencing that such payment has been made by the Company. The Company will indemnify and hold harmless each holder of the Notes that are outstanding on the date of the required payment (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of
(a) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Notes,

(b) any liability (including, without limitation, penalties, interest and expense) arising therefrom or with respect thereto and (c) any Taxes imposed with respect to any reimbursement under clause (a) or (b) above.

     At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company becomes obligated to pay Additional Amounts with respect to such payment, the Company will deliver to each Paying Agent an Officers' Certificate stating the fact that such Additional Amounts will be payable, and the amount so payable and will set forth such other information as necessary to enable such Paying Agent to pay such Additional Amounts to the holders of the Notes on the payment date. Whenever in the Indenture or this Prospectus there is mentioned, in any context, (a) the payment of principal (and premium, if any), (b) purchase prices in connection with a purchase of the Notes, (c) interest or (d) any other amount payable on or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent, that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     The obligations of the Company described in the two preceding paragraphs will survive the satisfaction and discharge of the Indenture.

MANDATORY REDEMPTION

     Except as set forth below under "-- Put Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

PUT OPTION OF HOLDERS

  Change of Control

     The Indenture provides that, upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to purchase all or any portion (equal to $1,000 or an integral multiple thereof) of each holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following a Change of Control, the Company will mail a notice to each holder of Notes and the Trustee describing the transaction that constitutes the Change of Control and offering to purchase the Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control.

     On or before the Change of Control Payment Date, the Company will, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each holder of the Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. In addition, the Company could enter into certain transactions, including acquisitions, refinancing or other recapitalizations, that could affect the Company's capital structure or the value of the Notes, but that would not constitute a Change of Control. The occurrence of a Change of Control may result in a default under instruments governing other senior indebtedness of the Company and give the lenders thereunder the right to require the Company to repay all outstanding obligations thereunder. The Company's ability to purchase the Notes following a Change of Control may also be limited by the Company's then existing financial resources. Should a Change of Control occur at a time when the Company lacks sufficient funds to make the Change of Control Payments or is prohibited from purchasing the Notes under instruments governing other senior indebtedness (and the Company is unable to obtain the consent of the holders of such senior indebtedness or to prepay such senior indebtedness), an Event of Default would occur under the Indenture. See "-- Events of Default and Remedies."

     The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     A "Change of Control" will be deemed to have occurred upon the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, (b) the adoption, by holders of Capital Stock of the Company, of a plan relating to the liquidation or dissolution of the Company, (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d) (3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company or (d) the first day on which more than a majority of the members of the Board of Directors are not Continuing Directors; provided, however, that a transaction in which the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (i) the shareholders of the Company immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of such other Person immediately following the consummation of such transaction and (ii) immediately following the consummation of such transaction, no "person" (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Company.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the Issue Date or (b) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least a majority of the members of the Board of Directors who were members of the Board of Directors on the Issue Date or who were so elected to the Board of Directors thereafter.

     The definition of Change of Control includes an event by which the Company sells, leases, transfers, conveys or otherwise disposes of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole. The phrase "all or substantially all" is subject to applicable legal precedent and there is no precise legal standard; as a result, in the future there may be uncertainty as to whether or not a Change of Control has occurred. Accordingly, the holders of the Notes and the Company may not agree that a particular disposition of properties or assets constitutes the disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries, taken as a whole, requiring the Company to make an offer to purchase the Notes, in which case the holders may have the burden of proving that such transaction constitutes the disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries, taken as a whole.

  Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (b) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (ii) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within thirty business days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision. Notwithstanding the foregoing, the Company need not comply with the preceding clause (b) in connection with any Asset Sale in exchange for a promissory note on a basis consistent with past practice so long as the aggregate outstanding amount of all such notes at any time outstanding does not exceed 5.0% of the book value of the Company's Productive Assets (as shown on the Company's most recent balance sheet, prepared on a consolidated basis in accordance with GAAP, less accumulated depreciation and amortization) immediately after giving effect to any such Asset Sale.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply such Net Proceeds to (a) permanently repay the principal of any Indebtedness of the Company ranking in right of payment at least pari passu with the Notes or (b) acquire (including by way of a purchase of assets or stock, merger, consolidation or otherwise) Productive Assets. Pending the final application of any such Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

     When the aggregate amount of Excess Proceeds exceeds $5.0 million (or the equivalent thereof in any other currency or currency units), the Company will be required to make an offer to all holders of the Notes (an "Asset Sale Offer") to purchase the maximum principal amount of the Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture; provided, however, that, if the Company is required to apply such Excess Proceeds to purchase, or to offer to purchase, any Pari Passu Indebtedness, the Company shall only be required to offer to purchase the maximum principal amount of the Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of the Notes outstanding and the denominator of which is the aggregate principal amount of the Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding. To the extent that the aggregate principal amount of the Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to purchase, the Company may use any remaining Excess Proceeds for general corporate purposes in any manner not prohibited by the Indenture. If the aggregate principal amount of the Notes surrendered by holders thereof exceeds the amount that the Company is required to purchase, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes as a result of an Asset Sale Offer.

CERTAIN COVENANTS

  Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any of its Restricted Subsidiaries (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated in right of payment to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at Stated Maturity; or (d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

          (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (b), (c), (d) and (e), but including Restricted Payments permitted by clauses (a) and (f) of the next succeeding paragraph), is less than the sum of (A) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from June 1, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than any such Equity Interests, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (C) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus (D) in the event that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (1) an amount equal to the fair market value of the Company's Investments in such Restricted Subsidiary and (2) the amount of Restricted Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary, plus (E) $10.0 million.

     The foregoing provisions will not prohibit any of the following: (a) the payment of any dividend within 60 days after the date of declaration thereof if at said date of declaration such payment would have complied with the provisions of the Indenture; (b) the redemption, purchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other

Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, purchase, retirement, defeasance or other acquisition shall be excluded from clause (iii)(B) of the preceding paragraph; (c) the defeasance, redemption, purchase, retirement or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness; (d) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the Company or any of its Wholly Owned Restricted Subsidiaries; (e) the acquisition of Equity Interests by the Company in connection with the exercise of stock options or stock appreciation rights by way of a cashless exercise or in connection with the satisfaction of withholding tax obligations; and (f) the repurchase, redemption or other acquisition of any Equity Interests by the Company held by any employee of the Company or any Restricted Subsidiary, or on behalf of any employee benefit plan, provided that the aggregate price paid for all such repurchased, redeemed or acquired Equity Interests shall not exceed $750,000 (or the equivalent thereof in any other currency or currency unit) in any calendar year.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in the manner contemplated by the definition of the term "fair market value," and the results of such determination shall be evidenced by an Officers' Certificate delivered to the Trustee. Not later than five business days following the date of making any Restricted Payment (other than a Restricted Payment permitted by clause (d) or (e) of the second preceding paragraph), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

  Incurrence of Indebtedness and Issuance of Disqualified Stock

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" or an "incurrence") any Indebtedness (including, without limitation, any Acquired Indebtedness) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness, and the Company may issue Disqualified Stock, if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness or Disqualified Stock had been issued or incurred at the beginning of such four-quarter period.

     The foregoing provisions will not apply to:

          (a) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) 85% of the amount of Eligible Receivables and (ii) $30.0 million (or the equivalent thereof in any other currency or currency unit), plus any fees, premiums, expenses (including costs of collection), indemnities and similar amounts payable in connection with such Indebtedness, and less any amounts repaid permanently in accordance with the covenant described under the caption "-- Put Option of Holders -- Asset Sales;"

          (b) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

          (c) the incurrence by the Company and its Restricted Subsidiaries of Hedging Obligations;

          (d) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the Original Notes, the Exchange Notes, the Subsidiary Guarantees and the Indenture;

          (e) the incurrence of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries, provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Wholly Owned Restricted Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (f) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed); and

          (g) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the Indenture to be incurred (other than Indebtedness incurred pursuant to clauses (a) and (e) of this covenant).

     The Indenture also provides that the Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Subsidiary Guarantees of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or of such Guarantor, as the case may be.

  Liens

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, to secure (a) any Indebtedness of the Company or such Restricted Subsidiary (if it is not also a Guarantor), unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured, or
(b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantees are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees.

  Sale-and-Leaseback Transactions

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale-and-leaseback transaction; provided, however, that the Company or any Restricted Subsidiary, as applicable, may enter into a sale-and-leaseback transaction if (i) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable

Indebtedness relating to such sale-and-leaseback transaction pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described under the caption "-- Liens,"
(ii) the gross cash proceeds of such sale-and-leaseback transaction are at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale-and-leaseback transaction and (iii) the transfer of assets in such sale-and-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Put Option of Holders -- Asset Sales."

  Issuances and Sales of Capital Stock of Restricted Subsidiaries

     The Indenture provides that the Company (i) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale or other disposition is of all the Capital Stock of such Restricted Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale or other disposition are applied in accordance with the covenant described above under the caption "-- Put Option of Holders -- Asset Sales," and (ii) will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company, except, in the case of both clauses (i) and (ii) above, as would be permitted under the definition of "Wholly Owned Restricted Subsidiary."

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (1) the Credit Facilities or Existing Indebtedness, each as in effect on the date of the Indenture, (2) the Indenture and the Notes, (3) applicable law, (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (5) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(c) above on the property so acquired, (7) customary provisions in bona fide contracts for the sale of property or assets or (8) Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (1) and (2) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced.

  Merger, Consolidation or Sale of Assets

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger

(if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia or Canada or any province thereof, (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (c) immediately after such transaction no Default or Event of Default exists and (d) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock."

  Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary, and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million (or the equivalent thereof in any other currency or currency unit), a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million (or the equivalent thereof in any other currency or currency unit), an opinion as to the fairness to the Company or the relevant Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm that is, in the judgment of the Board of Directors, qualified to render such opinion and is independent with respect to the Company; provided, however, that the following shall be deemed not to be Affiliate Transactions: (A) any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary; (B) transactions between or among the Company and its Restricted Subsidiaries; (C) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture; (D) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $2.0 million (or the equivalent thereof in any other currency or currency unit) outstanding at any one time; (E) indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by bylaw or statutory provisions; and (F) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Subsidiary.

  Additional Subsidiary Guarantees

     The Indenture provides that if the Company or any of its Restricted Subsidiaries shall, after the date of the Indenture, acquire or create another Restricted Subsidiary, then such newly acquired or created Restricted

Subsidiary shall execute a Subsidiary Guarantee and deliver an Opinion of Counsel in accordance with the terms of the Indenture.

  Reports

     Whether or not the Company is required to do so by the rules and regulations of the Commission, the Company will file with the Commission (unless the Commission will not accept such a filing) and, within 15 days of filing, or attempting to file, the same with the Commission, furnish to the holders of the Notes (a) all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (b) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, the Company and the Guarantors will furnish to the holders of the Notes and prospective purchasers of the Notes, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (a) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (b) default in payment when due of the principal of or premium, if any, on the Notes; (c) failure by the Company to comply with the provisions described under the caption "-- Put Option of Holders" or "-- Certain Covenants -- Merger, Consolidation or Sale of Assets;"
(d) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, which default (i) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness, including any extension thereof (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $5.0 million (or the equivalent thereof in any other currency or currency unit) and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million (or the equivalent thereof in any other currency or currency unit), which judgments are not paid, discharged or stayed for a period of 60 days; (g) failure by any Guarantor to perform any covenant set forth in its Subsidiary Guarantee, or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee against a Guarantor for any reason and (h) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. The holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, premium or Liquidated Damages that have become due solely because of the acceleration) have been cured or waived. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of or interest or Liquidated Damages on the Notes.

     The Company will be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company will be required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of the obligations of itself and the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance") except for (a) the rights of holders of outstanding Notes to receive payments in respect of the principal of and premium, interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of transfer or exchange of the Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (d) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain other events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date, (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred, (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound, (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A holder of the Notes may transfer or exchange the Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any Note selected for redemption. Also, the Company will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered holder of a Note will be treated as the owner of it for all purposes, and all references to "holders" in this "Description of the Notes" are to registered holders unless otherwise indicated.

AMENDMENT AND WAIVER

     Except as provided below, the Indenture or the Notes may be amended with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder): (a) reduce the principal amount of the Notes whose holders must consent to an amendment or waiver, (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or purchase of the Notes (other than provisions relating to the covenants described above under the caption "-- Put Option of Holders"), (c) reduce the rate of or change the time for payment of interest on any Note, (d) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (e) make any Note payable in money other than that stated in the Notes, (f) make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of the Notes to receive payments of principal of or premium, interest or Liquidated Damages on the Notes (except as permitted in clause (g) hereof), (g) waive a redemption payment with respect to any Note (other than a payment required by the covenants described above under the caption "-- Put Option of Holders"), (h) make any change in the ranking of the Notes relative to other Indebtedness of the Company or the Subsidiary Guarantees relative to other Indebtedness of the Guarantors, in either case in a manner adverse to the holders, or (i) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of the Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any such holder, to secure the Notes pursuant to the requirements of the "Liens" covenant, to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

THE TRUSTEE

     State Street Bank and Trust Company serves as trustee under the Indenture.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

     The Indenture, the Notes and the Subsidiary Guarantees provide that they will be governed by the laws of the State of New York.

CONSENT TO JURISDICTION

     The Indenture provides that any suit, action or proceeding with respect to the Indenture, the Notes or the Subsidiary Guarantees may be brought in any New York state court located in the Borough of Manhattan in the City of New York and that the Company and the Guarantors will submit to the non-exclusive jurisdiction of such courts.

ENFORCEABILITY OF JUDGMENTS; INDEMNIFICATION FOR FOREIGN CURRENCY JUDGMENTS

     A significant portion of the assets of the Company and its subsidiaries are in Canada, so any judgment obtained in the United States against the Company, including judgments relating to payments with respect to the Notes, may not be fully collectible within the United States.

     The Company has been informed by its Canadian counsel that the laws of the Province of Ontario permit an action to be brought in a court of competent jurisdiction in the Province of Ontario on any final and conclusive judgment in personam of any state court located in the Borough of Manhattan in the City of New York ("New York Court") that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if (a) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Ontario (and submission by the Company in the Indenture to the jurisdiction of the New York Court will be sufficient for this purpose) and the judgment debtor was properly served in the action leading to such judgment; (b) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Ontario, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (c) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriation or penal laws or other laws of a public law nature; (d) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the court in the Province of Ontario; and
(e) the action to enforce such judgment is commenced within the applicable limitation period. In the opinion of such counsel, there are no reasons under present law of the Province of Ontario for avoiding recognition of such judgments of New York Courts under the Indenture or on the Notes based upon public policy.

     The Indenture also provides that obligations of the Company to any holder of the Notes or the Trustee shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than United States dollars (the "Agreement Currency"), be discharged only to the extent that on the day following receipt by such holder of the Notes or the Trustee, as the case may be, of any amount in the Judgment Currency, such holder of the Notes or the Trustee may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder of the Notes or the Trustee, as the case may be, in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding such judgment, to pay to such holder of Notes or the Trustee, as the case may be, the difference, and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder of the Notes or the Trustee, as the case may be, such holder of the Notes or the Trustee, as the case may be, agrees to pay to or for the account of the Company such excess, provided that such holder of the Notes or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a default by the Company or any Guarantor in its obligations under the Notes, the Indenture or the Subsidiary Guarantees has occurred and is continuing, in which case such excess may be applied by such holder of the Notes or the Trustee, as the case may be, to such obligations.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture and the Registration Rights Agreement without charge by writing to American Eco Corporation, 11011 Jones Road, Houston, Texas 77070, Attention: Treasurer.

FORM, DENOMINATION AND REGISTRATION

  Global Notes; Book Entry Form

     The Exchange Notes will be evidenced initially by one or more global notes (the "Global Note") which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as DTC's nominee. Except as set forth below, record ownership of the Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     Owners of beneficial interests in the Global Note may hold their interests in the Global Note directly through DTC if such person is a participant in DTC or indirectly through organizations (including Euroclear and CEDEL) that are participants in DTC (the "Participants"). Persons who are not Participants may beneficially own interests in the Global Note held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede & Co., as the nominee of DTC, is the registered owner of the Global Note, Cede & Co. for all purposes (except with respect to the determination of Additional Amounts payable) will be considered the sole holder of the Global Note. Owners of beneficial interests in the Global Note will be entitled to have certificates registered in their names and to receive physical delivery of Certificated Notes.

     Payment of principal of and premium, interest and Liquidated Damages, if any, on the Global Note will be made to Cede & Co., the nominee for DTC, as registered owner of the Global Note, by wire transfer of immediately available funds on the applicable payment date. Neither of the Company nor the Trustee, nor any agent of either of them, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company has been informed by DTC that, with respect to any payment of principal of, or premium, interest or Liquidated Damages, if any, on the Global Note, DTC's practice is to credit Participants' accounts on the applicable payment date, with payments in amounts proportionate to their respective beneficial interests in the Notes represented by the Global Note as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in the Notes represented by the Global Note held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

     Transfers between Participants will be effected in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Note to such persons may be limited. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks and other parties, the ability of a person having a beneficial interest in the Notes represented by the Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

     Neither the Company nor the Transfer Agent, nor any agent of either of them, will have responsibility for the performance of DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of the Notes (including, without limitation, the presentation of the Notes for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Note are credited, and only in respect of the Notes represented by the Global Note as to which such Participant or Participants has or have given such direction.

     DTC has also advised the Company that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchaser. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will cause Certificated Notes to be issued in exchange for the Global Notes.

  Certificated Notes

     Investors in the Notes may request that Certificated Notes be issued in exchange for the Notes represented by the Global Note. Furthermore, Certificated Notes may be issued in exchange for the Notes represented by the Global Note if no successor depositary is appointed by the Company as set forth above.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES


     Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file the Exchange Offer Registration Statement (of which this Prospectus is a part) with the Commission on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company began offering to the holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (a) the Company and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (b) any holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (i) it is prohibited by law or Commission policy from participating in the Exchange Offer or (ii) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not available for such resales, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Original Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. If a Shelf Registration Statement is required, the Company will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Original Note until
(A) the date on which such Original Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (B) following the exchange by a broker-dealer in the Exchange Offer of an Original Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (C) the date on which such Original Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (D) the date on which such Original Note is distributed to the public pursuant to Rule 144 under the Securities Act or may be distributed to the public pursuant to Rule 144(k) under the Securities Act.


     The Registration Rights Agreement provides that (a) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after May 21, 1998, the date on which the Original Notes were originally issued under the Indenture (the "Closing Date"), (b) the Company will use its reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 135 days after the Closing Date, (c) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its reasonable best efforts to issue, on or prior to 180 days after the Closing Date, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (d) if obligated to file the Shelf Registration Statement, the Company will use its reasonable best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 120 days after such obligation arises. If (i) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, (iii) the Company fails to consummate the Exchange Offer within 180 days of the Closing Date with respect to the Exchange Offer Registration Statement or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Company will pay Liquidated Damages to each holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such holder. The amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.20 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued Liquidated Damages with respect to Transfer Restricted Securities will be paid by the Company on each Damages Payment Date (as defined in the Registration Rights Agreement) to the Global Note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of the Notes are required to make certain customary representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer. In the event that the Company files a Shelf Registration Statement, holders of the Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Original Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with acquisitions of properties or assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of properties or assets from such Person.

     "Affiliate" of any specified Person means an "affiliate" of such Person, as such term is defined for purposes of Rule 144 under the Securities Act.

     "Asset Sale" means (a) the sale, lease, conveyance or other disposition (a "disposition") of any properties, assets or rights (including, without limitation, by way of a sale and leaseback), excluding dispositions in the ordinary course of business (provided that the disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Put Option of Holders -- Change of Control" and the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation, or Sale of Assets" and not by the provisions of the Asset Sales covenant), (b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries, and (c) any Event of

Loss, whether, in the case of clause (a), (b) or (c), in a single transaction or a series of related transactions, provided that such transaction or series of related transactions (i) has a fair market value in excess of $1.0 million (or the equivalent thereof in any other currency or currency unit) or (ii) results in the payment of net proceeds (including insurance proceeds from an Event of Loss) in excess of $3.0 million (or the equivalent thereof in any other currency or currency unit). Notwithstanding the foregoing, the following transactions will be deemed not to be Asset Sales: (A) a disposition of obsolete or excess equipment or other properties or assets; (B) a disposition of properties or assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; (C) a disposition of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; (D) a Restricted Payment that is permitted by the Indenture or a Permitted Investment; (E) a disposition of any of the three notes receivable owned by the Company on the date of the Indenture in the aggregate principal amount of approximately $43.0 million; and (F) any trade or exchange by the Company or any Restricted Subsidiary of equipment or other assets for equipment or other assets owned or held by another Person, provided that the fair market value of the assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the fair market value of the assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary.

     "Attributable Indebtedness" in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (a) in the case of a corporation, corporate stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (c) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500.0 million (or the equivalent thereof in any other currency or currency unit), (d) purchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Service and in each case maturing within 270 days after the date of acquisition, (f) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (c) above, provided all such deposits do not exceed $3.0 million (or the equivalent thereof in any other currency or currency unit) in the aggregate at any one time, and (g) money market mutual funds substantially all of the assets of which are of the type described in any of the foregoing clauses (a) through (e).

     "Common Stock" means the common shares of the Company, no par value.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted or excluded in calculating Consolidated Net Income for such period, (a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, (b) Consolidated Interest Expense of such Person and its Restricted Subsidiaries, and (c) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries, in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Interest Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to each of the following transactions as if each such transaction had occurred at the beginning of the applicable four-quarter reference period: (a) any incurrence, assumption, guarantee, repayment, purchase or redemption by such Person or any of its Restricted Subsidiaries of any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date"); (b) any acquisition that has been made by such Person or any of its Restricted Subsidiaries, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date; and (c) any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X under the Securities Act as in effect from time to time; provided further, however, that (i) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (ii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of debt issuance costs) and (b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders and
(c) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person and its Restricted Subsidiaries as of such date less the amount of consolidated stockholders' equity attributable to Disqualified Stock or treasury stock of such Person and its Restricted Subsidiaries as of such date, in each case determined in accordance with GAAP.

     "Credit Facilities" means, with respect to any Person, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or trade letters of credit, and any renewals, refinancings or replacements thereof.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature or are redeemed or retired in full; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to purchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not purchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of the Indenture described under the caption "-- Put Option of Holders -- Change of Control" or "-- Put Option of Holders -- Asset Sales," as the case may be.

     "Eligible Receivables" means the consolidated U.S. or Canadian trade receivables of the Company (other than the trade receivables of Unrestricted Subsidiaries of the Company) not overdue for more than 60 days, less the allowance for doubtful accounts, as determined in accordance with GAAP.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Loss" means, with respect to any property or asset of the Company or any Restricted Subsidiary, (a) any damage to such property or asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss or (b) the confiscation, condemnation or requisition of title to such property or asset by any government or instrumentality or agency thereof. An Event of Loss shall be deemed to occur as of the date of the insurance settlement, confiscation, condemnation or requisition of title, as applicable.

     "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facilities) in existence on the date of the Indenture, until such amounts are repaid, but shall not include any Indebtedness that is repaid with the proceeds of the Offered Notes.

     The term "fair market value" means, with respect to any asset or Investment, the fair market value of such asset or Investment at the time of the event requiring such determination, as determined in good faith by the Company, or, with respect to any asset or Investment in excess of $5.0 million (other than cash or Cash Equivalents), as determined by a reputable appraisal firm that is, in the judgment of such Board of Directors, qualified to perform the task for which such firm has been engaged and independent with respect to the Company.

     "GAAP" means (i) generally accepted accounting principles in Canada, which are in effect from time to time, so long as the Company prepares its consolidated financial statements in accordance with such principles, and (ii) otherwise generally accepted accounting principles in the United States, which are in effect from time to time.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (c) any foreign currency futures contract, option or similar agreement or arrangement designed to protect such Person against fluctuations in foreign currency rates, in each case to the extent such obligations are incurred in the ordinary course of business of such Person.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the following shall not constitute Investments:
(i) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (ii) Hedging Obligations and (iii) endorsements of negotiable instruments and documents in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Issue Date" means the first date on which Notes are issued under the Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement).

     "Net Income" means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions) or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication)
(a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such asset for sale) and any relocation expenses incurred as a result thereof, (b) taxes paid or estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the repayment of Indebtedness (other than under a revolving credit facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and (d) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

     "Non-Recourse Debt" means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) or (ii) constitutes the lender, (b) no default with respect to which (including any rights the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) the holders of Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Pari Passu Indebtedness" means, with respect to any Net Proceeds from Asset Sales, Indebtedness of the Company and its Restricted Subsidiaries the terms of which require the Company or such Restricted Subsidiary to apply such Net Proceeds to offer to purchase such Indebtedness.

     "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company, (b) any Investment in Cash Equivalents, (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties or assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company, and (d) any Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Put Option of Holders -- Asset Sales" or
(ii) a disposition of assets that does not constitute an Asset Sale.

     "Permitted Liens" means (a) Liens securing Indebtedness incurred pursuant to clause (a) of the second paragraph of the covenant entitled "-- Incurrence of Indebtedness and Issuance of Disqualified Stock," (b) Liens in favor of the Company and its Restricted Subsidiaries, (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to its contemplation of such merger or consolidation and do not extend to any property other than those of the Person merged into or consolidated with the Company or any of its Restricted Subsidiaries, (d) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to its contemplation of such acquisition and do not extend to any other property, (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid or performance bonds, insurance obligations or other obligations of a like nature incurred in the ordinary course of business, (f) Liens securing Hedging Obligations, (g) Liens existing on the date of the Indenture, (h) Liens securing Non-Recourse Debt, (i) any interest or title of a lessor under a Capital Lease Obligation or an operating lease, (j) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business, (k) Liens on real or personal property or assets of the Company or a Restricted Subsidiary thereof to secure Indebtedness incurred for the purpose of (i) financing all or any part of the purchase price of such property or assets incurred prior to, at the time of, or within 120 days after, the acquisition of such property or assets or (ii) financing all or any part of the cost of construction of any such property or assets, provided that the amount of any such financing shall not exceed the amount expended in the acquisition of, or the construction of, such property or assets and such Liens shall not extend to any other property or assets of the Company or a Restricted Subsidiary (other than any associated accounts, contracts and insurance proceeds) and (l) Liens securing Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (c), (d), (g) and (k) above.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable, taken as a whole, to the holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (d) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the Notes, such guarantee shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee to at least the same extent.

     "Productive Assets" means assets (other than assets that would be classified as current assets in accordance with GAAP) of the kind used or usable by the Company or its Restricted Subsidiaries in the business of providing commercial and industrial support and specialty fabrication services to a variety of industries, including the energy, pulp and paper and power generation industries (or any business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors).

     "Qualified Equity Offering" means (a) any sale of Equity Interests (other than Disqualified Stock) of the Company pursuant to an underwritten offering registered under the Securities Act or (b) any sale of Equity Interests (other than Disqualified Stock) of the Company so long as, at the time of consummation of such sale, the Company has a class of common equity securities registered pursuant to Section 12(b) or Section 12(g) under the Exchange Act.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "Significant Subsidiary" means any Restricted Subsidiary of the Company that is incorporated or organized under the laws of the United States, any state thereof or the District of Columbia or Canada or any province thereof that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

     "Stated Maturity" means, with respect to any mandatory sinking fund or other installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or purchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof) and (c) any other Person whose results for financial reporting purposes are consolidated with those of such Person in accordance with GAAP.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary at the time of such designation (a) has no Indebtedness other than Non-Recourse Debt, (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless such agreement, contract, arrangement or understanding does not violate the terms of the Indenture described under the caption "-- Certain Covenants -- Transactions with Affiliates," and (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, in each case, except to the extent otherwise permitted by the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (A) such Indebtedness is permitted under the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (B) no Default or Event of Default would be in existence following such designation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person to the extent (a) all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned directly or indirectly by such Person or (b) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction or another foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that such Person, directly or indirectly, owns the remaining Capital Stock or ownership interests in such Restricted Subsidiary and, by contract or otherwise, derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Restricted Subsidiary.

                           CERTAIN TAX CONSIDERATIONS

     THE FOLLOWING SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PROSPECTIVE PURCHASER AND NO REPRESENTATION WITH RESPECT TO THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR IS MADE. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS FOR ADVICE WITH RESPECT TO THE INCOME TAX CONSEQUENCES TO THEM HAVING REGARD TO THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING ANY CONSEQUENCES OF AN INVESTMENT IN THE ORIGINAL NOTES OR THE EXCHANGE NOTES ARISING UNDER STATE, PROVINCIAL OR LOCAL TAX LAWS OR TAX LAWS OF JURISDICTIONS OUTSIDE THE UNITED STATES OR CANADA. THE SUMMARY DOES NOT ADDRESS ANY NOTES THAT MAY BE ISSUED UNDER THE INDENTURE OTHER THAN THE ORIGINAL NOTES AND THE EXCHANGE NOTES.

UNITED STATES TAXATION

  General

     The following summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. Unless otherwise stated, this summary deals only with United States holders who are initial purchasers from the Initial Purchasers and who hold the Notes as capital assets within the meaning of Code Section 1221. This summary does not purport to deal with persons in special tax situations, such as financial institutions, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding the Notes as a hedge against currency risk or a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. HOLDERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER ANY OTHER TAX JURISDICTION.

     Holders of the Notes should note that no rulings have been or are expected to be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax considerations discussed below, and no assurance can be given that the Service will not take contrary positions.

     As used herein, the term "United States holder" means a beneficial owner of the Notes that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof (other than a partnership that is not treated as a United Stated person under any applicable Treasury Regulations), (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the Unites States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. As used herein, the term "Non-United States holder" means a beneficial owner of the Notes that is not a United States holder.

  Interest

     Interest (including any Additional Amounts and any other amounts treated as interest for U.S. income tax purposes) on the Notes will generally be taxable to a United States holder as ordinary income at the time it is paid or accrued in accordance with the United States holder's regular method of accounting, and will generally constitute foreign source income for U.S. income tax purposes. A United States holder may be entitled to a deduction or, subject to certain complex limitations, a foreign tax credit with respect to certain Canadian withholding taxes imposed on such payments. For purposes of foreign tax credit calculations, interest received or accrued on the Notes will generally be treated as "passive" or "financial services" income (or, if Canadian withholding tax is imposed at a rate exceeding 5%, as "high withholding tax interest" income).

     In the event that the conditions described under "Description of the Notes -- Registration Rights; Liquidated Damages" are not met, then Liquidated Damages will become payable on the Notes. The Company intends to take the position that it is more likely than not that the Liquidated Damages will not be required to be paid. If any Liquidated Damages become payable, certain rules regarding original issue discount may become applicable. Generally, these rules require that a United States holder accrue income on the Notes under an accrual method of accounting using a constant yield method regardless of such holder's usual method of accounting.

  Sale or Disposition of the Notes

     Upon the sale, exchange, redemption or retirement of a Note, a United States holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (including amounts treated as a premium paid by the Company upon redemption of the Notes and excluding amounts attributable to accrued but unpaid interest on the Notes that the United States holder has not previously included in gross income) and such United States holder's adjusted tax basis in the Note. A United States holder's adjusted tax basis in the Notes will equal the issue price of the Notes, which will be the first price at which a substantial amount of the Notes are sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers) decreased by the amount of any payments on such Note, other than payments of qualified stated interest, prior to disposition. Pursuant to the Taxpayer Relief Act of 1997, in the case of an individual holder, any capital gain recognized on the disposition of the Notes will generally be subject to U.S. federal income tax at a stated maximum rate of (i) 20%, if the United States holder's holding period in the Notes was more than 18 months at the time of such sale, exchange, redemption or other disposition, (ii) 28%, if the United States holder's holding period in such Notes was more than one year, but not more than 18 months at the time of such sale, exchange, redemption, or other disposition, or (iii) at ordinary graduated rates if the United States holder's holding period in such Notes was less than one year at the time of the sale, exchange, redemption, or other disposition. The ability to use capital losses to offset ordinary income in determining taxable income is generally limited.

     The exchange of an Original Note for an Exchange Note should not be considered a taxable transaction for U.S. income tax purposes. A United States holder's basis in an Exchange Note will equal such holder's basis in the Original Note at the time of the exchange. A United States holder will be permitted to include the holding period of the Original Note onto the holding period of the Exchange Note so received.

  Backup Withholding and Information Reporting

     Generally, information reporting will apply to certain payments of principal and interest on the Notes to and the receipt of proceeds from a sale of the Notes by United States holders, other than certain exempt recipients within the meaning of applicable Treasury regulations. United States holders generally will not be subject to backup withholding tax of 31% unless (i) the payee fails to provide its taxpayer identification number to the payor, (ii) the payee fails to provide certification as to exempt status, or (iii) certain other conditions exist. Any amounts withheld under the backup withholding rules will be allowed as a credit or a refund against such holder's United States federal income tax liability, provided that certain required information is provided to the Service.

CANADIAN TAXATION

     The following is, as of the date hereof, a fair and adequate summary of the principal Canadian federal income tax consequences to a holder who acquires an Exchange Note pursuant to the Exchange Offer and who for purposes of the Income Tax Act (Canada) (the "Act") is not and is not deemed to be a resident of Canada, holds an Original Note and will hold an Exchange Note as capital property, and at all relevant times, deals at arm's length with the Company, does not use or hold and is not deemed to use or hold an Original Note or Exchange Note in the course of carrying on a business in Canada and is not an insurer for whom the Original Notes or Exchange Notes are its designated insurance properties. This summary is based on the current provisions of the Act and the regulations thereunder, counsel's understanding of the current published administrative practices of Revenue Canada, Customs, Excise and Taxation, and all specific proposals to amend the Act and the regulations announced by the Minister of Finance prior to the date hereof. This summary does not otherwise take into account or anticipate changes in the law or administrative practice, whether by judicial, governmental or legislative decisions or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada.

     The payment by the Company of interest, premium or principal on the Exchange Notes will be exempt from Canadian withholding tax.

     No other taxes on income (including taxable capital gains) will be payable under the Act in respect of the exchange of an Original Note for an Exchange Note, in respect of the holding, redemption or disposition of the Exchange Notes or in respect of the receipt of interest, premium or principal thereon.

                              PLAN OF DISTRIBUTION


     Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchanged Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with any resale of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 120 days after the Expiration Date, it will use reasonable efforts to make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale; provided that such Participating Broker-Dealer indicates in the Letter of Transmittal that it is a Participating Broker-Dealer.


     The Company will not receive any proceeds from any sale of Exchange Notes by Participating Broker-Dealers or any other persons. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 120 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

     By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer. If the Company gives any such notice to suspend the use of the Prospectus, it shall extend the 120-day period referred to above by the number of days during the period from and including the date of the giving of such notice up to and including when broker-dealers have received copies of the supplement or amended Prospectus necessary to permit resales of Exchange Notes.

     The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders (including any Participating Broker-Dealers) and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Exchange Notes will be passed upon for the Company by Thelen Reid & Priest LLP, New York, New York. Bruce A. Rich, a partner in the firm of Thelen Reid & Priest LLP, is the Secretary of the Company. As to all matters of Canadian federal and Ontario law, Thelen Reid & Priest LLP will rely upon the opinion of Cassels Brock & Blackwell, Toronto, Ontario, Canada. The matters referred to under "Certain Tax Considerations -- Canadian Taxation" will also be passed upon by Cassels Brock & Blackwell.

                                    EXPERTS

     The consolidated financial statements of the Company at and for the year ended November 30, 1997 have been audited by PricewaterhouseCoopers LLP, independent accountants for the Company. The consolidated financial statements of the Company at November 30, 1996 and for each of the two years in the period ended November 30, 1996 have been audited by Karlins Fuller, independent accountants for the Company until May 7, 1997. At the Company's 1998 Annual Meeting of Shareholders, PricewaterhouseCoopers LLP was appointed as the auditors of the Company for fiscal year 1998.

     In March 1997, the Company selected PricewaterhouseCoopers LLP to act as independent accountants for the Company and informed Karlins Fuller, the Company's independent accountants since 1993, of its decision. The Company's shareholders ratified the appointment of PricewaterhouseCoopers LLP at the Annual Shareholders' Meeting held on May 7, 1997. In connection with its audits for the years ended November 30, 1994, 1995 and 1996, there were no disagreements with Karlins Fuller on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Karlins Fuller's reports on the Company's financial statements for the fiscal years ended November 30, 1994, 1995 and 1996 contained no adverse opinions or disclaimers of opinion and were not modified or qualified as to uncertainty, audit scope, or accounting principles.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


AMERICAN ECO CORPORATION
Report of Independent Accountants of Coopers & Lybrand
  L.L.P. ...................................................  F-2
Report of Independent Accountants of Karlins Fuller Arnold &
  Klodosky, P.C. ...........................................  F-3
Consolidated Balance Sheet at November 30, 1997 and 1996....  F-4
Consolidated Statement of Income for the three years ended
  November 30, 1997.........................................  F-5
Consolidated Statement of Shareholders' Equity for the three years ended November 30, 1997.............................  F-6
Consolidated Statement of Changes in Financial Position for
  the three years ended November 30, 1997...................  F-7
Notes to Consolidated Financial Statements..................  F-8
Consolidated Balance Sheet at May 31, 1998 and November 30,
  1997 (Unaudited)..........................................  F-30
Consolidated Statement of Operations for the three and six
  months ended May 31, 1998 and 1997 (Unaudited)............  F-31
Consolidated Statement of Changes in Financial Position for
  the six months ended May 31, 1998 and 1997 (Unaudited)....  F-32
Notes to Consolidated Financial Statements (Unaudited)......  F-33

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Directors of
American Eco Corporation

We have audited the consolidated balance sheet of American Eco Corporation and subsidiaries as of November 30, 1997, and the consolidated statements of income, shareholders' equity and changes in financial position for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Eco Corporation and subsidiaries as of November 30, 1997, and the consolidated results of their operations and changes in financial position for the year then ended in conformity with generally accepted accounting principles in Canada.

Coopers & Lybrand L.L.P.

Miami, Florida
March 4, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of American Eco Corporation

We have audited the accompanying consolidated balance sheet of American Eco Corporation as of November 30, 1996 and 1995, and the consolidated statements of income, shareholders' equity and changes in financial position for the years then ended, which as described in Note 15, have been prepared on the basis of accounting principles generally accepted in Canada. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States (and in Canada). U.S. standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Eco Corporation as of November 30, 1996 and 1995, and the consolidated results of its operations and changes in financial position for the years then ended in conformity with generally accepted accounting principles in Canada.

Karlins Fuller Arnold & Klodosky, P.C.

Houston, Texas
January 31, 1997

                            AMERICAN ECO CORPORATION

                           CONSOLIDATED BALANCE SHEET
                      (UNITED STATES DOLLARS IN THOUSANDS)

                                      ASSETS
                                                                AT NOVEMBER 30,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
CURRENT ASSETS
  Cash......................................................  $  1,259    $    317
  Accounts receivable, trade, less allowance for doubtful
     accounts of $2,078 in 1997 and $346 in 1996,
     respectively...........................................    50,349      21,098
  Current portion of notes receivable.......................    17,757       6,695
  Costs and estimated earnings in excess of billing.........    13,145       3,446
  Inventory.................................................    18,079      14,846
  Deferred income tax.......................................     1,133       1,393
  Prepaid expenses and other current assets.................     6,920       4,499
                                                              --------    --------
          TOTAL CURRENT ASSETS..............................   108,642      52,294
                                                              --------    --------
PROPERTY, PLANT AND EQUIPMENT, net..........................    33,023      25,199
                                                              --------    --------
OTHER ASSETS
  Goodwill, net of accumulated amortization of $1,592 in
  1997 and $762 in 1996,
     respectively...........................................    30,484      18,969
  Notes receivable..........................................    28,578         280
  Investments...............................................     9,142       7,645
  Other Assets..............................................     1,917          97
                                                              --------    --------
          TOTAL OTHER ASSETS................................    70,121      26,991
                                                              --------    --------
          TOTAL ASSETS......................................  $211,786    $104,484
                                                              ========    ========

                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities..................  $ 28,400    $ 18,822
  Notes payable.............................................     8,904      20,399
  Current portion of long-term debt.........................     8,081       1,708
  Billings in excess of costs and estimated earnings........     3,350         419
                                                              --------    --------
          TOTAL CURRENT LIABILITIES.........................    48,735      41,348
                                                              --------    --------
LONG-TERM LIABILITIES
  Long-term debt............................................    51,722       6,720
  Deferred income tax liability.............................     3,144       1,373
  Other liabilities.........................................     1,086          --
                                                              --------    --------
          TOTAL LONG-TERM LIABILITIES.......................    55,952       8,093
                                                              --------    --------
          TOTAL LIABILITIES.................................   104,687      49,441
                                                              --------    --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Share capital.............................................    75,577      39,411
  Share capital subscribed..................................        --          34
  Contributed surplus.......................................     2,845       2,845
  Cumulative foreign exchange...............................    (1,511)         --
  Retained earnings.........................................    30,188      12,753
                                                              --------    --------
          TOTAL SHAREHOLDERS' EQUITY........................   107,099      55,043
                                                              --------    --------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........  $211,786    $104,484
                                                              ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMERICAN ECO CORPORATION

                        CONSOLIDATED STATEMENT OF INCOME
                  FOR THE THREE YEARS ENDED NOVEMBER 30, 1997
                      (UNITED STATES DOLLARS IN THOUSANDS)

                                                          1997           1996           1995
                                                       -----------    -----------    ----------
REVENUE..............................................  $   220,478    $   119,529    $   46,684
                                                       -----------    -----------    ----------
COSTS AND EXPENSES
  Direct costs of revenue............................      162,882         87,203        39,456
  Selling, general and administrative expenses.......       31,243         20,616         2,814
  Interest expense, net..............................        4,946          1,747           713
  Depreciation and amortization......................        5,382          2,232         1,107
  Gain on sale of assets and subsidiaries............       (2,682)            (2)         (370)
  Foreign exchange income............................         (557)          (221)          (96)
                                                       -----------    -----------    ----------
                                                           201,214        111,575        43,624
                                                       -----------    -----------    ----------
INCOME BEFORE PROVISION FOR (RECOVERY OF) INCOME
  TAXES..............................................       19,264          7,954         3,060
PROVISION FOR (RECOVERY OF) INCOME
  TAXES..............................................        1,829           (809)          208
                                                       -----------    -----------    ----------
NET INCOME...........................................  $    17,435    $     8,763    $    2,852
                                                       ===========    ===========    ==========
Earnings per common share
  Basic..............................................  $      1.08    $      0.81    $     0.40
                                                       ===========    ===========    ==========
  Adjusted basic.....................................  $      1.03    $      0.78    $     0.38
                                                       ===========    ===========    ==========
  Fully diluted......................................  $      0.90    $      0.74    $     0.36
                                                       ===========    ===========    ==========
Weighted average number of shares used in computing
  earnings per common share
  Basic..............................................   16,218,034     10,846,516     7,217,005
                                                       ===========    ===========    ==========
  Adjusted basic.....................................   17,667,960     11,435,636     8,174,509
                                                       ===========    ===========    ==========
  Fully diluted......................................   21,809,562     12,325,043     8,995,005
                                                       ===========    ===========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMERICAN ECO CORPORATION

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                  FOR THE THREE YEARS ENDED NOVEMBER 30, 1997
                      (UNITED STATES DOLLARS IN THOUSANDS)

                                              SHARE CAPITAL        SHARE                    CUMULATIVE                  TOTAL
                                           -------------------    CAPITAL     CONTRIBUTED    FOREIGN     RETAINED   SHAREHOLDERS'
                                             SHARES    AMOUNT    SUBSCRIBED     SURPLUS      CURRENCY    EARNINGS      EQUITY
                                           ----------  -------   ----------   -----------   ----------   --------   -------------
Balance, November 30, 1994...............   6,822,341  $6,511      $ 805        $2,845       $    --     $ 1,138      $ 11,299
Conversion of debentures.................   1,147,250   3,454         --            --            --          --         3,454
Issued for acquisitions..................     681,381   2,513         --            --            --          --         2,513
Issued for cash..........................      78,500     145         --            --            --          --           145
Issued for services......................     130,000     460         --            --            --          --           460
Share issue cost.........................          --  (1,280)        --            --            --          --        (1,280)
Subscriptions collected..................          --      --       (707)           --            --          --          (707)
Net income...............................          --      --         --            --            --       2,852         2,852
                                           ----------  -------     -----        ------       -------     -------      --------
Balance, November 30, 1995...............   8,859,472  11,803         98         2,845            --       3,990        18,736
Conversion of debentures.................     198,820   1,284         --            --            --          --         1,284
Issued for acquisitions..................   4,283,204  27,269         --            --            --          --        27,269
Issued for cash..........................     594,940   1,743         --            --            --          --         1,743
Issued for services......................     281,000   1,753         --            --            --          --         1,753
Share issue cost.........................          --  (4,441)        --            --            --          --        (4,441)
Subscriptions collected..................          --      --        (64)           --            --          --           (64)
Net income...............................          --      --         --            --            --       8,763         8,763
                                           ----------  -------     -----        ------       -------     -------      --------
Balance, November 30, 1996...............  14,217,436  39,411         34         2,845            --      12,753        55,043
Conversion of debentures.................   3,126,366  21,150         --            --            --          --        21,150
Issued for acquisitions..................   1,010,913   8,570         --            --            --          --         8,570
Issued for notes.........................     811,260   7,784         --            --            --          --         7,784
Issued for cash..........................     376,575   1,613         --            --            --          --         1,613
Issued for services......................      66,530     578         --            --            --          --           578
Share issue cost.........................          --  (3,563)        --            --            --          --        (3,563)
Cumulative foreign exchange..............          --      --         --            --        (1,511)         --        (1,511)
Subscriptions collected..................      20,000      34        (34)           --            --          --            --
Net income...............................          --      --         --            --            --      17,435        17,435
                                           ----------  -------     -----        ------       -------     -------      --------
Balance, November 30, 1997...............  19,629,080  $75,577     $  --        $2,845       $(1,511)    $30,188      $107,099
                                           ==========  =======     =====        ======       =======     =======      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMERICAN ECO CORPORATION

            CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                  FOR THE THREE YEARS ENDED NOVEMBER 30, 1997
                      (UNITED STATES DOLLARS IN THOUSANDS)

                                                                1997       1996      1995
                                                              --------   --------   -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $ 17,435   $  8,763   $ 2,852
  Adjustments to reconcile net income to net cash provided
     by operating activities:
  Gain on sale of assets and subsidiaries...................    (2,682)        (2)     (370)
  Depreciation and amortization.............................     5,382      2,232     1,107
  Change in deferred income taxes...........................     1,829        490       (64)
  Noncash income, net.......................................       325         --        --
  Change in certificate of deposit, restricted..............        --         (8)       (6)
  Change in accounts receivable.............................   (15,932)    (1,823)   (1,356)
  Change in notes receivable................................   (14,000)        --        --
  Change in costs and estimated earnings in excess of
     billings...............................................    (7,824)      (363)   (1,059)
  Change in inventory.......................................       106     (2,511)      189
  Change in prepaid expenses................................     1,424       (748)      256
  Change in accounts payable and accrued liabilities........    (4,523)    (2,312)      981
  Change in billings in excess of costs and estimated
     earnings...............................................      (458)        34        75
                                                              --------   --------   -------
Net cash provided by (used in) operating activities.........   (18,918)     3,752     2,605
                                                              --------   --------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................    (3,134)    (4,803)     (386)
  Proceeds from sale of equipment...........................     3,448         53        --
  Acquisition of business, net of cash acquired.............   (10,493)      (568)     (805)
  Proceeds from notes receivable............................       996      3,257       288
  Disbursements for notes receivables.......................    (2,094)    (8,350)     (625)
  Increase in investment....................................    (1,277)    (6,156)     (727)
                                                              --------   --------   -------
Net cash used in investing activities.......................   (12,554)   (16,567)   (2,255)
                                                              --------   --------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable...............................    33,500     14,920       800
  Proceeds from long-term debt..............................    58,500        428        --
  Principal payments on notes payable.......................   (53,196)    (7,412)     (739)
  Principal payments on long-term debt......................    (7,607)    (1,015)     (464)
  Proceeds from sales/leaseback.............................     4,000         --        --
  Deferred foreign exchange.................................        --         --       (27)
  Debt issuance costs.......................................    (1,917)        --        --
  Debenture issuance costs..................................        --       (193)       --
  Stock issuance costs......................................    (2,479)        --      (125)
  Issuance of common stock..................................     1,613      5,506       229
                                                              --------   --------   -------
Net cash provided by (used in) financing activities.........    32,414     12,234      (326)
                                                              --------   --------   -------
NET INCREASE (DECREASE) IN CASH.............................       942       (581)       24
CASH AT BEGINNING OF YEAR...................................       317        898       874
                                                              --------   --------   -------
CASH AT END OF YEAR.........................................  $  1,259   $    317   $   898
                                                              ========   ========   =======

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMERICAN ECO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (UNITED STATES DOLLARS IN THOUSANDS)
     American Eco Corporation and its wholly-owned subsidiaries ("the Company" or "AEC") provide industrial services, environmental services and specialty manufacturing to the petrochemical, refining, forest products and offshore fabrication industries.

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). The differences between Canadian and United States GAAP are described in Note 15.

     The accompanying consolidated financial statements include the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

     Revenue Recognition -- The Company recognizes revenues and profits on fixed price contracts using the percentage-of-completion method. Under the percentage-of-completion method, contract revenues are accrued based upon the percentage that accrued costs to date bear to total estimated costs. As contracts can extend over more than one accounting period, revisions in estimated total costs and profits during the course of work are reflected during the period in which the facts requiring the revisions become known. Losses on contracts are charged to income in the period in which such losses are first determined.

     Inventory -- Inventory is valued on the lower of cost or market method, with cost determined on the first-in, first-out method.

     Property, Plant and Equipment -- Property and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives of the respective assets using the straight-line method over the following periods based on their estimated useful lives:

Buildings...................................................  20-40 years
Fabrication machinery, mobile and other equipment...........   3-15 years

     Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to earnings as incurred. When property and equipment are retired or otherwise disposed of, the cost thereof and the applicable accumulated depreciation are removed from the respective accounts and the resulting gain or loss is reflected in earnings.

     Goodwill -- The cost in excess of the fair value of the net assets of businesses acquired at their respective acquisition dates are amortized on a straight-line basis over 40 years. On an annual basis, the Company assesses the carrying value in order to determine whether an impairment has occurred, taking into account both historical and forecasted results of operations.

     Income Taxes -- The Company reflects income taxes based on the tax allocation method. Under this method, timing differences between reported and taxable income result in provisions for taxes not currently payable. Such timing differences arise principally as a result of claiming depreciation and amortization for tax purposes at amounts differing from those charged to income.

     Other Assets -- Included in other assets is approximately $1.5 million of debt issuance costs which are being amortized over the term of the debt.

     Earnings Per Share -- Basic earnings per share has been calculated on the basis of net earnings for the year divided by the weighted average number of common shares outstanding during the period. Adjusted basic earnings per share has been calculated assuming the actual debt conversions occurring during the year had taken place at the beginning of the year, or at the date of issuance if issued during the year. Fully diluted

                            AMERICAN ECO CORPORATION
earnings per share additionally assumes all options and warrants have been exercised at the later of the beginning of the fiscal period or the option issue date.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                               1997     1996    1995
                                                              ------   ------   ----
Cash paid during the years for:
  Interest..................................................  $4,718   $1,614   $713
  Income taxes..............................................  $  281   $   --   $ 66

     Translation of Financial Statements into United States Dollars -- The consolidated financial statements are expressed in United States dollars using foreign currency translation procedures established by the Canadian Institute of Chartered Accountants.

     For self-sustaining operations, the assets and liabilities denominated in a foreign currency are translated at exchange rates in effect at the balance sheet date. The resulting gains and losses are accumulated in a separate component of shareholders' equity. Revenues and expenses are translated at average exchange rates prevailing during the period. For integrated purposes current assets, current liabilities and long-term debt are translated into United States dollars using year end rates of exchange; all other assets and liabilities are translated at applicable historical rates of exchange. Revenues, expenses and certain costs are translated at annual average exchange rates except for inventory, depreciation and amortization which are translated at historical rates. Realized exchange gains and losses and currency translation adjustments relative to long-term monetary items with a fixed and ascertainable life are deferred and amortized on a straight-line basis over the life of the item.

     Use of estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassifications -- Certain amounts from prior years have been reclassified to conform to the current year's presentation.

2. BUSINESS COMBINATIONS

1997

     Effective February 28, 1997, the Company acquired all of the outstanding common stock of Chempower, Inc. ("Chempower"). All of the stockholders of Chempower, other than two principal stockholders (the "Principal Stockholders") received $6.20 in cash for each of their Chempower shares. The Principal Stockholders received a portion of their consideration in cash and the balance was represented by a $15.9 million promissory note paid in August 1997. Based upon a total of approximately 7.6 million Chempower shares outstanding, the total acquisition cost was approximately $50 million, including acquisition costs of approximately $3 million. The acquisition was partially funded by a placement by the Company of $15 million, 9.5%, 10 year Convertible Debentures. Concurrent with the Chempower acquisition, the Company entered into installment purchase agreements with Holiday Properties, a general partnership owned by the Principal Stockholders. These agreements provide for the acquisition of three parcels of real property which had been leased to Chempower. The aggregate purchase price for the three properties amounted to $4.5 million, of which $.5 million was paid on February 28, 1997. The purchase price and expenses associated with the acquisition exceed the fair value of net assets acquired by approximately $12 million.

                            AMERICAN ECO CORPORATION

     Effective September 1, 1997, the Company acquired all of the outstanding common stock of CCG Commercial Construction Group, Inc. in exchange for 265,000 shares of Company common stock with a fair market value of approximately $2.6 million. The aggregate purchase price and expenses associated with the acquisition exceed the fair value of net assets acquired by approximately $3 million.

1996

     Effective January 1, 1996, the Company acquired all of the outstanding common stock of Environmental Evolutions, Inc. in exchange for 400,000 shares of Company common stock with a fair market value of $2.4 million. The purchase price and expenses associated with the acquisition exceeded the fair value of net assets by approximately $3.3 million and has been included in goodwill. Pro forma results were not material to the Company's financial position or results of operations. See Note 3 to Consolidated Financial Statements.

     Effective May 31, 1996, the Company acquired substantially all the assets and assumed certain liabilities of United Eco Systems, Inc. ("United Eco"). The purchase price consisted of 315,000 shares of Company common stock with a fair market value of $2.5 million. The purchase price and expenses associated with the acquisition exceeded the fair market value of net assets acquired by approximately $2.8 million and has been included in goodwill. Pro forma results were not material to the Company's financial position or results of operations.

     Effective July 1, 1996, the Company acquired all of the outstanding common stock of Separation and Recovery Systems, Inc. ("SRS"). The purchase price consisted primarily of 753,634 shares of the Company common stock with a fair market value of $5.7 million, which approximated the book value of SRS.

     Effective July 22, 1996, the Company acquired all of the outstanding common stock of Industra Service Corporation ("Industra"). AEC exchanged 0.425 common shares for each common share of Industra, or 1,647,459 shares of AEC common shares. The purchase price and expenses associated with the acquisition exceeded the fair value of net assets of the business acquired by approximately $5.6 million.

     All acquisitions have been accounted for using the purchase method; accordingly, the assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The excess purchase price and related expenses over the fair value of net assets acquired is included in Goodwill. Under the purchase method of accounting, the results of operations are included in the consolidated financial statements from their acquisition dates.

     The unaudited pro forma results, assuming the CCG, Chempower, SRS and Industra acquisitions had occurred at December 1, 1995, are as follows:

                                                                 1997        1996
                                                               --------    --------
Revenues....................................................   $245,898    $252,928
Net income..................................................   $ 12,348    $  9,997
Basic earnings per share....................................   $   0.74    $   0.80

     The unaudited pro forma summary is not necessarily indicative either of results of operations that would have occurred had the acquisitions been made at the beginning of the periods presented, or of future results of operations of the combined companies.

1995

     In July, 1995, the Company acquired all of the outstanding capital stock of Lake Charles Construction Corporation in exchange for issuance of 520,000 shares of the Company's common stock valued at $2 million. The purchase price and expenses associated with the acquisition exceeded the fair value of net assets acquired by approximately $4.6 million.

                            AMERICAN ECO CORPORATION

     A summary of total assets, total liabilities and goodwill from the above business combinations are as follows:

                                                                           NET BOOK
                                CONSIDERATION    ASSETS     LIABILITIES     VALUE      GOODWILL
                                -------------    -------    -----------    --------    --------
1997
Chempower....................      $50,000       $55,543      $15,543      $40,000     $10,000
CCG..........................        2,600         5,103        5,503         (400)      3,000
1996
Environmental Evolutions.....        2,400           370        1,270         (900)      3,300
United Eco...................        2,500         5,489        5,789         (300)      2,800
SRS..........................        5,700        11,907        6,207        5,700          --
Industra.....................       16,300        27,816       17,116       10,700       5,600

3. DISPOSAL OF ECO ENVIRONMENTAL AND ENVIRONMENTAL EVOLUTIONS

     On August 31, 1997, the Company sold its wholly owned subsidiaries, Eco Environmental, Inc. and Environmental Evolutions, Inc., to Eurostar Interests, Ltd. ("Eurostar"), a company controlled by the Vice-Chairman of AEC, in exchange for a note in the amount of $11 million. This note bears interest at the rate of 10% and is due on August 31, 1998. The note is collateralized by all of the common stock of Eurostar and is also supported by a performance bond in the amount of $3 million. As a result of this transaction, the Company recorded a gain of approximately $2.5 million.

4. NOTES RECEIVABLE

                                                                1997       1996
                                                               -------    ------
EIF Holdings, Inc., due August, 1998, maximum borrowings of
  $20 million, interest at prime plus 2%, uncollateralized.
  See Note 5 to Consolidated Financial Statements...........   $17,876    $4,908
George E. Phillips Holdings, Ltd., $2.8 million due January,
  1998, quarterly payments of $446,166 from February, 1998
  through August, 2002, with final payment due in November
  2002, interest at 10% collateralized by 50% of the issued
  and outstanding shares of common stock of Mid Atlantic
  Recycling Technologies, Inc. ("MART"). See Note 21 to
  Consolidated Financial Statements.........................    14,000        --
Eurostar, due August 1998, interest at 10%, collateralized
  by 100% of the issued and outstanding shares of common
  stock of Eurostar and a performance bond for $3 million...    11,000        --
Receivables from joint ventures. See Note 6 to Consolidated
  Financial Statements......................................     1,500        --
Notes receivable from officers and directors................     1,468       840

                            AMERICAN ECO CORPORATION

                                                                1997       1996
                                                               -------    ------
Mid Atlantic Recycling Technologies, Inc., monthly payments
  of $5,175, interest at 12.5%, collateralized by
  equipment.................................................       219        --
Kam Biotechnology International, LLC, due December,1998,
  interest at 6% uncollateralized...........................       200       200
Impala Development, Ltd., interest at 12%, collateralized by
  144,500 shares of AEC common stock........................        --       775
Miscellaneous notes receivable..............................        72       252
                                                               -------    ------
                                                                46,335     6,975
Current portion.............................................    17,757     6,695
                                                               -------    ------
Long-term portion...........................................   $28,578    $  280
                                                               =======    ======

5. EIF HOLDINGS, INC.

     During June, 1996, the Company purchased 4,600,000 shares of EIF Holdings, Inc. ("EIFH") common stock for $2.8 million. On November 7, 1996, the Company acquired an additional 200,000 shares of EIFH common stock through the issuance of 25,000 shares of its common stock, and on November 20, 1996, the Company purchased 4,000,000 shares of EIFH in exchange for $70 thousand and 300,000 shares of the Company's common stock. At November 30, 1997, the Company's total investment in EIFH was approximately $5.2 million and represents 36% of EIFH's total common stock. Additionally during 1996, the Company entered into a Stock Purchase Agreement with EIFH whereby the Company has an option to purchase 10,000,000 shares of EIFH for $1 million. This option is subject to EIFH stockholders increasing the authorized number of common shares. The Company has accounted for its investment in EIFH pursuant to the equity method of accounting commencing January 1, 1997.

     In February 1996, the Company agreed to loan money to EIFH pursuant to a line of credit agreement with a maximum borrowing of $5.2 million. This line of credit was not collateralized and was due on July 31, 1997. Effective July 31, 1997, the line of credit was renewed, extended and modified to increase the maximum borrowing amount to $15 million and extend the maturity to February 18, 1998. On September 30, 1997, the Company increased the maximum borrowing amount to $20 million. This renewal included an option for the Company to convert the entire indebtedness into common shares of EIFH at 85% of the average market price of the previous five days, subject to approval of an increase in the number of authorized shares by EIFH's stockholders. On February 18, 1998, the Company extended the maturity date of the line of credit to August 18, 1998. As of November 30, 1997, the total receivable from EIFH is $17.9 million, which includes accrued interest of $1.04 million. The Company received interest income of $0.8 million related to the loan outstanding during 1997.

     On December 22, 1997, the Company granted an option to Frank Fradella, Chief Executive Officer of EIFH, to purchase the Company's 8,800,000 shares of EIFH for a price of $0.65 per share. Additionally, the Company granted Frank Fradella a proxy to vote the Company's shares of EIFH.

     On November 19, 1997, EIFH completed its acquisition of JL Manta, Inc. ("Manta"), an Illinois corporation which provides specialized maintenance services for clients in the industrial, environmental and low-level nuclear sectors. Pursuant to the terms of a Stock Purchase Agreement, EIFH acquired all of the issued and outstanding common stock of Manta for consideration of $4.7 million in cash and $2.2 million in convertible promissory notes of EIFH, payable in installments with a final payment due on November 18, 2000 (the "Stockholder Notes"). Subject to the approval by EIFH stockholders of an amendment to EIFH's charter authorizing the requisite amount of stock, at any time after June 30, 1998 the holders of the Stockholder Notes may convert any principal payment due under the Stockholder Notes into shares of

                            AMERICAN ECO CORPORATION

EIFH's common stock at a conversion price equal to the closing transaction price of EIFH Stock on the date a conversion notice is received by EIFH.

     Also concurrently with the Acquisition, in connection with financing provided to EIFH, EIFH issued a $6.5 million Convertible Promissory Note. The Note bears interest at the rate of 5 1/4% per annum, becomes due on May 18, 1999 and is collateralized by a pledge of all of the Manta Stock. Subject to approval of EIFH's Stockholders of an amendment to EIFH's charter authorizing the requisite amount of preferred and common stock at a conversion price of $1.00 per share, with such Preferred Convertible Stock convertible into EIFH common stock.

     Also in connection with the Acquisition, EIFH issued a $2.5 million Promissory Note. The note bears interest at the rate of 9% per annum and becomes due on February 16, 1998. The loan amount represented by the note was used by EIFH to refinance certain indebtedness of Manta.

     The Company's investment in EIFH exceeds the net assets of EIFH by approximately $15 million. Such amounts are being amortized over 40 years. As of November 30, 1997, the quoted market value of the Company's 8.8 million shares of EIFH is approximately $4.1 million.

     Summarized financial information for EIFH as of September 30, 1997 and for the nine months then ended is as follows:

Current assets..............................................  $ 13,806
Noncurrent assets...........................................       870
Current liabilities (including note payable to the
  Company)..................................................    25,017
Stockholders' deficit.......................................   (10,341)
Revenues....................................................    10,858
Operating loss..............................................    (1,344)
Net loss....................................................      (100)

6. INVESTMENT IN JOINT VENTURES

     The Company, through it's wholly owned subsidiary SRS, participates in four joint ventures with equity interests ranging from 33% to 50%. Each of these joint ventures is involved in operating SRS' waste treatment equipment.

     At November 30, 1997, the Company's total investment in these joint ventures is approximately $3.7 million and the Company has receivables from the joint ventures of approximately $1.5 million. During 1997, the Company sold and leased certain equipment to the joint ventures in the amount of approximately $5 million. The Company has deferred profit on these transactions to the extent of its ownership interest in the amount of approximately $1.6 million. The results of operations and financial position of these joint ventures are not material to the Company's financial position and results of operations as of November 30, 1997.

                            AMERICAN ECO CORPORATION

7. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                               1997       1996
                                                              -------    -------
Land........................................................  $ 5,570    $ 1,965
Buildings...................................................   14,140      7,345
Fabrication machinery, mobile and other equipment...........   18,678     20,901
Furniture and fixtures......................................    1,978      1,645
Equipment under capital leases..............................    1,040        626
Leasehold improvements......................................    1,389        908
                                                              -------    -------
                                                               42,795     33,390
Accumulated depreciation and amortization...................    9,772      8,191
                                                              -------    -------
                                                              $33,023    $25,199
                                                              =======    =======

     Depreciation expense for the years ended November 30, 1997, 1996 and 1995 was $4,467, $1,695 and $986, respectively.

8. INVENTORY

     The components of inventory are as follows:

                                                               1997       1996
                                                              -------    -------
Raw materials...............................................  $ 6,358    $ 3,897
Consumable supplies.........................................    3,345      2,103
Finished goods..............................................    8,376      8,846
                                                              -------    -------
                                                              $18,079    $14,846
                                                              =======    =======

                            AMERICAN ECO CORPORATION

9. LONG-TERM DEBT INCLUDING CAPITAL LEASES

                                                               1997      1996
                                                              -------   ------
Note payable to Union Bank of California, payable $2,386,364 per quarter beginning May 31, 1998, interest at LIBOR plus
  3.25% collateralized by the stock of AEC's subsidiaries,
  their guarantees and substantially all assets of AEC......  $52,500   $   --
Note payable to Deere Park Capital Management, payable
  interest only until June, 1998 then monthly payments of
  $83,333 plus interest until final payment in May, 2000,
  interest at 10%, uncollateralized.........................    5,000       --
Note payable to Semamor Enterprises, L.P., payable interest
  only until June, 1998 then monthly payments of $16,667
  plus interest until final payment in May, 2000, interest
  at 10%, uncollateralized..................................    1,000       --
Note payable to Bank of America, payable $83,000 per month
  beginning January, 1997, plus interest at bank's reference rate plus 0.75%, collateralized by receivables, inventory,
  machinery and equipment of SRS............................       --    3,000
Note payable to Hongkong Bank of Canada, payable $23,000 per month, including interest at 9.00%, collateralized by real
  estate of Industra........................................       --    2,062
Note payable to The C.A. Turner Construction Company, Texas
  payable $92,000 quarterly including interest at 8.00%,
  collateralized by substantially all of the fixed assets of
  C.A. Turner Construction, Inc. and Action Contract
  Services, Inc., two subsidiaries of the Company, maturing
  December 2000.............................................       --    1,240
Notes payable, other........................................    1,303    2,126
                                                              -------   ------
                                                               59,803    8,428
Current portion.............................................    8,081    1,708
                                                              -------   ------
Long-term portion...........................................  $51,722   $6,720
                                                              =======   ======

     The aggregate principal payments on long-term debt during the years subsequent to November 30, 1997 are: 1998 -- $8,081; 1999 -- $11,381;
2000 -- $13,914; 2001 -- $9,686; 2002 -- $9,582; thereafter $7,159.

     At November 30, 1997, there is approximately $8,904 of notes payable outstanding. Included in this amount is a payable to Union Bank of California under a revolving credit facility in the amount of $8,500. The maximum borrowings under the credit facility is $12,000, bears interest at either the prime rate plus 2% or LIBOR plus 3% and is collateralized by substantially all of the assets of the Company. This revolving credit facility expires on August 31, 2002. Additionally, the Company has a balance of $397 under a revolving credit facility with Comerica. The maximum borrowings under this facility are $500 and it is collateralized by the assets of CCG.

     Under the Union Bank of California credit facility, the Company is required to maintain certain financial ratios and is restricted by covenants from certain corporate actions including a prohibition on the Company paying dividends.

     At November 30, 1996, the Company had borrowings under various credit facilities, all of which were repaid in connection with the borrowings from Union Bank of California in 1997.

                            AMERICAN ECO CORPORATION

10. LEASE AGREEMENTS

     The Company leases equipment and office and warehouse space under operating leases that expire at various times through September 2002. Future minimum payments, by year and in the aggregate, under these operating leases, consisted of the following at November 30:

1998................................................  $2,662
1999................................................   2,210
2000................................................   1,751
2001................................................   1,464
2002................................................     629
                                                      ------
Total minimum lease payment.........................  $8,716
                                                      ======

     Rent expense for the years ended November 30, 1997, 1996 and 1995 amounted to $634, $538 and $181, respectively.

     In May, 1997, the Company entered into a sales/leaseback transaction with a third party for machinery and equipment. In conjunction with this transaction, the Company recorded a deferred gain of $1.2 million, which is being amortized over the sixty month life of the lease.

11. COSTS AND ESTIMATED EARNINGS ON JOBS IN PROGRESS

                                                                1997       1996
                                                              --------    -------
Costs, estimated earnings and billings are summarized as
  follows:
Costs incurred on uncompleted jobs..........................  $186,518    $66,476
Estimated earnings..........................................    28,432      8,417
                                                              --------    -------
                                                               214,950     74,893
Billings to date............................................   205,155     71,866
                                                              --------    -------
                                                              $  9,795    $ 3,027
                                                              ========    =======
Included in the accompanying balance sheet under the
  following captions:
Costs and estimated earnings in excess of billings..........  $ 13,145    $ 3,446
Billings in excess of costs and estimated earnings..........    (3,350)      (419)
                                                              --------    -------
                                                              $  9,795    $ 3,027
                                                              ========    =======

12. RELATED PARTY TRANSACTIONS

     For the years ended November 30, 1997, 1996 and 1995, the Company had business transactions with related parties. The details of these transactions and balances owing from and to these parties are as follows:

     During the year ended November 30, 1997, fees aggregating $522 were paid to a director in his capacity as an officer of the Company. Of this amount $20 is included in share issue costs, as a reduction to common stock, and $502 is included in administrative expenses. Additionally, another director was paid $113 for services rendered during the year, which is included in deferred financing costs.

     During the year ended November 30, 1996, fees aggregating $120 were paid to a director, in his capacity as an officer of the Company. Of this amount, $80 is included in deferred financing costs, $30 is included in share issue costs, as a reduction to common stock, and $10 is included in administrative expenses. Additionally, another director was paid $109 services rendered during the year, of which $27 is included in deferred financing costs, $18 is included in share issue costs, as a reduction to common stock, and $64 is included in administrative expenses.

                            AMERICAN ECO CORPORATION

     During the year ended November 30, 1995, fees aggregating $84 were paid to a director, in his capacity as an officer of the Company. Of this amount, $75 is included in share issue costs, as a reduction to common stock, and $9 is included in administrative expenses. Additionally, another director was paid $140 for services rendered during the year, of which $110 is included in deferred bid costs and $30 is included in deferred financing costs.

13. INCOME TAXES

CANADA

     Income tax expense varies from the amount that would be computed by applying the basic combined Canadian federal and provincial rate of 44.34%, as follows:

                                                             1997      1996     1995
                                                            -------   -------   -----
Basic rate applied to pre-tax income......................  $ 8,542   $ 3,526   $ 419
Reduction due to income taxed in other jurisdictions......   (5,316)   (2,603)     --
Other.....................................................     (247)     (137)   (315)
Reduction of income taxes due to application of loss carry
  forwards................................................   (2,507)     (786)   (104)
                                                            -------   -------   -----
Effective Canadian tax expense............................  $   472   $    --   $  --
                                                            =======   =======   =====

UNITED STATES

     The components of the provision for (recovery of) income taxes are as follows:

                                                             1997      1996     1995
                                                            -------   -------   -----
Federal...................................................  $ 4,076   $  (865)  $  16
State.....................................................      360        50     128
Reduction of income taxes due to application of loss
  carryforwards...........................................   (1,701)       --      --
Benefits from previously unrecorded tax items.............   (1,529)       --      --
Other.....................................................      151         6      64
                                                            -------   -------   -----
Effective US tax expense (benefit)........................  $ 1,357   $  (809)  $ 208
                                                            =======   =======   =====
Total tax expense (benefit) consisting of
  Current.................................................  $    --   $  (815)  $ 144
  Deferred................................................    1,829         6      64
                                                            -------   -------   -----
                                                            $ 1,829   $  (809)  $ 208
                                                            =======   =======   =====

     Deferred income taxes result from timing differences between the recording of income for accounting purposes and for income tax purposes and from the estimated future tax benefit from operating losses when, in the opinion of management, realization of such benefits is not virtually certain.

14. SHARE CAPITAL

AUTHORIZED SHARE CAPITAL

     The authorized share capital consists of unlimited Class A Preference shares and unlimited, no par value common shares.

                            AMERICAN ECO CORPORATION

SHARE WARRANTS

     As of November 30, 1997, the Company had 3.6 million outstanding share warrants, which call for the issuance of one common share upon presentation of the warrant at issue prices ranging from $4.00 to $9.56. These warrants expire at various times through September, 2002.

STOCK OPTIONS

     In May 1997 the Stockholders adopted the Company's 1997 Stock Option Plan (the "Plan"). Under the Plan, the Company is authorized to issue 2,956,700 options to purchase shares.

     Information with regard to stock options is as follows:

                                                                             OPTION
                                                               SHARES      PRICE RANGE
                                                              ---------    -----------
Outstanding, November 30, 1994..............................     43,800    $1.75-$2.10
Granted.....................................................    512,500    $1.80-$1.86
Cancelled...................................................         --             --
Exercised...................................................    (60,600)   $1.75-$2.10
                                                              ---------
Outstanding, November 30, 1995..............................    495,700    $1.75-$1.86
Granted.....................................................    460,313    $3.23-$9.76
Cancelled...................................................    (66,000)   $3.23-$5.69
Exercised...................................................   (336,850)   $1.79-$6.00
                                                              ---------
Outstanding, November 30, 1996..............................    553,163    $1.76-$9.76
Granted.....................................................    993,500    $6.67-$7.72
Cancelled...................................................   (143,888)   $1.76-$7.09
Exercised...................................................   (261,075)   $1.79-$7.72
                                                              ---------
Outstanding, November 30, 1997..............................  1,141,700    $1.79-$9.76
                                                              =========
Options current exercisable.................................    391,300    $1.79-$9.76
                                                              =========

     The weighted average fair value of options granted during 1997, 1996 and 1995 were $6.42, $3.04 and $1.01, respectively.

     The weighted average exercise price and remaining term as of November 30, 1997 are $6.42 and 4.0 years, respectively.

15. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND PRACTICES

     The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian Basis") which differ in certain respects from those principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with accounting practices generally accepted in the United States ("U.S. Basis").

     During 1997, the Company sold $18 million aggregate principal amount of convertible debentures (the "Debentures"). In connection with these Debentures, the Company issued approximately 1.7 million stock purchase warrants to the holders and as placement fees to third parties. Under Canadian Basis, the total amount allocated to the conversion feature was being charged to interest expense over ten years. All of these Debentures were converted during 1997 and the unamortized amount of $11.8 million was charged to equity. Had the U.S. Basis been followed, the intrinsic value of the conversion feature of approximately $3.5 million would have been charged to interest expense immediately as the Debentures contained a beneficial conversion feature on the date of issuance.

                            AMERICAN ECO CORPORATION

     During June, 1996, the Company acquired a 16% interest in EIFH. This interest was accounted for under the cost method of accounting. Commencing on January 1, 1997, the Company began accounting for its investment in EIFH under the equity method as its ownership percentage had increased to 36%. Under Canadian Basis, the change is accounted for prospectively. Under U.S. Basis, the Company would have recorded an adjustment to accrue its proportionate share (16%) of EIFH's losses from the period when the Company first invested in EIFH through the period when they commenced equity method accounting. The total amount of additional losses which the Company would have recorded is approximately $1.5 million.

     Under Canadian Basis, income tax losses available to be carried forward are recognized only when there is virtual certainty that they will be realized. Under U.S. Basis, income tax losses available to be carried forward are recognized when it is more likely than not that they will be realized. For the years ended November 30, 1996 and 1995, there were no significant differences between these two methods.

     Under U.S. Basis, utilization of pre-acquisition net operating losses should be credited to goodwill rather than as a reduction in the income tax provision, as is practice under Canadian Basis. Therefore, under U.S. Basis, the goodwill and income tax provision would have been adjusted by approximately $1.0 million.

     The following is a reconciliation of net income under Canadian Basis to net income under U.S. Basis.

                                                              CANADIAN     U.S.
                                                               BASIS       BASIS
                                                              --------    -------
Pre-tax income..............................................  $19,264     $14,264
Tax provision...............................................    1,829       2,878
                                                              -------     -------
Net income..................................................  $17,435     $11,386
                                                              =======     =======

     Under U.S. Basis, primary and fully diluted earnings per share is calculated using the treasury stock method. The calculation of earnings per share under U.S. Basis is as follows:

Net income..................................................  $   11,386
Net income per share -- Primary.............................  $     0.66
Net income per share -- Fully diluted.......................  $     0.65
Weighted average number of shares
Primary.....................................................  17,142,519
Fully Diluted...............................................  18,784,330

     SFAS No. 123 "Accounting for Stock Based Compensation," issued in October 1995, defines a fair value method of accounting for employee stock options. Under this fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the vesting period. SFAS No. 123 allows, and the Company has elected, to continue to measure compensation cost in accordance with APB No. 25 for purposes of the U.S. to Canadian GAAP reconciliation. Accordingly, the Company is providing the disclosures required by SFAS No. 123.

                            AMERICAN ECO CORPORATION

     The pro forma net income and basic earnings per share amounts below have been derived using the Black-Scholes stock option pricing model with the following assumptions for each stock option grant during the respective year:

                                              1997           1996           1995
                                           -----------    -----------    -----------
Assumptions
Risk-free interest rates.................  6.37%-6.63%    5.60%-5.75%    5.68%-5.75%
Expected life of stock options (years)...            5              5              5
Expected volatility of common stock......          55%            55%            55%
Expected annual dividends of stock
  options................................            0              0              0
Net income -- as reported................  $    17,435    $     8,763    $     2,852
Net income -- pro forma..................  $    17,191    $     8,311    $     2,543
Basic earnings per share -- as
  reported...............................  $      1.08    $      0.81    $      0.40
Basic earnings per share -- pro forma....  $      1.06    $      0.77    $      0.35

     The pro forma effects on net income and income per common share for fiscal 1997, 1996 and 1995 may not be representative of the pro forma effects Statements of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" may have in future years.

     In February, 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share", which is effective for years ending after December 15, 1997. This statement replaces the presentation of primary earnings per share with a presentation of basic earnings per share ("EPS"). Basic EPS excludes the dilution effect of common stock equivalents previously included in primary EPS and is computed by dividing net earnings by the weighted-average number of common shares outstanding for the period. The calculation of diluted EPS will not change under SFAS No. 128. The adoption of SFAS 128 by the Company, will not materially change the amounts disclosed as basic EPS.

     In June, 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income", and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which are both effective for years beginning after December 15, 1997. SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purposes financial statements. It further requires that an enterprise a) classify items of other comprehensive income by their nature in a financial statement and b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. The adoption of SFAS 130 and 131 are for disclosure purposes only.

16. RETIREMENT PLANS

     The Company has a profit-sharing plan (defined contribution) retirement plan covering substantially all employees, except employees who are members of a union who bargained separately for retirement benefits. Employees are eligible upon attaining the age of twenty-one (21) and completing one (1) year of service. The amount of contribution to the plan is determined annually by the Board of Directors and may vary from zero to fifteen percent of covered compensation.

     The Company, through it's collective bargaining agreements with various unions, contributes to the unions' retirement plans. For the years ended November 30, 1997, 1996 and 1995, an expense of $2.7 million, $1.5 million and $0.6 million, respectively, was incurred for these retirement plans.

                            AMERICAN ECO CORPORATION

17. CONVERTIBLE DEBT

     On January 24, 1997, the Company sold $15 million aggregate principal amount of 9.5% Convertible Debentures ("January Debentures") due January 24, 2007, together with 1,125,000 warrants to purchase the Company's common stock at a price of $9.56. In connection with this transaction, the Company issued 300,000 warrants to a placement agent and incurred costs of approximately $1.5 million.

     On February 14, 1997, the Company sold $1 million aggregate principal amount of 9.5% Convertible Debentures ("February Debentures") due February 14, 2007, together with 71,429 warrants to purchase the Company's common stock at a price of $9.49. In connection with this transaction, the Company incurred costs of approximately $100 thousand.

     On March 3, 1997, the Company sold $3 million aggregate principal amount of 9.5% Convertible Debentures ("March Debentures") due March 3, 2007, together with 225,000 warrants to purchase the Company's common stock at a price of $9.21. In connection with this transaction, the Company incurred costs of approximately $50 thousand.

     The total proceeds have been allocated between the warrants issued to the holders, the conversion feature and debt based on discounted cash flows and an effective interest rate of 12%. All of these debentures were converted into common shares during 1997 and the unamortized costs were charged to shareholders' equity upon conversion.

18. LITIGATION

     The Company had been involved in an arbitration with a customer whereby the customer claimed damages from the Company totaling $19.3 million consisting of delay damages and cost of completion. The Company counter claimed $2.4 million for breach of subcontract and $10.0 million for the customer bad faith and intentional misconduct. On June 16, 1997, the arbitrator ruled in favor of the Company and awarded the Company $1.3 million net of costs of $1.1 million. The Company has received such amounts and has included them in its results of operations for 1997.

     At November 30, 1997, there were various claims and disputes incidental to the business. The Company believes that the disposition of all such claims and disputes, individually or in the aggregate, should not have a material adverse affect upon the Company's financial position, results of operations or cash flows.

19. FINANCIAL INSTRUMENTS

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and trade accounts receivable. At November 30, 1997 and 1996, the Company had notes receivable balances of $46,335 and $6,975, respectively, with various entities or persons as described in Note 4 to Consolidated Financial Statements. Although some of the notes are collateralized or partially collateralized, the ultimate collectibility is dependent on the financial conditions of the various debtors. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their diverse industries and geographic areas. The Company has write offs, net of recoveries of $466 in 1997, $286 in 1996 and $60 in 1995.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the short maturity of these items. The carrying amounts of long-term debt approximate fair value because the interest rates on these instruments change with market interest rates.

                            AMERICAN ECO CORPORATION

20. SEGMENTS OF THE BUSINESS

     The Company operates in Canada and the United States in three primary industry segments: (1) Environmental Remediation Services which involves asbestos removal, insulation and other environmental services, (2) Industrial Support Services which involves the repair, maintenance and modification of boilers, pressure vessels and tubing used in industrial facilities and the provision of engineering services and (3) Specialty Fabrication Services which involves construction of high-quality custom steel and alloy products. It is the Company's policy to price intersegment contracts on an equivalent basis to that used for pricing external contracts. The following is a summary of selected data for these business segments:

                                      ENVIRONMENTAL    INDUSTRIAL     SPECIALTY
                                       REMEDIATION      SUPPORT      FABRICATION       TOTAL
                                        SERVICES        SERVICES      SERVICES      CONSOLIDATED
                                      -------------    ----------    -----------    ------------
1997
Contract income.....................     $12,125        $147,424       $60,929        $220,478
Operating income (loss) before
  depreciation and amortization.....        (514)         15,104        11,763          26,353
Depreciation and amortization.......         923           3,336         1,123           5,382
Capital expenditures during the
  year..............................         312           1,871         1,536           3,719
Identifiable assets.................       7,375         133,390        71,021         211,786
1996
Contract income.....................     $18,489        $ 94,584       $ 6,456        $119,529
Operating income before depreciation
  and amortization..................       3,123           6,701         1,886          11,710
Depreciation and amortization.......         699           1,063           470           2,232
Capital expenditures during the
  year..............................         516           1,336         6,155           8,007
Identifiable assets.................      25,702          58,028        20,754         104,484
1995
Contract income.....................     $ 5,362        $ 41,322       $    --        $ 46,684
Operating income (loss) before
  depreciation and amortization.....         (57)          4,471            --           4,414
Depreciation and amortization.......         214             893            --           1,107
Capital expenditures during the
  year..............................          54           1,675            --           1,729
Identifiable assets.................       5,507          25,554            --          31,061

                            AMERICAN ECO CORPORATION

     The following table provides information with respect to the geographic segmentation of the Company's business:

                                                                                  TOTAL
                                                     CANADA    UNITED STATES   CONSOLIDATED
                                                    --------   -------------   ------------
1997
Contract income...................................  $ 50,835     $169,643        $220,478
Operating income before depreciation and
  amortization....................................     7,728       18,625          26,353
Depreciation and amortization.....................     1,223        4,159           5,382
Capital expenditures during the year..............       124        3,595           3,719
Identifiable assets...............................   122,472       89,314         211,786
1996
Contract income...................................  $  6,509     $113,020        $119,529
Operating income before depreciation and
  amortization....................................        90       11,620          11,710
Depreciation and amortization.....................       166        2,066           2,232
Capital expenditures during the year..............     6,151        1,856           8,007
Identifiable assets...............................    20,988       50,789          71,777
1995
Contract income...................................        --     $ 46,684        $ 46,684
Operating income before depreciation and
  amortization....................................        --        4,414           4,414
Depreciation and amortization.....................        --        1,107           1,107
Capital expenditures during the year..............        --        1,729           1,729
Identifiable assets...............................        --       21,799          21,799

21. SIGNIFICANT TRANSACTIONS

     In November 1997, the Company sold its 50% ownership in MART to a third party for $14.0 million, payable quarterly over five years with interest at 10% per annum. During fiscal 1997, two of the Company's subsidiaries (SRS & United
Eco) sold equipment and provided services to MART. SRS sold to MART equipment for $4.0 million and United Eco provided construction, maintenance and operation services for approximately $6.6 million. MART is a state of the art thermal treatment facility which treats soils, sediments and other materials contaminated with hazardous and nonhazardous chemicals.

     The Consolidated Statement of Income includes revenue and direct costs of $24.6 million and $14.4 million, respectively resulting from these transactions.

22. SUBSEQUENT EVENT -- PROPOSED ACQUISITION OF DOMINION BRIDGE CORPORATION

     On February 20, 1998, the Company and Dominion Bridge Corporation entered into a non-binding Letter of Intent which provides for a) the purchase of $5.0 million of Dominion Bridge common stock by the Company, b) a working capital loan facility of up to $25.0 million to be provided by the Company to Dominion Bridge, c) the engagement of the Company to provide certain management services to Dominion Bridge, and d) the acquisition by the Company of the business and assets of Dominion Bridge.

     The purchase of $5.0 million dollars of Dominion Bridge stock was consummated on February 20, 1998.

     The proposed consideration for the acquisition is 7 1/2% convertible subordinated notes and the principal amount of $3.00 for each outstanding share of Dominion Bridge stock payable three years after closing and convertible into American Eco common shares at a conversion rate of $15.00 per share. Aggregate value of the acquisition, including debt assumed of $37.5 million would be approximately $135.0 million.

                            AMERICAN ECO CORPORATION

23. GUARANTOR FINANCIAL STATEMENT INFORMATION

     Set forth below are condensed consolidating financial statements of the Company (Parent), the Guarantor Subsidiaries and the Company on a consolidated basis.

CONSOLIDATING BALANCE SHEET
AT NOVEMBER 30, 1997
(UNITED STATES DOLLARS IN THOUSANDS)

                                     ASSETS

                                                 COMPANY     GUARANTOR
                                                 (PARENT)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                 --------   ------------   ------------   ------------
CURRENT ASSETS
Cash...........................................  $    146     $  1,113       $     --       $  1,259
Accounts receivable............................     1,370       48,979             --         50,349
Amounts receivable from subsidiaries...........    57,768      (57,768)            --             --
Current portion of notes receivable............    15,573        2,184             --         17,757
Costs and estimated earnings in excess of
  billings.....................................        --       13,145             --         13,145
Inventory......................................        --       18,079             --         18,079
Deferred income tax............................       855          278             --          1,133
Prepaid expenses and other current assets......     5,398        1,522             --          6,920
                                                 --------     --------       --------       --------
TOTAL CURRENT ASSETS...........................    81,110       27,532             --        108,642
                                                 --------     --------       --------       --------
PROPERTY, PLANT AND EQUIPMENT, net.............       837       32,186             --         33,023
                                                 --------     --------       --------       --------
OTHER ASSETS
Goodwill.......................................        --       30,484             --         30,484
Notes receivable...............................    28,578           --             --         28,578
Investments....................................    47,474        2,372        (40,704)         9,142
Other assets...................................        --        1,917             --          1,917
                                                 --------     --------       --------       --------
TOTAL OTHER ASSETS.............................    76,052       34,773        (40,704)        70,121
                                                 --------     --------       --------       --------
TOTAL ASSETS...................................  $157,999     $ 94,491       $(40,704)      $211,786
                                                 ========     ========       ========       ========
                                 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities.......  $  1,017     $ 27,383       $     --       $ 28,400
Notes payable..................................     8,334          570             --          8,904
Current portion of long-term debt..............     8,081           --             --          8,081
Billings in excess of costs and estimated
  earnings.....................................        --        3,350             --          3,350
                                                 --------     --------       --------       --------
TOTAL CURRENT LIABILITIES......................    17,432       31,303             --         48,735
                                                 --------     --------       --------       --------
LONG-TERM LIABILITIES
Long-term debt.................................    50,639        1,083             --         51,722
Deferred income tax liability..................     2,092        1,052             --          3,144
Other liabilities..............................        --        1,086             --          1,086
                                                 --------     --------       --------       --------
TOTAL LONG-TERM LIABILITIES....................    52,731        3,221             --         55,952
                                                 --------     --------       --------       --------
TOTAL LIABILITIES..............................    70,163       34,524             --        104,687
                                                 --------     --------       --------       --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
Share capital..................................    75,577           19            (19)        75,577
Contributed surplus............................     2,845       40,685        (40,685)         2,845
Cumulative foreign exchange....................    (1,401)        (110)            --         (1,511)
Retained earnings..............................    10,815       19,373             --         30,188
                                                 --------     --------       --------       --------
TOTAL SHAREHOLDERS' EQUITY.....................    87,836       59,967        (40,704)       107,099
                                                 --------     --------       --------       --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.....  $157,999     $ 94,491       $(40,704)      $211,786
                                                 ========     ========       ========       ========

                            AMERICAN ECO CORPORATION

CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED NOVEMBER 30, 1997
(UNITED STATES DOLLARS IN THOUSANDS)

                                                  COMPANY     GUARANTOR
                                                  (PARENT)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                  --------   ------------   ------------   ------------
REVENUE.........................................  $20,952      $199,526         $--          $220,478
                                                  -------      --------         ---          --------
COSTS AND EXPENSES
Direct costs of revenue.........................    9,858       153,024          --           162,882
Selling, general and administrative expenses....    1,989        29,254          --            31,243
Interest expense, net...........................    2,053         2,893          --             4,946
Depreciation and amortization...................      484         4,898          --             5,382
Gain on sale of assets and subsidiaries.........   (2,459)         (223)         --            (2,682)
Foreign exchange income.........................     (545)          (12)         --              (557)
                                                  -------      --------         ---          --------
                                                   11,380       189,834          --           201,214
                                                  -------      --------         ---          --------
INCOME BEFORE PROVISION FOR INCOME TAXES........    9,572         9,692          --            19,264
PROVISION FOR INCOME TAXES......................    2,100          (271)         --             1,829
                                                  -------      --------         ---          --------
NET INCOME......................................  $ 7,472      $  9,963         $--          $ 17,435
                                                  =======      ========         ===          ========

                            AMERICAN ECO CORPORATION

CONSOLIDATING STATEMENT OF CHANGES IN FINANCIAL POSITION
FOR THE YEAR ENDED NOVEMBER 30, 1997
(UNITED STATES DOLLARS IN THOUSANDS)

                                                            COMPANY     GUARANTOR
                                                            (PARENT)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                            --------   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income................................................  $  7,472     $  9,963         $--          $ 17,435
Adjustments to reconcile net income to net cash provided
  by operating activities:
Gain on sale of assets and subsidiaries...................    (2,459)        (223)         --            (2,682)
Depreciation and amortization.............................       484        4,898          --             5,382
Changes in deferred income taxes..........................     2,092         (263)         --             1,829
Noncash income, net.......................................       648         (323)         --               325
Change in accounts receivable.............................    (1,032)     (14,900)         --           (15,932)
Change in notes receivable................................   (14,000)          --          --           (14,000)
Change in costs and estimated earnings in excess of
  billings................................................        --       (7,824)         --            (7,824)
Change in inventory.......................................        --          106          --               106
Change in prepaid expenses................................     2,979       (1,555)         --             1,424
Change in accounts payable and accrued liabilities........      (372)      (4,151)         --            (4,523)
Change in billings in excess of costs and estimated
  earnings................................................        --         (458)         --              (458)
                                                            --------     --------         ---          --------
Net cash provided by (used in) operating activities.......    (4,188)     (14,730)         --           (18,918)
                                                            --------     --------         ---          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures......................................      (461)      (2,673)         --            (3,134)
Proceeds from sale of equipment...........................        --        3,448          --             3,448
Acquisition of business, net of cash acquired.............   (10,481)         (12)         --           (10,493)
Proceeds from notes receivable............................       775          221          --               996
Disbursements for notes receivables.......................    (5,436)       3,342          --            (2,094)
Increase in investment....................................    (1,277)          --          --            (1,277)
                                                            --------     --------         ---          --------
Net cash provided by (used in) investing activities.......   (16,880)       4,326          --           (12,554)
                                                            --------     --------         ---          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable...............................    33,500           --          --            33,500
Proceeds from long-term debt..............................    58,500           --          --            58,500
Principal payments on notes payable.......................   (15,834)     (37,362)         --           (53,196)
Principal payments on long-term debt......................        --       (7,607)         --            (7,607)
Proceeds from sales/leaseback.............................        --        4,000          --             4,000
Disbursements/receipts on intercompany debt...............   (50,762)      50,762          --                --
Debt issuance costs.......................................    (1,917)          --          --            (1,917)
Debenture issuance costs..................................        --           --          --                --
Stock issuance costs......................................    (2,479)          --          --            (2,479)
Issuance of common stock..................................     1,613           --          --             1,613
                                                            --------     --------         ---          --------
Net cash provided by financing activities.................    22,621        9,793          --            32,414
                                                            --------     --------         ---          --------
EFFECT OF FOREIGN EXCHANGE FLUCTUATIONS ON CASH...........    (1,401)       1,401          --                --
                                                            --------     --------         ---          --------
NET INCREASE IN CASH......................................       152          790          --               942
CASH AT BEGINNING OF PERIOD...............................        (6)         323          --               317
                                                            --------     --------         ---          --------
CASH AT END OF PERIOD.....................................  $    146     $  1,113         $--          $  1,259
                                                            ========     ========         ===          ========
Supplemental disclosure of cash flow information
  Cash payments for interest..............................     1,788        2,930          --             4,718
  Cash payments for income taxes..........................        --          281          --               281

Supplemental disclosure of noncash investing and financing activities

                                                             COMPANY   SUBSIDIARIES   ELIMINATION   CONSOLIDATED
                                                             -------   ------------   -----------   ------------
Notes receivable issued for sale of subsidiaries...........  11,000           --           --          11,000
Notes receivable increase to EIF through stock issuance....   7,784           --           --           7,784
Acquisition of subsidiaries through issuance of stock......   5,296           --           --           5,296
Debentures converted to stock..............................  21,500           --           --          21,500
Transfer of assets to/from parent and subsidiaries.........     (26)          26           --              --
Acquisition of equipment for notes payable.................      --           58           --              58
Transfer of investment from subsidiary to parent...........   1,000       (1,000)          --              --

                            AMERICAN ECO CORPORATION

CONSOLIDATING BALANCE SHEET
AT NOVEMBER 30, 1996
(UNITED STATES DOLLARS IN THOUSANDS)

                                                   COMPANY     GUARANTOR
                                                   (PARENT)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                   --------   ------------   ------------   ------------
                                                 ASSETS
CURRENT ASSETS
Cash.............................................  $    (6)     $    323       $     --       $    317
Accounts receivable..............................      338        20,760             --         21,098
Amounts receivable from subsidiaries.............   13,948       (13,948)            --             --
Current portion of notes receivable..............    6,509           186             --          6,695
Costs and estimated earnings in excess of
  billings.......................................       --         3,446             --          3,446
Inventory........................................       --        14,846             --         14,846
Deferred income tax..............................       --         1,393             --          1,393
Prepaid expenses and other current assets........    2,615         1,884             --          4,499
                                                   -------      --------       --------       --------
TOTAL CURRENT ASSETS.............................   23,404        28,890             --         52,294
                                                   -------      --------       --------       --------
PROPERTY, PLANT AND EQUIPMENT, net...............    1,282        23,917             --         25,199
                                                   -------      --------       --------       --------
OTHER ASSETS
Goodwill.........................................       --        18,969             --         18,969
Notes receivable.................................      280            --             --            280
Investments......................................   31,998           260        (24,613)         7,645
Other assets.....................................       97            --             --             97
                                                   -------      --------       --------       --------
TOTAL OTHER ASSETS...............................   32,375        19,229        (24,613)        26,991
                                                   -------      --------       --------       --------
TOTAL ASSETS.....................................  $57,061      $ 72,036       $(24,613)      $104,484
                                                   =======      ========       ========       ========

                                  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities.........  $ 1,389      $ 17,433       $     --       $ 18,822
Notes payable....................................   12,330         8,069             --         20,399
Current portion of long-term debt................       --         1,708             --          1,708
Billings in excess of costs and estimated
  earnings.......................................       --           419             --            419
                                                   -------      --------       --------       --------
TOTAL CURRENT LIABILITIES........................   13,719        27,629             --         41,348
                                                   -------      --------       --------       --------
LONG-TERM LIABILITIES
Long-term debt...................................       --         6,720             --          6,720
Deferred income tax liability....................       --         1,373             --          1,373
Other liabilities................................       --            --             --             --
                                                   -------      --------       --------       --------
TOTAL LONG-TERM LIABILITIES......................       --         8,093             --          8,093
                                                   -------      --------       --------       --------
TOTAL LIABILITIES................................   13,719        35,722             --         49,441
                                                   -------      --------       --------       --------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Share capital....................................   39,411             9             (9)        39,411
Share capital subscribed.........................       34            --             --             34
Contributed surplus..............................    2,845        24,604        (24,604)         2,845
Cumulative foreign exchange......................       --            --             --             --
Retained earnings................................    1,052        11,701             --         12,753
                                                   -------      --------       --------       --------
TOTAL SHAREHOLDERS' EQUITY.......................   43,342        36,314        (24,613)        55,043
                                                   -------      --------       --------       --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.......  $57,061      $ 72,036       $(24,613)      $104,484
                                                   =======      ========       ========       ========

                            AMERICAN ECO CORPORATION

CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED NOVEMBER 30, 1996
(UNITED STATES DOLLARS IN THOUSANDS)

                                                  COMPANY     GUARANTOR
                                                  (PARENT)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                  --------   ------------   ------------   ------------
REVENUE.........................................  $   622      $118,907         $--          $119,529
                                                  -------      --------         ---          --------
COSTS AND EXPENSES
Direct costs of revenue.........................       --        87,203          --            87,203
Selling, general and administrative expenses....   (1,797)       22,413          --            20,616
Interest expense, net...........................      314         1,433          --             1,747
Depreciation and amortization...................      123         2,109          --             2,232
Gain on sale of assets and subsidiaries.........       --            (2)         --                (2)
Foreign exchange income.........................     (137)          (84)         --              (221)
                                                  -------      --------         ---          --------
                                                   (1,497)      113,072          --           111,575
                                                  -------      --------         ---          --------
INCOME BEFORE PROVISION FOR INCOME TAXES........    2,119         5,835          --             7,954
RECOVERY OF INCOME TAXES........................       --          (809)         --              (809)
                                                  -------      --------         ---          --------
NET INCOME......................................  $ 2,119      $  6,644         $--          $  8,763
                                                  =======      ========         ===          ========

                            AMERICAN ECO CORPORATION

CONSOLIDATING STATEMENT OF CHANGES IN FINANCIAL POSITION
FOR THE YEAR ENDED NOVEMBER 30, 1996
(UNITED STATES DOLLARS IN THOUSANDS)

                                                        COMPANY     GUARANTOR
                                                        (PARENT)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                        --------   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................................  $  2,118     $ 6,645          $--          $  8,763
Adjustments to reconcile net income to net cash
  provided by operating activities:
Gain on sale of assets and subsidiaries...............        --          (2)          --                (2)
Depreciation and amortization.........................        19       2,213           --             2,232
Changes in deferred income taxes......................        --         490           --               490
Noncash income, net...................................     1,750      (1,750)          --                --
Change in certificate of deposit, restricted..........        --          (8)          --                (8)
Change in accounts receivable.........................       417      (2,240)          --            (1,823)
Change in notes receivable............................        --          --           --                --
Change in costs and estimated earnings in excess of
  billings............................................        --        (363)          --              (363)
Change in inventory...................................        --      (2,511)          --            (2,511)
Change in prepaid expenses............................      (867)        119           --              (748)
Change in accounts payable and accrued liabilities....     1,299      (3,611)          --            (2,312)
Change in billings in excess of costs and estimated
  earnings............................................        --          34           --                34
                                                        --------     -------          ---          --------
Net cash provided by (used in) operating activities...     4,736        (984)          --             3,752
                                                        --------     -------          ---          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures..................................    (1,288)     (3,515)          --            (4,803)
Proceeds from sale of equipment.......................        --          53           --                53
Acquisition of business, net of cash acquired.........        --        (568)          --              (568)
Proceeds from notes receivable........................       361       2,896           --             3,257
Disbursements for notes receivables...................    (6,759)     (1,591)          --            (8,350)
Increase in investment................................    (6,156)         --           --            (6,156)
                                                        --------     -------          ---          --------
Net cash provided by (used in) investing activities...   (13,842)     (2,725)          --           (16,567)
                                                        --------     -------          ---          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable...........................    13,000       1,920           --            14,920
Proceeds from long-term debt..........................        --         428           --               428
Principal payments on notes payable...................      (175)     (7,237)          --            (7,412)
Principal payments on long-term debt..................                (1,015)          --            (1,015)
Disbursements/receipts for intercompany debt..........      (972)        972           --                --
Deferred foreign exchange.............................        --          --           --                --
Debt issuance costs...................................        --          --           --                --
Debenture issuance costs..............................        --        (193)          --              (193)
Stock issuance costs..................................    (4,494)      4,494           --                --
Issuance of common stock..............................     1,743       3,763           --             5,506
                                                        --------     -------          ---          --------
Net cash provided by financing activities.............     9,102       3,132           --            12,234
                                                        --------     -------          ---          --------
EFFECT OF FOREIGN EXCHANGE FLUCTUATIONS ON CASH.......        --          --           --                --
                                                        --------     -------          ---          --------
NET INCREASE IN CASH..................................        (4)       (577)          --              (581)
CASH AT BEGINNING OF PERIOD...........................        (2)        900           --               898
                                                        --------     -------          ---          --------
CASH AT END OF PERIOD.................................  $     (6)    $   323          $--          $    317
                                                        ========     =======          ===          ========
Supplemental disclosure of cash flow information
  Cash payments for interest..........................       139       1,475           --             1,614
  Cash payments for income taxes......................        --         281           --               281

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

                                                        COMPANY    SUBSIDIARIES   ELIMINATION    CONSOLIDATED
                                                        --------   ------------   ------------   ------------
Increase in notes payable for insurance premiums......       655          --           --               655
Acquisition of subsidiaries through issuance of
  stock...............................................    27,269          --           --            27,269
Debentures converted to stock.........................     1,285          --           --             1,285

                            AMERICAN ECO CORPORATION

                           CONSOLIDATED BALANCE SHEET
                      (UNITED STATES DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                     ASSETS


                                                              MAY 31,     NOVEMBER 30,
                                                                1998          1997
                                                              --------    ------------
CURRENT ASSETS
  Cash......................................................  $ 37,618      $  1,259
  Accounts receivable, trade, less allowance for doubtful
     accounts of $1,509 in 1998 and $2,078 in 1997,
     respectively...........................................    53,750        50,349
  Current portion of notes receivable.......................    16,102        17,757
  Costs and estimated earnings in excess of billings........    20,922        13,145
  Inventory.................................................    19,526        18,079
  Deferred income tax.......................................     1,338         1,133
  Prepaid expenses and other current assets.................     6,911         6,920
                                                              --------      --------
          TOTAL CURRENT ASSETS..............................   156,167       108,642
                                                              --------      --------
PROPERTY, PLANT AND EQUIPMENT, net..........................    44,403        33,023
                                                              --------      --------
OTHER ASSETS
  Goodwill, net of accumulated amortization of $2,232 in
     1998 and $1,592 in 1997, respectively..................    31,357        30,484
  Notes receivable..........................................    27,312        28,578
  Investments...............................................    15,444         9,142
  Other assets..............................................     5,018         1,917
                                                              --------      --------
          TOTAL OTHER ASSETS................................    79,131        70,121
                                                              --------      --------
          TOTAL ASSETS......................................  $279,701      $211,786
                                                              ========      ========
                         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued liabilities..................  $ 31,441      $ 28,400
  Notes payable.............................................        --         8,904
  Current portion of long-term debt.........................       594         8,081
  Billings in excess of costs and estimated earnings........     3,023         3,350
                                                              --------      --------
          TOTAL CURRENT LIABILITIES.........................    35,058        48,735
                                                              --------      --------
LONG-TERM LIABILITIES
  Senior Notes..............................................   120,000            --
  Long-term debt............................................       779        51,722
  Deferred income tax liability.............................     3,196         3,144
  Other liabilities.........................................       814         1,086
                                                              --------      --------
          TOTAL LONG-TERM LIABILITIES.......................   124,789        55,952
                                                              --------      --------
          TOTAL LIABILITIES.................................   159,847       104,687
                                                              --------      --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Share capital.............................................    87,937        75,577
  Contributed surplus.......................................     2,845         2,845
  Cumulative foreign exchange...............................    (1,647)       (1,511)
  Retained earnings.........................................    30,719        30,188
                                                              --------      --------
          TOTAL SHAREHOLDERS' EQUITY........................   119,854       107,099
                                                              --------      --------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........  $279,701      $211,786
                                                              ========      ========


  The accompanying notes are an integral part of these consolidated financial statements.

                            AMERICAN ECO CORPORATION


                      CONSOLIDATED STATEMENT OF OPERATIONS


                   FOR THE THREE AND SIX MONTHS ENDED MAY 31,

                      (UNITED STATES DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                           THREE MONTHS ENDED MAY 31,    SIX MONTHS ENDED MAY 31,
                                           ---------------------------   -------------------------
                                               1998           1997          1998          1997
                                           ------------   ------------   -----------   -----------
REVENUE..................................  $    59,461    $    56,362    $   117,896   $   101,599
                                           -----------    -----------    -----------   -----------
COSTS AND EXPENSES
  Direct costs of revenue................       49,025         41,407         94,477        78,265
  Selling, general and administrative
     expenses............................        8,443          8,113         16,312        11,626
  Interest expense, net..................          910          1,448          1,670         1,864
  Loss on early extinguishment of debt...        2,400             --          2,400            --
  Depreciation and amortization..........        1,190            956          2,222         1,862
                                           -----------    -----------    -----------   -----------
                                                61,968         51,924        117,081        93,617
                                           -----------    -----------    -----------   -----------
INCOME (LOSS) BEFORE PROVISION FOR
  (RECOVERY OF) INCOME TAXES.............       (2,507)         4,438            815         7,982
PROVISION FOR (RECOVERY OF) INCOME
  TAXES..................................         (877)            --            285            --
                                           -----------    -----------    -----------   -----------
NET INCOME (LOSS)........................  $    (1,630)   $     4,438    $       530   $     7,982
                                           ===========    ===========    ===========   ===========
Earnings (loss) per common share
  Basic..................................  $     (0.08)   $      0.30    $      0.03   $      0.55
                                           ===========    ===========    ===========   ===========
  Fully diluted..........................  $     (0.08)   $      0.25    $      0.03   $      0.47
                                           ===========    ===========    ===========   ===========
Weighted average number of shares used in
  computing earnings (loss) per common
  share
  Basic..................................   20,604,111     14,816,802     20,295,522    14,624,864
                                           ===========    ===========    ===========   ===========
  Fully diluted..........................   20,604,111     20,107,079     20,295,522    18,716,184
                                           ===========    ===========    ===========   ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                            AMERICAN ECO CORPORATION

            CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION

                        FOR THE SIX MONTHS ENDED MAY 31,

                      (UNITED STATES DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                               1998        1997
                                                              -------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $   530    $  7,982
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Loss on early extinguishment of debt...................    2,400          --
     Depreciation and amortization..........................    2,222       1,863
     Changes in deferred income taxes.......................     (153)         --
     Changes in accounts receivable.........................   (3,151)     (4,630)
     Changes in costs and estimated earnings in excess of
      billing...............................................   (7,777)     (4,402)
     Change in inventory....................................   (1,447)         --
     Change in prepaid expenses and other current assets....   (2,462)         --
     Change in other assets.................................   (1,640)     (3,426)
     Change in accounts payable and accrued liabilities.....    3,041      (9,583)
     Change in billings in excess of costs and estimated
      earning...............................................     (327)      1,003
     Change in deferred gain and other liabilities..........     (272)       (566)
                                                              -------    --------
Net cash used in operating activities.......................   (9,036)    (11,759)
                                                              -------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................   (1,570)        683
  Acquisition of business, net of cash acquired.............       --      (5,210)
  Increase in goodwill......................................       --      (1,540)
  Proceeds from notes receivable............................    3,022      (2,978)
  Increase in investment....................................   (6,102)         --
                                                              -------    --------
Net cash used in investing activities.......................   (4,650)     (9,045)
                                                              -------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from senior notes................................  116,139          --
  Proceeds from notes payable...............................    3,500          --
  Proceeds from long-term debt..............................      408      21,118
  Principal payments on notes payable.......................  (58,838)         --
  Principal payments on long-term debt......................  (12,404)         --
  Stock issuance costs......................................      (18)         --
  Issuance of common stock..................................    1,394       5,056
                                                              -------    --------
Net cash provided by financing activities...................   50,181      26,174
                                                              -------    --------
EFFECT OF FOREIGN EXCHANGE FLUCTUATIONS ON CASH.............     (136)         --
                                                              -------    --------
NET INCREASE IN CASH........................................   36,359       5,370
CASH AT BEGINNING OF PERIOD.................................    1,259         317
                                                              -------    --------
CASH AT END OF PERIOD.......................................  $37,618    $  5,687
                                                              =======    ========


  The accompanying notes are an integral part of these consolidated financial statements.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


     The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation SX promulgated by the Securities and Exchange Commission. Such financial statements do not include all disclosures required by generally accepted accounting principles for annual financial statement reporting purposes. However, there has been no material change in the information disclosed in the Company's annual consolidated financial statements dated November 30, 1997, except as disclosed herein. Accordingly, the information contained herein should be read in conjunction with such annual consolidated financial statements and related disclosures. The accompanying financial statements reflect, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results for the interim periods presented. Results of operations for the three and six months ended May 31, 1998 are not necessarily indicative of results expected for an entire year. The November 30, 1997 balance sheet was derived from the audited financial statements but does not include all disclosures required by generally accepted accounting principles.



NOTE 1. INVENTORY



     The components of inventory at May 31, 1998 and November 30, 1997 are as follows:



                                                              MAY 31,   NOVEMBER 30,
                                                               1998         1997
                                                              -------   ------------
Raw Materials...............................................  $ 7,841     $ 6,358
Consumable Supplies.........................................    3,250       3,345
Finished Goods..............................................    8,435       8,376
                                                              -------     -------
                                                              $19,526     $18,079
                                                              =======     =======



NOTE 2. INCOME TAXES



     The accompanying consolidated financial statements reflect no provision for income taxes for the period ended May 31, 1997 due to the application of unrecorded net operating loss carry forwards.



NOTE 3. DOMINION BRIDGE CORPORATION



     On February 20, 1998, the Company and Dominion Bridge Corporation ("Dominion Bridge") entered into a non-binding Letter of Intent which provided for (a) the purchase of $5.0 million of Dominion Bridge common stock and warrants to purchase Dominion Bridge common stock by the Company, (b) a working capital loan facility of up to $25.0 million to be provided by the Company to Dominion Bridge, (c) the engagement of the Company to provide certain management services to Dominion Bridge, and (d) the acquisition by the Company of the business and assets of Dominion Bridge.



     The purchase of $5.0 million dollars of Dominion Bridge stock was consummated on February 20, 1998. The amount is included in the accompanying consolidated balance sheet under the caption "Investments". Michael E. McGinnis, Chairman and Chief Executive Officer of the Company, is also a member of the Board of Directors of Dominion Bridge.



     On March 23, 1998, the Company announced that it had withdrawn the Letter of Intent and terminated negotiations for any further transactions due to complexities of the transaction and the time constraints for its completion. The Company subsequently entered into a joint venture with a subsidiary of Dominion Bridge to perform certain contract work in connection with a gas pipeline project in Canada. In addition, the Company and a subsidiary of Dominion Bridge are participating in two additional contracts for the construction of two semi-submersible drilling vessels in Canada.



NOTE 4. US INDUSTRIAL SERVICES, INC. (FORMERLY EIF HOLDINGS, INC.)



     The Company had loaned money to US Industrial Services, Inc., a Delaware corporation ("US Industrial") (formerly, EIF Holdings, Inc., a Hawaii corporation), to a maximum amount of $20.0 million. On

February 18, 1998, the Company extended the maturity date of this line of credit to August 18, 1998. At May 31, 1998, the amount due from US Industrial was $17.9 million.



     On July 15, 1998, the Company exercised an option to convert $1 million of this indebtedness into one million common shares of US Industrial. In addition, on July 24, 1998, the Company sold the remaining US Industrial indebtedness to an unrelated third party for $5 million in cash plus a note for $12.9 million payable on January 29, 1999, together with interest at the rate of 10% per annum.



NOTE 5. LITIGATION



     At May 31, 1998, there were various claims and disputes incidental to the business. The Company believes that the disposition of all such claims and disputes, individually or in the aggregate, should not have a material adverse affect upon the Company's financial position, results of operations or cash flows.



NOTE 6. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES



     The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian Basis") which differ in certain respects from those principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with accounting practices generally accepted in the United States ("U.S. Basis").



     During May 1998, the Company completed the sale of $120 million of 9 5/8% Senior Notes. Upon completion of this sale, the Company extinguished its existing bank indebtedness resulting in a charge of $2.4 million. Under Canadian Basis, this charge is included in pretax earnings. Under U.S. Basis, however, this charge is presented as an extraordinary item, net of tax.



     On February 20, 1998, the Company purchased 1,923,077 shares of Dominion Bridge common stock for $5.0 million. Under Canadian Basis, this investment is accounted for as a long-term investment and the Company has determined that an other than temporary decline in value has not occurred in this investment as of May 31, 1998. Under U.S. Basis, the Company's investment in Dominion Bridge would be accounted for pursuant to Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS No. 115, the Company's investment in Dominion Bridge would be classified as an available-for-sale investment which would require the Company to carry the investment at its market value of $2.4 million at May 31, 1998 with the difference of $2.6 million from the Company's carrying value presented as an unrealized loss on marketable securities in shareholders' equity.



     In May 1998, the Company began a joint venture with a subsidiary of Dominion Bridge. Under Canadian Basis, this joint venture is accounted for using the proportionate consolidation method. Under U.S. Basis, the investment in the joint venture is accounted for using the equity method. While there is no impact on net income, under U.S. Basis the Company would not have recorded the revenues and cost of revenues of $1,029,000 and $871,000, respectively and instead would have recorded its proportionate interest in the net income of the joint venture.



     Under U.S. Basis, utilization of pre-acquisition net operating loss carryforwards should be credited to goodwill rather than as a reduction of the income tax provision, as in practice under Canadian Basis. Therefore, under U.S. Basis, the goodwill and income tax provision would have been adjusted by approximately $126,000 and $24,000 for the three and six months ended May 31, 1998, respectively, and by $888,000 and $1,603,000 for the three and six months ended May 31, 1997, respectively.



     During the six months ended May 31, 1997, the Company sold $19 million aggregate principal amount of convertible debentures (the "Debentures"). Under Canadian Basis, the total amount allocated to the conversion feature of approximately $3 million was being charged to interest expense over ten years. Had the U.S. Basis been followed, the $3 million would have been charged to interest expense immediately as the conversion feature of the Debentures were "in the money" and the Debentures were immediately convertible.

     During the first quarter of 1997, the Company commenced accounting for its investment in US Industrial pursuant to the equity method of accounting. Under Canadian Basis, the change is accounted for prospectively. Under U.S. Basis, however, this change is accounted for retroactively to when the Company first invested in US Industrial, resulting in an additional charge of approximately $1.5 million during the first six months of fiscal year 1997.



     The following is a reconciliation of revenues, pretax income and net income under Canadian Basis to U.S. Basis.



                                                 CANADIAN BASIS                              U.S. BASIS
                                     ---------------------------------------   ---------------------------------------
                                         3 MONTHS             6 MONTHS             3 MONTHS             6 MONTHS
                                     -----------------   -------------------   -----------------   -------------------
                                      1998      1997       1998       1997      1998      1997       1998       1997
                                     -------   -------   --------   --------   -------   -------   --------   --------
Revenues...........................  $59,461   $56,362   $117,896   $101,599   $58,432   $56,362   $116,867   $101,599
Pretax income......................   (2,507)    4,438        815      7,982      (107)    4,438      3,214      3,483
Income tax provision...............     (877)       --        285         --       (43)      888      1,269      1,603
Income (loss) before extraordinary
  item.............................   (1,630)    4,438        530      7,982       (64)    3,550      1,945      1,880
Extraordinary loss on
  extinguishment of debt...........       --        --         --         --    (1,440)       --     (1,440)        --
Net income (loss)..................  $(1,630)  $ 4,438   $    530   $  7,982   $(1,504)  $ 3,550   $    505   $  1,880



     Under U.S. Basis, basic and diluted earnings per share are calculated using the treasury stock method. The calculation of earnings per share under U.S. Basis is as follows:



                                                   3 MONTHS                    6 MONTHS
                                           -------------------------   -------------------------
                                              1998          1997          1998          1997
                                           -----------   -----------   -----------   -----------
Net income...............................  $    (1,504)  $     3,550   $       505   $     1,880
Net income per share
  Basic..................................  $     (0.07)  $      0.24   $     (0.02)  $      0.13
  Diluted................................  $     (0.07)  $      0.23   $     (0.02)  $      0.12
Weighted average number of shares
  Basic..................................   20,604,111    14,816,802    20,295,522    14,624,864
  Diluted................................   20,604,111    15,273,277    21,348,624    15,105,381



NOTE 7. SENIOR NOTES



     In May 1998, the Company completed placement of $120,000,000 of 9 5/8% Senior Notes that mature May 15, 2008. Interest on the notes is payable semi-annually in arrears on May 15, and November 15 of each year, commencing November 15, 1998. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after May 15, 2003, at specified redemption prices.



     The Notes are senior general unsecured obligations of the Company, ranking pari passu in right of payment with all other senior indebtedness of the Company and senior in right of payment to any subordinated indebtedness of the Company incurred in the future. The Indenture contains certain covenants that, among other things, will limit the ability of the Company and certain of its subsidiaries to incur additional indebtedness, pay dividends or make other distributions, purchase equity interest or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, issue or sell capital stock of subsidiaries, engage in sale-and-leaseback transactions, sell assets or enter into certain mergers or consolidations.



     The Company used proceeds of $71.2 million to repay credit facilities, other outstanding indebtedness and accrued interest associated with such indebtedness. The remainder of the net proceeds will be used for general corporate purposes, funding of joint venture start-up costs and future acquisitions. As a result of the refinancing, the Company recorded a $2.4 million charge for the early extinguishment of debt, primarily related to the prepaid financing costs of the bank debt.

================================================================================

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER COVERED BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Summary Information....................     1
Summary Historical and Pro Forma
  Financial Data.......................     8
Risk Factors...........................     9
Use of Proceeds........................    15
Capitalization.........................    16
The Exchange Offer.....................    17
Unaudited Pro Forma Financial
  Information..........................    26
Selected Historical Consolidated
  Financial Data.......................    31
Management's Discussion and Analysis of
  Results of Operations and Financial
  Condition............................    33
Business...............................    39
Management.............................    50
Certain Relationships and Related
  Transactions.........................    55
Security Ownership of Management and
  Principal Stockholders...............    56
Description of the Notes...............    57
Certain Tax Considerations.............    83
Plan of Distribution...................    86
Legal Matters..........................    87
Experts................................    87
Index to Consolidated Financial
  Statements...........................   F-1


================================================================================

================================================================================

                                  $120,000,000

                        [AMERICAN ECO CORPORATION LOGO]

                            AMERICAN ECO CORPORATION

  OFFER TO EXCHANGE ITS 9 5/8% SERIES B SENIOR NOTES DUE 2008, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF ITS OUTSTANDING 9 5/8%
                         SERIES A SENIOR NOTES DUE 2008

                              -------------------
                                   PROSPECTUS
                              -------------------

                                August   , 1998


================================================================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES



     (a) Exhibits



        EXHIBIT
         NUMBER                            DESCRIPTION OF EXHIBITS
        -------                            -----------------------
          12.2           -- Statement regarding computation of ratios.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            AMERICAN ECO CORPORATION


                                            By   /s/ MICHAEL E. MCGINNIS

                                             -----------------------------------
                                                     Michael E. McGinnis

                                                    Chairman of the Board

                                                 and Chief Executive Officer


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

               /s/ MICHAEL E. MCGINNIS                 Principal Executive
-----------------------------------------------------    Officer and Director
Michael E. McGinnis, Chairman of the Board and Chief
                  Executive Officer

                /s/ FRANK J. FRADELLA                  Principal Executive
-----------------------------------------------------    Officer and Director
  Frank J. Fradella, President and Chief Operating
                       Officer

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and
-----------------------------------------------------    Accounting Officer
 Bruce D. Tobecksen, Senior Vice President and Chief
                  Financial Officer

                 /s/ BARRY CRACOWER*                   Director                         August 10, 1998
-----------------------------------------------------
                   Barry Cracower

                /s/ WILLIAM A. DIMMA*                  Director
-----------------------------------------------------
                  William A. Dimma

              /s/ HON. DONALD R. GETTY*                Director
-----------------------------------------------------
                Hon. Donald R. Getty

                 /s/ JOHN C. PENNIE*                   Director
-----------------------------------------------------
                   John C. Pennie

                /s/ FRANCIS J. SORG*                   Director
-----------------------------------------------------
                   Francis J. Sorg



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            THE TURNER GROUP, INC.


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and          August 10, 1998
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

               /s/ MICHAEL E. MCGINNIS                 Director
-----------------------------------------------------
                 Michael E. McGinnis



*By: /s/ MICHAEL E. MCGINNIS

------------------------------------

        Michael E. McGinnis


          Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            C.A. TURNER CONSTRUCTION COMPANY


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                     TITLE                    DATE
                     ----------                                     -----                    ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and          August 10, 1998
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

                /s/ MATTHEW D. HILL*                   Director
-----------------------------------------------------
                   Matthew D. Hill



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            ACTION CONTRACT SERVICES, INC.


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                   TITLE                   DATE
                     ----------                                   -----                   ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer and Director
                   David L. Norris
                   Vice President
                                                                                       August 10,  1998

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            C.A. TURNER MAINTENANCE, INC.


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and          August 10, 1998
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

                /s/ MATTHEW D. HILL*                   Director
-----------------------------------------------------
                   Matthew D. Hill



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            H.E. CO. SERVICES, INC.


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and          August 10, 1998
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

                /s/ MATTHEW D. HILL*                   Director
-----------------------------------------------------
                   Matthew D. Hill



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            CAMBRIDGE CONSTRUCTION SERVICE CORP.


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer and Director
                   David L. Norris
                   Vice President
                                                                                        August 10, 1998

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            LAKE CHARLES CONSTRUCTION
                                            CORPORATION


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and          August 10, 1998
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

               /s/ MICHAEL E. MCGINNIS                 Director
-----------------------------------------------------
                 Michael E. McGinnis



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            UNITED ECO SYSTEMS, INC.


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                    DATE
                     ----------                                    -----                    ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer and Director
                   David L. Norris
                   Vice President
                                                                                       August 10, 1998

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            ECO SYSTEMS, INC.


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer and Director
                   David L. Norris
                   Vice President
                                                                                        August 10, 1998

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            MM INDUSTRA LIMITED


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and          August 10, 1998
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

               /s/ MICHAEL E. MCGINNIS                 Director
-----------------------------------------------------
                 Michael E. McGinnis



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            SEPARATION AND RECOVERY
                                            SYSTEMS, INC.


                                            By     /s/ JOSEPH DEFRANCO*

                                             -----------------------------------
                                                       Joseph DeFranco
                                                          President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ JOSEPH DEFRANCO*                   Principal Executive
-----------------------------------------------------    Officer and Director
                   Joseph DeFranco

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and          August 10, 1998
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

               /s/ MICHAEL E. MCGINNIS                 Director
-----------------------------------------------------
                 Michael E. McGinnis



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            INDUSTRA SERVICE CORPORATION


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

                   /s/ WILLI HAMM*                     Director                         August 10, 1998
-----------------------------------------------------
                     Willi Hamm

               /s/ MICHAEL E. MCGINNIS                 Director
-----------------------------------------------------
                 Michael E. McGinnis

                  /s/ JOHN PENNIE*                     Director
-----------------------------------------------------
                     John Pennie



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            SEPARATION AND RECOVERY SYSTEMS
                                            LIMITED


                                            By     /s/ JOSEPH DEFRANCO*

                                             -----------------------------------
                                                       Joseph DeFranco
                                                   Chairman and President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ JOSEPH DEFRANCO*                   Principal Executive
-----------------------------------------------------    Officer and Director
                   Joseph DeFranco

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and
-----------------------------------------------------    Accounting Officer             August 10, 1998
                 Bruce D. Tobecksen

               /s/ MICHAEL E. MCGINNIS                 Director
-----------------------------------------------------
                 Michael E. McGinnis



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                      INDUSTRA ENGINEERS & CONSULTANTS, INC.


                                      By        /s/ DAVID L. NORRIS*

                                        ----------------------------------------
                                                    David L. Norris
                                                     Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and          August 10, 1998
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

                   /s/ WILLI HAMM*                     Director
-----------------------------------------------------
                     Willi Hamm



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            INDUSTRA THERMAL SERVICE
                                            CORPORATION


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and          August 10, 1998
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

                   /s/ WILLI HAMM*                     Director
-----------------------------------------------------
                     Willi Hamm



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            NUS, INC.


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and          August 10, 1998
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

                   /s/ WILLI HAMM*                     Director
-----------------------------------------------------
                     Willi Hamm



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            INDUSTRA SERVICE CORP.


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and
-----------------------------------------------------    Accounting Officer             August 10, 1998
                 Bruce D. Tobecksen

                   /s/ WILLI HAMM*                     Director
-----------------------------------------------------
                     Willi Hamm

                  /s/ LARRY CUNDY*                     Director
-----------------------------------------------------
                     Larry Cundy



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            INDUSTRA, INC.


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer and Director
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and
-----------------------------------------------------    Accounting Officer             August 10, 1998
                 Bruce D. Tobecksen

                   /s/ WILLI HAMM*                     Director
-----------------------------------------------------
                     Willi Hamm

                  /s/ LARRY CUNDY*                     Director
-----------------------------------------------------
                     Larry Cundy



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            INDUSTRA THERMAL SERVICE CORP.


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and
-----------------------------------------------------    Accounting Officer             August 10, 1998
                 Bruce D. Tobecksen

                   /s/ WILLI HAMM*                     Director
-----------------------------------------------------
                     Willi Hamm

                  /s/ LARRY CUNDY*                     Director
-----------------------------------------------------
                     Larry Cundy



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            CHEMPOWER, INC.


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

              /s/ ERNEST M. ROCHESTER*                 Director                         August 10, 1998
-----------------------------------------------------
                 Ernest M. Rochester

               /s/ MICHAEL E. MCGINNIS                 Director
-----------------------------------------------------
                 Michael E. McGinnis

                 /s/ TOOMAS J. KUKK*                   Director
-----------------------------------------------------
                   Toomas J. Kukk



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            GLOBAL POWER COMPANY


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

                /s/ PATRICK F. BYRNE*                  Director                         August 10, 1998
-----------------------------------------------------
                  Patrick F. Byrne

                 /s/ ROBERT E. ROHR*                   Director
-----------------------------------------------------
                   Robert E. Rohr

                /s/ DALE C. CRUMLEY*                   Director
-----------------------------------------------------
                   Dale C. Crumley



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            BROOKFIELD CORPORATION


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer and Director
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and          August 10, 1998
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

                 /s/ ROBERT E. ROHR*                   Director
-----------------------------------------------------
                   Robert E. Rohr

                  /s/ DAN MARCHAK*                     Director
-----------------------------------------------------
                     Dan Marchak



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            SOUTHWICK CORPORATION


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and          August 10, 1998
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

                 /s/ JAMES G. OWENS*                   Director
-----------------------------------------------------
                   James G. Owens

                 /s/ TOOMAS J. KUKK*                   Director
-----------------------------------------------------
                   Toomas J. Kukk



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            CONTROLLED POWER LIMITED
                                            PARTNERSHIP


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                 Vice President of Southwick
                                                Corporation, General Partner


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
             Vice President of Southwick
            Corporation, General Partner

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and          August 10, 1998
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

                 /s/ JAMES G. OWENS*                   Director of Southwick
-----------------------------------------------------    Corporation, General
                   James G. Owens                        Partner

                 /s/ TOOMAS J. KUKK*                   Director of Southwick
-----------------------------------------------------    Corporation, General
                   Toomas J. Kukk                        Partner



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas.

     This registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            SPECIALITY MANAGEMENT GROUP, INC.


                                            By     /s/ DAVID L. NORRIS*

                                             -----------------------------------
                                                       David L. Norris
                                                       Vice President


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ DAVID L. NORRIS*                   Principal Executive
-----------------------------------------------------    Officer
                   David L. Norris
                   Vice President

               /s/ BRUCE D. TOBECKSEN*                 Principal Financial and          August 10, 1998
-----------------------------------------------------    Accounting Officer
                 Bruce D. Tobecksen

               /s/ MICHAEL E. MCGINNIS                 Director
-----------------------------------------------------
                 Michael E. McGinnis



*By:   /s/ MICHAEL E. MCGINNIS

     -------------------------------

           Michael E. McGinnis


            Attorney-in-Fact

                                 EXHIBIT INDEX


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          12.2           -- Statement regarding computation of ratios